Exhibit 99.3

CONVERSION VALUATION APPRAISAL REPORT

Prepared for:

Century Bank

Parma, Ohio

As Of:

November 30, 2007

Prepared By:

Keller & Company, Inc.

555 Metro Place North

Suite 524

Dublin, Ohio 43017

(614) 766-1426

KELLER & COMPANY

CONVERSION VALUATION APPRAISAL REPORT

Prepared for:

Century Bank

Parma, Ohio

As Of:

November 30, 2007

KELLER & COMPANY, INC.

Financial Institution Consultants

Investment and Financial Advisors

555 Metro Place North	614-766-1426
Suite 524	614-766-1459 (fax)
Dublin, Ohio 43017

December 21, 2007

Board of Directors

Century Bank

2640 Snow Road

Parma, Ohio 44134

To the Board:

We hereby submit an independent appraisal (“Appraisal”) of the pro forma market value of the to-be-issued stock of Century Commercial Bancorp, Inc. (the “Bancorp”), which is being formed as the holding company of Century Bank, Parma, Ohio, (“Century” or the “Bank”). Such stock is to be issued in connection with the application by the Bank to complete a stock offering, with the Bancorp to own all the shares of the Bank subsequent to the merger of Liberty Bank, N.A. with and into the Bank. As indicated in Exhibit 49 of this Appraisal, the shareholders of Liberty Bank, N.A. will be offered, in the aggregate, 1,946,563 shares of the Bancorp in conjunction with the merger; and the number shares of the Bancorp offered to the public will be 1,955,000, 2,300,000, 2,645,000 and 3,041,750 at the minimum, midpoint, maximum and maximum, as adjusted, respectively, of the valuation range. Exhibit 49 of this Appraisal also presents in detail the total number of shares to be issued at each valuation range, the respective number of shares issued to each shareholder group, the overall share allocation and the corresponding share values. This appraisal was prepared and provided to the Bank in accordance with the appraisal requirements of the Office of Thrift Supervision of the United States Department of the Treasury.

Keller & Company, Inc. is an independent, financial institution consulting firm that serves both thrift institutions and banks. The firm is a full-service consulting organization, as described in more detail in Exhibit A, specializing in business and strategic plans, stock valuations, conversion and reorganization appraisals, market studies and fairness opinions for thrift institutions and banks. The firm has affirmed its independence in this transaction with the preparation of its Affidavit of Independence, a copy of which is included as Exhibit C.

Our appraisal is based on the assumption that the data provided to us by Century Bank and Liberty Bank, N.A. and the material provided by the independent auditors, Crowe Chizek and Company LLC, are both accurate and complete. We did not verify the financial statements provided to us, nor did we conduct independent valuations of the Bank’s assets and liabilities.

Board of Directors

Century Bank

December 21, 2007

We have also used information from other public sources, but we cannot assure the accuracy of such material.

In the preparation of this appraisal, we held discussions with the management of the Bank, with the law firm of Silver, Freedman & Taff, LLP, the Bank’s conversion counsel, and with Crowe Chizek and Company LLC. Further, we viewed the Bancorp’s local economy and primary market area.

This valuation must not be considered to be a recommendation as to the purchase of stock in the Bancorp, and we can provide no guarantee or assurance that any person who purchases shares of the Bancorp’s stock will be able to later sell such shares at a price equivalent to the price designated in this appraisal.

Our valuation will be updated as required and will give consideration to any new developments in the Bancorp’s operation that have an impact on operations or financial condition. Further, we will give consideration to any changes in general market conditions and to specific changes in the market for publicly-traded thrift institutions. Based on the material impact of any such changes on the pro forma market value of the Bancorp as determined by this firm, we will make necessary adjustments to the Bancorp’s appraised value in such appraisal update.

It is our opinion that as of November 30, 2007, the pro forma market value or appraised value of Century Commercial Bancorp, Inc. was $42,465,630 at the midpoint of the valuation range, with a public offering of $23,000,000 or 2,300,000 shares at $10 per share.

Very truly yours,

KELLER & COMPANY, INC.

TABLE OF CONTENTS (cont.)

LIST OF EXHIBITS

NUMERICAL EXHIBITS		PAGE

1	Comparative Balance Sheets - Century Bank At September 30, 2007 and at December 31, 2006	82

la	Statement of Financial Condition - Liberty Bank - At September 30, 2007	83

2	Consolidated Balance Sheets - Century Bank At December 31, 2002 through 2005	84

2a	Statements of Financial Condition - Liberty Bank, At December 31, 2005 and 2006	85

3	Consolidated Statements of Income - Century Bank - For the Nine Months Ended September 30, 2006 and 2007, and For the Year Ended December 31, 2006	86

3a	Statements of Earnings - Liberty Bank - For the Nine Months Ended September 30, 2007	87

4	Consolidated Statements of Income - Century Bank - For the Years ended December 31, 2002 through 2005	88

4a	Statements of Earnings - Liberty Bank - For the Years Ended December 31, 2005 and 2006	89

5	Selected Financial Information - Century Bank	90

5a	Selected Financial Information - Liberty Bank	91

6	Income and Expense Trends - Century Bank	92

6a	Income and Expense Trends - Liberty Bank	93

7	Normalized Earnings Trends	94

8	Performance Indicators - Century Bank	95

8a	Performance Indicators - Liberty Bank	96

9	Volume/Rate Analysis - Century Bank	97

10	Yield and Cost Trends - Century Bank	98

11	Net Portfolio Value - Century Bank	99

12	Loan Portfolio Composition - Century Bank	100

13	Loan Maturity Schedule - Century Bank	101

14	Loan Originations and Purchases - Century Bank	102

15	Delinquent Loans - Century Bank	103

16	Nonperforming Assets - Century Bank	104

17	Allowance for Loan Losses - Century Bank	105

18	Investment Portfolio Composition - Century Bank	106

19	Mix of Deposits - Century Bank	107

20	Certificates by Rate and Maturity - Century Bank	108

21	Deposit Activity - Century Bank	109

22	Offices of Century Bank	110

23	Management of Century Bank	111

24	Key Demographic Data and Trends	112

LIST OF EXHIBITS

NUMERICAL EXHIBITS		PAGE

25	Key Housing Data	113

26	Major Sources of Employment	114

27	Unemployment Rates	115

28	Market Share of Deposits	116

29	National Interest Rates by Quarter	117

30	Thrift Stock Prices and Pricing Ratios	118

31	Key Financial Data and Ratios	125

32	Recent Standard Thrift Conversions	133

33	Acquisitions and Pending Acquisitions	134

34	Thrift Stock Prices and Pricing Ratios - Mutual Holding Companies	137

35	Key Financial Data and Ratios - Mutual Holding Companies	140

36	Balance Sheets Parameters - Comparable Group Selection	143

37	Operating Performance and Asset Quality Parameters - Comparable Group Selection	147

38	Balance Sheet Ratios - Final Comparable Group	151

39	Operating Performance and Asset Quality Ratios - Final Comparable Group	152

40	Balance Sheet Totals - Final Comparable Group	153

41	Balance Sheet - Asset Composition - Most Recent Quarter	154

42	Balance Sheet - Liability and Equity - Most Recent Quarter	155

43	Income and Expense Comparison - Trailing Four Quarters	156

44	Income and Expense Comparison as a Percent of Average Assets	157

45	Yields, Costs and Earnings Ratios	158

46	Dividends, Reserves and Supplemental Data	159

47	Comparable Group Pricing and Financial Ratios	160

48	Valuation Analysis and Conclusions	161

49	Conversion and Merger Share Data	162

50	Summary of Valuation Premium or Discount	163

51	Pro Forma Effect of Conversion Proceeds - Minimum	164

52	Pro Forma Effect of Conversion Proceeds - Midpoint	165

53	Pro Forma Effect of Conversion Proceeds - Maximum	166

54	Pro Forma Effect of Conversion Proceeds - Maximum, as Adjusted	167

ALPHABETICAL EXHIBITS

A	Background and Qualifications	168

B	RB 20 Certification	171

C	Affidavit of Independence	172

INTRODUCTION

Keller & Company, Inc. is an independent appraisal firm for financial institutions and has prepared this Conversion Valuation Appraisal Report (“Report”) to provide the pro forma market value of the to-be-issued common stock of Century Commercial Bancorp, Inc. (the “Bancorp”). The Bancorp is offering common stock in connection with the application by Century Bank (“Century” or the “Bank”), Parma, Ohio, for approval to convert from a federally-chartered mutual savings bank to a federally-chartered stock savings bank. In association with Century’s proposed mutual-to-stock conversion, it intends to acquire, by merger, Liberty Bank, N.A. (“Liberty”), Twinsburg, Ohio. In addition to the shares the Bancorp is selling in the mutual-to-stock conversion offering, it will issue additional shares to shareholders of Liberty in connection with the merger. The shareholders of Liberty may elect to exchange each share of Liberty for $45.00 in cash or 4.5 shares of Bancorp common stock, or a combination thereof, subject to the election and proration procedures set forth in the Merger Agreement, which provides that 50 percent of the outstanding Liberty common stock must, in the aggregate, be exchanged for common stock of the Bancorp.

The Application is being filed with the Office of Thrift Supervision (“OTS”) of the Department of the Treasury and the Securities and Exchange Commission (“SEC”). Such Application for Conversion has been reviewed by us, including the Prospectus and related documents, and discussed with the Bank’s management and the Bank’s conversion counsel, Silver, Freedman & Taff, LLP, Washington, D.C.

This conversion appraisal was prepared based on the guidelines provided by OTS entitled “Guidelines for Appraisal Reports for the Valuation of Savings Institutions Converting from the Mutual to Stock Form of Organization”, in accordance with the OTS application requirements of Regulation §563b and the OTS’s Revised Guidelines for Appraisal Reports, and represents a full appraisal report. The Report provides detailed exhibits based on the Revised Guidelines and a discussion on each of the fourteen factors that need to be considered. Our valuation will be updated in accordance with the Revised Guidelines and will consider any changes in market conditions for thrift institutions.

Introduction (cont.)

The pro forma market value is defined as the price at which the stock of the Bancorp after conversion and recognizing the planned merger would change hands between a typical willing buyer and a typical willing seller when the former is not under any compulsion to buy and the latter is not under any compulsion to sell, and with both parties having reasonable knowledge of relevant facts in an arm’s-length transaction. The appraisal assumes the Bank is a going concern and that the shares issued by the Bancorp in the conversion are sold in noncontrol blocks.

In preparing this conversion appraisal, we have reviewed the financial statements for the five fiscal years ended December 31, 2002 through 2006, and unaudited financials for the nine months ended September 30, 2006 and 2007, for Century and discussed them with Century’s management and with Century’s independent auditors, Crowe Chizek and Company LLC, Cleveland, Ohio. We have also reviewed the financial statements for the five fiscal years ended December 31, 2002 through 2006, and the unaudited financials for the nine months ended September 30, 2006 and 2007, for Liberty and discussed them with Liberty’s management and Liberty’s auditors, Maloney + Novotny, Cleveland, Ohio. We have also discussed and reviewed with management of Century and Liberty other financial matters and have reviewed internal projections. We have reviewed the Bancorp’s preliminary Form S-l and discussed them with management and with their conversion counsel.

We have visited Century’s and Liberty’s offices and have traveled the surrounding areas. We have studied the economic and demographic characteristics of the primary market area, and analyzed Century’s and Liberty’s primary market areas relative to Ohio and the United States. We have also examined the competitive market within which each institution operates, giving consideration to each area’s numerous financial institution offices, mortgage banking offices, and credit union offices and other key market area characteristics, both positive and negative.

Introduction (cont.)

We have given consideration to the market conditions for securities in general and for publicly-traded thrift stocks and publicly-traded banks in particular. We have examined the performance of selected publicly-traded thrift institutions and compared the performance of Century and Liberty to those selected institutions with a focus on Century.

Our valuation is not intended to represent and must not be interpreted to be a recommendation of any kind as to the desirability of purchasing the to-be-outstanding shares of common stock of the Bancorp. Giving consideration to the fact that this appraisal is based on numerous factors that can change over time, we can provide no assurance that any person who purchases the stock of the Bancorp in the stock offering in this mutual-to-stock conversion will subsequently be able to sell such shares at prices similar to the pro forma market value of the Bancorp as determined in this conversion appraisal.

I.	DESCRIPTION OF THE CENTURY BANK AND LIBERTY BANK

GENERAL

Century was chartered in 1919 as an Ohio chartered mutual savings and loan association. The Bank operates five full-service offices in Parma, Garfield Heights, Concord, North Royalton and Brunswick. Liberty Bank was founded in 1990 as a national chartered commercial bank and currently operates three full-service offices Beachwood, Solon, and Twinsburg.

Century conducts its business from its main office and four branches with three offices located in Cuyahoga County, one in Medina County and one in Lake County. The Bank’s primary market area is focused on Cuyahoga County, northern Medina County and central Lake County where its offices are located, and extends into the surrounding areas in each county.

Liberty conducts its business from its main office and two branches with its main office and Solon branch in Cuyahoga County and its Twinsburg branch located in Summit County. Liberty’s market area is focused on Cuyahoga County and Summit County, both located in northeastern Ohio.

Century’s and Liberty’s deposits are insured up to applicable limits by the Federal Deposit Insurance Corporation (“FDIC”) in the Deposit Insurance Fund (“DIF”). Century and Liberty are also subject to certain reserve requirements of the Board of Governors of the Federal Reserve Bank (the “FRB”). Century and Liberty are members of the Federal Home Loan Bank (the “FHLB”) of Cincinnati and are regulated by the OTS and the Office of the Comptroller of the Currency, respectively. As of September 30, 2007, Century had assets of $146,077,000, deposits of $129,495,000 and equity of $15,534,000. Liberty had assets of $227,965,000, deposits of $205,460,000 and equity of $20,141,000.

Century is a community-oriented institution which has been principally engaged in the business of serving the financial needs of the public in its local communities and throughout its

General (cont.)

primary market area. Century has been involved in the origination of residential mortgage loans secured by one- to four-family dwellings, which represented 26.8 percent of its loan originations during the nine months ended September 30, 2007, and a lesser 20.8 percent of its loan originations during fiscal year 2006.

Commercial real estate loan originations represented a strong 31.2 percent and 49.2 percent of total originations for the same respective time periods. At September 30, 2007, 42.8 percent of its gross loans consisted of residential real estate loans on one- to four-family dwellings, excluding construction loans, compared to a much higher 76.7 percent at December 31, 2002, with the sources of funds being retail deposits from residents in its local communities and equity. The Bank is also an originator of commercial real estate loans, construction and development loans, home equity loans and consumer loans. Consumer loans consist of loans on deposits accounts, automobile loans, education and other personal loans.

Liberty has focused its lending activity on education loans which represented 49.1 percent of Liberty’s loan portfolio at September 30, 2007, with consumer loans responsible for 88.8 percent of loan originations for the fiscal year ended June 30, 2006.

The Bank had $29.4 million, or 37.1 percent of its assets in cash and investments excluding FHLB stock which totaled $1.2 million or 0.8 percent of assets. The Bank had $232,000 of its investments in mortgage-backed and related securities representing 0.2 percent of assets. Deposits and equity have been the primary sources of funds for the Bank’s lending and investment activities. The Bank has not maintained FHLB advances.

Liberty had a larger $65.6 million in cash, investments and mortgage-backed securities at September 30, 2007, representing 28.8 percent of assets.

The total amount of stock to be sold to the public by the Bancorp in the offering will be $23,000,000 or 2,300,000 shares at $10 per share based on the midpoint of the appraised value

General (cont.)

of $42.9 million, representing 53.6 percent of the total value, including the $19,466,000 or 1,946,600 shares issued to the shareholders of Liberty. The net conversion proceeds will be $21.7 million, reflecting conversion expenses of approximately $1,287,000. The actual cash proceeds to Century of $10.86 million will represent 50.0 percent of the net conversion proceeds, excluding the $19.5 million exchanged to the shareholders of Liberty. The ESOP will represent 7.0 percent of the valuation, or 297,300 shares at $10 per share, representing $2,973,000. The Bancorp can use its proceeds to fund the ESOP, to purchase short- and intermediate-term government or federal agency securities or to invest in short-term deposits, to pay dividends, etc., and will use part of its proceeds to fund the cash portion of the acquisition of Liberty.

Century has seen a modest deposit increase over the past four fiscal years with deposits increasing 16.1 percent from December 31, 2002, to December 31, 2006, or an average of 4.0 percent per year, and from December 31, 2006, to September 30, 2007, deposits decreased by 2.1 percent, compared to a 8.8 percent growth rate in fiscal 2006. Century has focused on commercial real estate loan activity during the past five years, monitoring its net interest margin, noninterest expenses and earnings and maintaining its equity to assets ratio. Equity to assets increased noticeably from 9.64 percent of assets at December 31, 2002, to 10.35 percent at September 30, 2007, due to overall stable earnings combined with a modest increase in assets.

Liberty’s deposits increased from 2002 to 2006 by a strong 312.1 percent or 78.0 percent, annually. From December 31, 2006, to September 30, 2007, deposits increased 29.5 percent compared to a 33.6 percent increase in fiscal 2006. Liberty’s equity to asset ratio has decreased from 14.8 percent at December 31, 2002, to 8.8 percent at September 30, 2007.

Century’s primary lending strategy has shifted from a focus on the origination of one-to four-family loans to the origination of commercial real estate loans and the origination of construction and development loans.

General (cont.)

Century’s share of one-to four-family mortgage loans has decreased noticeably, from 76.7 percent of gross loans at December 31, 2002, to 42.8 percent as of September 30, 2007. Commercial real estate loans increased from 2.8 percent of loans to 18.0 percent from December 31, 2002, to September 30, 2007, respectively, while construction or development loans increased from 11.9 percent to 29.5 percent during the same time period. All types of real estate loans as a group increased slightly from 99.75 percent of gross loans at December 31, 2002, to 99.92 percent at September 30, 2007. The increase in real estate loans was offset by Century’s decrease in consumer loans. Century’s share of consumer loans witnessed a decrease in their share of loans from 0.25 percent at December 31, 2002, to 0.08 percent at September 30, 2007.

Management’s internal strategy has also included continued emphasis on maintaining an adequate and appropriate allowance for loan losses relative to loans and nonperforming assets in recognition of the more stringent requirements within the industry to establish and maintain an adequate level of general valuation allowances. At December 31, 2002, Century had $257,000 in its loan loss allowance or 0.35 percent of gross loans and 356.0 percent of nonperforming loans, which increased to $702,000 and represented a higher 0.59 percent of gross loans but a lower 40.6 percent of nonperforming loans at September 30, 2007.

Liberty’s share of one- to four-family loans was a minimal 8.80 percent at September 30, 2007, decreasing from 20.8 percent at December 31, 2002. Commercial real estate loans represented 19.3 percent of loans at September 30, 2007, declining from 22.7 percent at December 31, 2002. Real estate loans represented a lower 28.1 percent of loans at September 30, 2007, decreasing from 43.6 percent at December 31, 2002. Consumer loans were comprised of home equity loans, education loans, credit card loans and other loans and represented 53.4 percent of gross loans at September 30, 2007, up from 23.0 percent at December 31, 2002. Commercial business loans represented 18.5 percent of gross loans at September 30, 2007, down from 33.5 percent at December 31, 2002.

General (cont.)

Interest income from loans and investments has been the basis of earnings with the net interest margin being the key determinant of net earnings but a greater emphasis on noninterest income. With a dependence on net interest margin for earnings, current management will focus on continuing to strengthen Century’s net interest margin without undertaking excessive credit risk combined with maintaining Century’s minimal interest risk position and continuing to strive to increase noninterest income.

PERFORMANCE OVERVIEW

Century’s financial position at year end December 31, 2002 through September 30, 2007, is shown in Exhibits 1 through 4. Exhibit 5 provides selected financial data at December 31, 2002, through 2006 and at September 30, 2007, for Century. Century has focused on increasing its asset base, strengthening its equity ratio, growing its deposit base and increasing its share of loans. The impact of these trends, recognizing the trend in interest rates, has resulted in a positive change in net interest rate spread from 2.06 percent at December 31, 2002, to 2.57 percent at September 30, 2007. Century has experienced a modest increase in assets from December 31, 2002, through September 30, 2007, with a similar increase in deposits, a moderate increase in loans and a modest increase in the dollar level of equity over the past five periods and in the share of equity.

Liberty’s financial position at year end Decmeber 31, 2002 through 2006, and at September 30, 2007, is shown in Exhibits l(a) through 4(a). Exhibit 5(a) shows selected financial data for Liberty at December 31, 2002, through September 30, 2007. Liberty has experienced a strong increase in assets and deposits from December 31, 2002, through September 30, 2007, well exceeding Century’s change in assets and deposits. Such trend for Liberty has resulted in an increase in net interest spread from 2.90 percent in 2002 to 3.34 percent through 2006 and 3.46 percent, year-to-date 2007. Liberty also experienced a strong

Performance Overview (cont.)

increase in loans and has experienced a decrease in its equity to asset ratio from December 31, 2002, to September 30, 2007, due to its strong growth in loans and assets.

Century witnessed a total increase in assets of $18.6 million or 14.6 percent for the period of December 31, 2002, to September 30, 2007, representing an average annual increase in assets of 3.1 percent. For the year ended December 31, 2006, assets increased $11.6 million or 8.5 percent. Over the past four fiscal periods, Century experienced its largest dollar rise in assets of $11.6 million in fiscal year 2006, which represented a moderate 8.5 percent increase in assets funded by a rise in deposits of $10.7 million.

Liberty experienced an increase in assets of $179.0 million or 365.8 percent from December 31, 2002, through September 30, 2007. The largest annual increase was an increase in assets of $66.5 million in 2005 with a $68.6 million increase in deposits in 2005 and a $2.2 million decrease in borrowed funds.

Century’s net loan portfolio, including mortgage loans and nonmortgage loans, increased from $72.4 million at December 31, 2002, to $110.2 million at September 30, 2007, and represented a total increase of $37.8 million, or 52.2 percent. The average annual percentage increase during that period was 11.0 percent. For the nine months ended September 30, 2007, loans increased $8.1 million or 7.9 percent.

Liberty’s net loan portfolio increased by a strong $116.7 million or 302.5 percent from December 31, 2002, through September 30, 2007, representing an average annual increase of 63.6 percent.

Century has pursued obtaining funds strictly through deposits in accordance with the demand for loans. Its competitive rates for deposits in its local market in conjunction with its focus on service have been the sources for attracting retail deposits. Deposits increased $15.5 million or 13.6 percent from December 31, 2002 to September 30, 2007, with an average annual

Performance Overview (cont.)

rate of increase of 2.9 percent. Century’s largest fiscal year deposit growth was in 2006, when deposits increased $10.7 million or a moderate 8.8 percent.

Liberty has also obtained its funds primarily through deposits with minimal FHLB advances. Deposits increased $167.0 million from December 31, 2002 through September 30, 2007, representing a strong 433.7 percent increase or an annual average of 91.3 percent. Liberty’s FHLB advances were zero at September 30, 2007. FHLB advances were $3.0 million or 6.1 percent of assets at December 31, 2002.

Century has been able to increase its dollar equity each fiscal year from 2002 through 2006. At December 31, 2002, Century had equity of $12.3 million, representing a 9.64 percent equity to assets ratio and then it increased to $15.5 million at September 30, 2007, representing a higher 10.63 percent equity to assets ratio. The overall rise in the equity to assets ratio from December 31, 2002 to September 30, 2007, is the result of the Bank’s moderate earnings performance impacted by its modest increase in assets. The dollar equity increased 26.5 percent from December 31, 2002, to September 30, 2007, representing an average annual increase of 5.6 percent.

Liberty has witnessed an increase in its dollar equity in three of the past four years with a total dollar increase of 154.4 percent or an average of 38.6 percent a year. The dollar increase is the result of Liberty’s moderate earnings with its equity to asset ratio impacted by its secondary stock offering in 2004. Liberty’s equity ratio decreased from 14.84 percent at December 31, 2002, to 8.84 percent at September 30, 2007, due to Liberty’s strong growth in assets.

INCOME AND EXPENSE

Exhibit 6 presents selected operating data for Century, reflecting its income and expense trends, and Exhibit 6(a) provides selected operating data for Liberty. These tables provide key income and expense figures in dollars for the fiscal years of 2002 through 2006 and for the nine months ended September 30, 2007, for Century and Liberty.

Century witnessed an overall increase in its interest income from 2002 to 2006, due to the Bank’s increase in total loans. Interest income was $6.6 million in 2002 and a lower $6.2 million in 2003. This trend continued in 2004 and then reversed, resulting in increases in 2005 and 2006. For the year ended December 31, 2006, interest income was $8.7 million, compared to a lower $6.6 million in 2002. Interest income was $6.9 million for the nine months ended September 30, 2007, or $9.2 million on an annual basis, modestly higher than fiscal 2006.

Liberty witnessed a strong increase in interest income from 2002 through 2006. Interest income was $2.7 million in 2002 and a much larger $9.6 million in 2006, rising from $5.3 million in 2005. Interest income was $10.7 million for the nine months ended September 30, 2007, or $14.3 million on an annual basis, indicating an increase from $9.6 million in 2006.

Century’s interest expense experienced a similar trend with an overall increase from fiscal year 2002 to 2006, with a larger increase in 2006. Interest expense decreased $870,000 or 22.3 percent from 2002 to 2003, compared to a lesser dollar increase in interest income of $375,000 or 5.7 percent increase for the same time period. Interest expense then decreased $433,000 or 16.6 percent from 2003 to 2004, compared to a decrease in interest income of $182,000 or 2.9 percent. The increase in interest income in 2005, notwithstanding the increase in interest expense, resulted in a larger dollar increase in annual net interest income of $842,000 or 24.4 percent for the fiscal year ended December 31, 2005, and a modest increase in net interest margin. Interest expense increased $1,329,000 or 43.8 percent in 2006, compared to a larger $1,416,000 increase in interest income and a modest increase in net interest margin. Net interest income increased from $2.7 million in 2002, to $4.4 million in 2006. For the nine months ended September 30, 2007, interest expense was $3,727,000, or $4,969,000, annualized,

Income and Expense (cont.)

representing an increase from $4,366,000 in 2006. Interest income was $6,904,000 or $9,204,000, annualized, resulting in net interest income $3,177,000 or $4,236,000, annualized.

Liberty experienced a similar trend regarding interest income, interest expense and net interest spread. Net interest spread increased in 2006 for Liberty and continued to increase in the nine months ended September 30, 2007.

Century has made provisions for loan losses in the most recent four of the past five fiscal years of 2002 through 2006 and in the nine months ended September 30, 2007. The amounts of those provisions were determined in recognition of the Bank’s nonperforming assets, charge-offs, any repossessed assets, the Bank’s change in lending activity, and industry norms. The loan loss provisions were $86,000 in 2003, $160,000 in 2004, $75,000 in 2005, $10,000 in 2006, and $192,000 in the nine months ended September 30, 2007. The impact of these loan loss provisions has been to provide Century with a general valuation allowance of $702,000 at September 30, 2007, or 0.59 percent of gross loans and 40.6 percent of nonperforming loans.

Liberty made provisions in each of the past five fiscal years and in the nine months ended September 30, 2007, resulting in a large increase in its allowance for loan losses from $393,000 at December 31, 2002, to $1,952,000 at September 30, 2007. Liberty’s ratio of allowance for loan losses to loans increased to 1.24 percent at September 30, 2007, and its ratio of allowance for loan losses to nonperforming loans increased to 140.1 percent at September 30, 2007.

Total other income or noninterest income indicated a somewhat volatile trend from fiscal year 2002 through 2006 with a decrease from 2002 to 2003, from 2004 to 2005, and then a decrease in the nine months ended September 30, 2007. The highest annual noninterest income was in fiscal year 2003 at $1,048,000 or 0.82 percent of assets, including $312,000 in gains on the sale of loans. The lowest level of noninterest income was $328,000 in 2005, representing 0.24 percent of assets. The average noninterest income for the past five fiscal years

Income and Expense (cont.)

was $518,000 or 0.39 percent of average assets. Noninterest income consists primarily of fees and charges, gains on loan sales, gains on the sale of investments and other income.

Century’s general and administrative expenses or noninterest expenses increased from $2.4 million for the fiscal year of 2002 to $3.6 million for the fiscal year of 2006 and was $2.9 million for the nine months ended September 30, 2007, or $3.9 million, annualized. The largest dollar increase in noninterest expenses was $521,000 from 2005 to 2006 or 17.1 percent. This larger increase in noninterest expenses was due primarily to Century’s rise in staffing and related costs. Noninterest expenses to assets were also higher in 2005. On a percent of average assets basis, operating expenses increased from 1.89 percent of average assets for the fiscal year ended December 31, 2002, to 2.44 percent for the fiscal year ended December 31, 2006. For the nine months ended September 30, 2007, noninterest expenses to average assets were an even higher 2.65 percent.

The net earnings position of Century has indicated overall stable earnings from 2002 to 2006. The annual net income figures for the fiscal years of 2002 to 2006 were $940,000, $732,000, $581,000, $1,017,000 and $779,000, respectively, representing returns on average assets of 0.75 percent, 0.57 percent, 0.45 percent, 0.76 percent and 0.55 percent for fiscal years 2002 through 2006, respectively. The Bank had net income of $136,000 for the nine months ended September 30, 2007, representing a return on average assets of 0.09 percent.

The net earnings position of Liberty indicated a volatile trend from 2002 to 2006. Liberty’s return on average assets increased from 0.08 percent in 2002 to 0.58 percent in 2006. Liberty had earnings of $1,318,000 in the nine months ended September 30, 2007, representing a return on average assets of 0.87 percent.

Exhibit 7 provides Century’s normalized earnings or core earnings for the twelve months ended September 30, 2007, and core earnings for Century and Liberty combined recognizing the merger adjustments. The Bank’s normalized earnings eliminate any

Income and Expense (cont.)

nonrecurring income and expense items. There was an adjustment to income to reduce the Bank’s gains on the sale of investments, and there was an adjustment to reflect the net costs related to the merger.

The key performance indicators comprised of selected performance ratios, asset quality ratios and capital ratios are shown in Exhibits 8 and 8(a) to reflect the results of performance for Century and Liberty. The Bank’s return on assets decreased from 0.75 percent in 2002 to 0.55 percent in fiscal year 2006 and then decreased to 0.09 percent in the nine months ended September 30, 2007, compared to 0.44 percent in the nine months ended September 30, 2006, annualized.

Liberty’s return on assets indicated a rising trend. Liberty’s return on average assets increased from 0.08 percent in 2002 to 0.58 percent in 2006 and then increased to 0.87 percent in the nine months ended September 30, 2007, annualized.

Century’s net interest rate margin decreased from 2.18 percent in 2002 to 2.16 percent in 2003, then increased to 2.58 percent in 2004, to 3.15 percent in fiscal year 2005, and then decreased to 3.06 percent in fiscal 2006, and then decreased to 3.04 percent in the nine months ended September 30, 2007, annualized. The Bank’s net interest spread indicated a similar overall trend, increasing from 2.08 percent in 2002 to 2.09 percent in 2003 and then increased to 2.54 percent in 2004, rising to 2.87 percent in fiscal year 2005, decreasing to 2.74 percent in fiscal year 2006, and then decreasing to 2.65 percent in the nine months ended September 30, 2007, annualized. Century’s average net interest rate spread increased 66 basis points from 2002 to 2006 to 2.74 percent in 2006 from 2.08 percent in 2002 and then decreased 9 basis points in the nine months ended September 30, 2007, annualized. The Bank’s net interest margin followed a similar trend, rising 88 basis points to 3.06 percent in 2006 from 2.18 percent in 2002 and then decreased 2 basis points in the nine months ended September 30, 2007, annualized.

Income and Expense (cont.)

Century’s return on average equity decreased from 2002 to 2006 and decreased further in the nine months ended September 30, 2007. The return on average equity decreased from 7.96 percent in 2002 to 5.19 percent in fiscal year 2006 and then decreased to 1.17 percent in the nine months ended September 30, 2007. Liberty’s return on average equity increased from 2002 to 2006 and then increased in the nine months ended September 30, 2007. The return on average equity for Liberty increased from 0.53 percent in 2002 to 6.74 percent in 2006 and then increased to 9.16 percent in the nine months ended September 30, 2007.

Century’s ratio of interest-earning assets to interest-bearing liabilities increased slightly from 109.00 percent at December 31, 2002, to 110.68 percent at September 30, 2007. Liberty’s ratio of interest-earning assets to interest-bearing liabilities decreased from 138.00 percent at December 31, 2002, to 116.00 percent at September 30, 2007.

Century’s ratio of noninterest expenses to average assets increased from 1.89 percent in fiscal year 2002 to a higher 2.44 percent in fiscal year 2006, due to the Bank’s higher compensation costs and increased further to 2.65 percent in the nine months ended September 30, 2007. Liberty’s noninterest expense to average assets ratio decreased from 3.70 percent in 2002 to 3.04 percent in 2006 and then decreased to 2.03 percent in the nine months ended September 30, 2007, annualized. Another key noninterest expense ratio reflecting efficiency of operation is the ratio of noninterest expenses to noninterest income plus net interest income referred to as the “efficiency ratio.” The industry norm is 59.2 percent with the lower the ratio indicating higher efficiency. Century has been characterized with a modestly lower level of efficiency, historically, reflected in its modestly higher efficiency ratio, which increased from 63.64 percent in 2002 to 75.48 percent in 2006 and then increased to 88.48 percent in the nine months ended September 30, 2007. Liberty has also been characterized with a lower efficiency position with a higher efficiency ratio of 88.6 percent in 2002 and decreased to 70.6 percent in 2006 and then decreased to 59.6 percent in the nine months ended September 30, 2007.

Income and Expense (cont.)

Earnings performance can be affected by an institution’s asset quality position. The ratio of nonperforming assets to total assets is a key indicator of asset quality. Century witnessed an increase in its nonperforming asset ratio from 2002 to 2006, with the 2006 ratio above the industry norm. Nonperforming assets, in general, consist of loans delinquent 90 days or more, nonaccruing loans, real estate owned and repossessed assets. Century’s nonperforming assets consisted of nonaccrual loans and real estate owned with no loans 90 days or more past due. The ratio of nonperforming assets to total assets was 0.06 percent at December 31, 2002, then increased to 0.15 percent at December 31, 2004, and then increased to 1.41 percent at December 31, 2006. At September 30, 2007, Century’s ratio of nonperforming assets to total assets decreased to 1.21 percent of assets, but still above industry averages.

Liberty is characterized with a lower share of nonperforming assets of 0.77 percent at September 30, 2007, decreasing from 1.38 percent at December 31, 2002.

Another indicator of asset quality is Century’s ratio of allowance for loan losses to total loans and also to nonperforming loans. The Bank’s allowance for loan losses was 0.36 percent of loans at December 31, 2002, and increased to 0.63 percent at September 30, 2007, with the increase due to the Bank’s increase in its allowance for loan losses. As a percentage of nonperforming loans, Century’s allowance for loan losses was 356.94 percent in 2002 and 40.58 percent at September 30, 2007.

Liberty’s allowance for loan losses to total loans was a higher 1.24 percent of loans at September 30, 2007, and a higher 140.13 percent of nonperforming loans at September 30, 2007.

Exhibit 9 provides the changes in net interest income due to rate and volume changes for Century for the fiscal years of 2005 and 2006 and for the nine months ended September 30, 2007. In fiscal year 2005, net interest income increased $842,000, due to an increase in interest income of $1,276,000 reduced by a $434,000 increase in interest expense. The increase in

Income and Expense (cont.)

interest income was due to an increase due to rate of $574,000, accented by an increase due to volume of $702,000. The increase in interest expense was due to an increase due to rate of $245,000, accented by an increase due to volume of $189,000.

For the fiscal year ended December 31, 2006, net interest income increased $87,000 due to a $1,410,000 increase in interest income reduced by a $1,329,000 increase in interest expense. The increase in interest income was due to a $984,000 increase due to rate accented by a $432,000 increase due to volume. The increase in interest expense was the result of an increase due to rate of $928,000 accented by an increase due to volume of $401,000.

For the nine months ended September 30, 2007, net interest income decreased due to an increase in interest expense of $594,000, reduced by an increase in interest income of $451,000. The increase in interest income was due to a $257,000 increase due to rate accented by a $94,000 increase due to volume. The increase in interest expense was the result of an increase due to rate of $493,000 accented by an increase due to volume of $101,000.

Liberty experienced increases in net interest income in 2005, 2006 and in the nine months ended September 30, 2007, due to the rise in interest income.

YIELDS AND COSTS

The overview of yield and cost trends for the years ended December 31, 2004, 2005 and 2006 and for the nine months ended September 30, 2006 and 2007, and at September 30, 2007, can be seen in Exhibit 10 for Century, which offer summaries of key yields on interest-earning assets and costs of interest-bearing liabilities.

Century’s weighted average yield on its loan portfolio increased 74 basis points from fiscal year 2004 to 2006, from 6.23 percent to 6.97 percent and then resumed at 6.97 percent

Yields and Costs (cont.)

for the nine months ended September 30, 2007, and then decreased 44 basis points to 6.53 percent at September 30, 2007. The yield on investment securities increased 233 basis points from 2.70 percent in 2004 to 5.03 percent in fiscal year 2006 and then increased 42 basis points to 5.45 percent in the nine months ended September 30, 2007 and then increased 20 basis points to 5.65 percent at September 30, 2007. The yield on overnight deposits and Fed funds increased 333 basis points from 1.15 percent in 2004 to 4.48 percent in 2006 and then increased 68 basis points in the nine months ended September 30, 2007, and then decreased 15 basis points to 5.01 percent at September 30, 2007. The yield on other interest-bearing deposits increased 343 basis points from fiscal year 2004 to 2006, from 2.13 percent to 5.56 percent and then increased 26 basis points to 5.82 percent for the nine months ended September 30, 2007, and then decreased 45 basis points to 5.37 percent at September 30, 2007. The combined weighted average yield on all interest-earning assets increased 123 basis points to 6.44 percent from fiscal year 2004 to 2006, and then increased 16 basis points to 6.60 percent for the nine months ended September 30, 2007, and then decreased 11 basis points to 6.49 percent at September 30, 2007.

Liberty also witnessed an increase in its weighted average yield on interest-earning assets, rising 142 basis points from 5.91 percent in 2002 to 7.34 percent for the nine months ended September 30, 2007.

Century’s weighted average cost of interest-bearing liabilities increased 116 basis points to 3.52 percent from fiscal year 2004 to 2006, which was less than the Bank’s 123 basis point increase in yield, resulting in an increase in the Bank’s interest rate spread of 7 basis points from 2.85 percent to 2.92 percent from 2004 to 2006 and then decreased 27 basis points for the nine months ended September 30, 2007, to 2.65 percent based on a rise in the Bank’s yield to 6.60 percent and a rise in the Bank’s cost of funds to 3.95 percent. Century’s net interest margin increased from 2.97 percent in fiscal year 2004 to 3.23 percent in fiscal year 2006, and then decreased to 3.04 percent for the nine months ended September 30, 2007.

Yields and Costs (cont.)

Liberty also witnessed an increase in its net interest spread and net interest margin from 2004 to 2006. Net interest spread increased 60 basis points from 2004 to 2006 to 3.34 percent, and net interest margin increased 46 basis points from 2004 to 2006 to 3.73 percent in 2006. Net interest spread increased another 12 basis points to 3.46 percent for the nine months ended September 30, 2007, and net interest margin increased another 12 basis points to 3.85 percent for the nine months ended September 30, 2007.

INTEREST RATE SENSITIVITY

Century has monitored its interest rate sensitivity position and focused on maintaining a minimal level of interest rate risk exposure by increasing its share of adjustable rate loans and maintaining a strong equity position. Century recognizes the thrift industry’s historically higher interest rate risk exposure, which caused a negative impact on earnings and market value of portfolio equity in the past as a result of significant fluctuations in interest rates, specifically rising rates. Such exposure was due to the disparate rate of maturity and/or repricing of assets relative liabilities commonly referred to as an institution’s “gap.” The larger an institution’s gap, the greater the risk (interest rate risk) of earnings loss due to a decrease in net interest margin and a decrease in market value of equity or portfolio loss. In response to the potential impact of interest rate volatility and negative earnings impact, many institutions have taken steps to minimize their gap position. This frequently results in a decline in the institution’s net interest margin and overall earnings performance. Century has responded to the interest rate sensitivity issue by maintaining a higher equity to assets position and a lower change in both the Bank’s equity position and NPV ratio based on changes in interest rates.

Century measures its interest rate risk through the use of its net portfolio value (“NPV”) of the expected cash flows from interest-earning assets and interest-bearing liabilities and any off-balance sheet contracts. The NPV for the Bank is calculated on a quarterly basis by the OTS, showing its NPV to asset ratio and the change in the NPV ratio for Century under rising and falling interest rates. Such changes in NPV ratio under changing rates are reflective of the Bank’s interest rate risk exposure.

Interest Rate Sensitivity (cont.)

There are numerous factors which have a measurable influence on interest rate sensitivity in addition to changing interest rates. Such key factors to consider when analyzing interest rate sensitivity include the loan payoff schedule, accelerated principal payments, deposit maturities, interest rate caps on adjustable-rate mortgage loans and deposit withdrawals.

Exhibit 11 provides Century’s NPV levels as of September 30, 2007, based on OTS calculations and the changes in the Bank’s NPV levels under rising and declining interest rates. The focus of this exposure table is a 200 basis points change in interest rates either up or down.

Century’s change in its NPV level at September 30, 2007, based on a rise in interest rates of 100 basis points was a 6.0 percent decrease, representing a dollar decrease in equity value of $1,368,000. In contrast, based on a decline in interest rates of 100 basis points, the Bank’s NPV level was estimated to witness an increase of 3.0 percent or $725,000 at September 30, 2007. Century’s exposure increases to a 14.0 percent decrease under a 200 basis point rise in rates, representing a dollar decrease in equity of $3,051,000. The Bank’s exposure under a 200 basis point decrease in interest rates is a 3.0 percent or $722,000 increase.

Century’s post shock NPV ratio based on a 200 basis point increase in interest rates is 12.47 percent and indicates a 169 basis point decrease from its 14.16 percent based on no change in interest rates.

Century is aware of its minimal interest rate risk exposure under rapidly rising and falling rates. Due to its recognition of the need to control its interest rate exposure, the Bank has steadily increased its share of adjustable-rate loans offset by a decrease in its share of fixed-rate residential mortgage loans. Century will also continue to focus on maintaining its stronger NPV ratio.

LENDING ACTIVITIES

Century has historically focused its lending activity on the origination of conventional mortgage loans secured by one-to four-family dwellings and construction and development loans. The Bank also offers home equity loans, commercial real estate loans and consumer loans. Exhibit 12 provides a summary of Century’s loan portfolio, by loan type, at December 31, 2002 through 2006, and at September 30, 2007.

Residential loans secured by one- to four-family dwellings was still the primary loan type, representing 42.8 percent of Century’s gross loans as of September 30, 2007. This share has seen a strong decrease from 76.7 percent at December 31, 2002. The second largest loan type as of September 30, 2007, was construction and development loans, which comprised a strong 29.5 percent of gross loans compared to 11.9 percent as of December 31, 2002. The third key loan type was commercial real estate loans, which represented 18.0 percent of gross loans as of September 30, 2007, compared to a much smaller 2.8 percent at December 31, 2002. Home equity loans represent a moderate size loan category for Century. Home equity loans totaled $11.4 million and represented 9.5 percent of gross loans at September 30, 2007, compared to a smaller 8.4 percent at December 31, 2002. The overall mix of loans has witnessed noticeable change from fiscal year-end 2002 to September 30, 2007, with Century having decreased its share of residential mortgage loans to offset its increases in commercial real estate loans, construction and development loans, and home equity loans.

The consumer loan category was the other loan category at September 30, 2007. Consumer loans represented a minimal 0.08 percent of gross loans at September 30, 2007, compared to 0.24 percent at December 31, 2002. Consumer loans were the smallest overall loan type at September 30, 2007, and were also the smallest loan category at December 31, 2002. The Bank’s consumer loans include savings account loans, and secured and unsecured personal loans.

The emphasis of Century’s new lending activity is the origination of construction and development loans followed by commercial real estate loans and then one-to four-family

Lending Activities (cont.)

residential mortgage loans. Such residences are located primarily in Century’s primary market area. At September 30, 2007, 42.8 percent of Century’s gross loans consisted of loans secured by one- to four-family residential properties; however, 65.3 percent of the Bank’s loan originations in 2007 were construction and development loans and commercial real estate loans.

The Bank offers adjustable-rate mortgage loans (“ARMs”), with adjustment periods of one year, three years or five years. The interest rate on ARMs is generally indexed to the monthly average yield on the one-year U.S. Treasury bills. The ARM has a maximum rate adjustment of normally 2.0 percent at each adjustment period and 6.0 percent for the life of the loan. Rate adjustments are computed by adding a stated margin to the index, the one-year U.S. Treasury bills rate. The Bank retains all ARMs which it originates. The majority of ARMs have terms of 30 years, the maximum term offered, with some having terms of 15 and 20 years.

The Bank’s one- to four-family mortgage loans remain outstanding for shorter periods than their contractual terms, because borrowers have the right to refinance or prepay. These mortgage loans contain “due on sale” clauses which permit the Bank to accelerate the indebtedness of the loan upon transfer of ownership of the mortgage property.

The Bank also offers a fixed-rate mortgage loan with most of these new fixed-rate mortgage loans retained in the Bank’s portfolio rather than sold in the secondary market. Fixed-rate mortgage loans have a maximum term of 30 years. The Bank’s fixed-rate mortgage loans typically conform to FHLMC underwriting standards.

The normal loan-to-value ratio for conventional mortgage loans to purchase or refinance one-to four-family dwellings generally does not exceed 80 percent at Century, even though the Bank does make loans up to a 95.0 percent loan-to-value ratio. While the Bank does make loans with higher loan-to-value ratios, the Bank requires private mortgage insurance for the amount in excess of the 85.0 percent loan-to-value ratio. Mortgage loans originated by the Bank include due-on-sale clauses enabling the Bank to adjust rates on fixed-rate loans in the event the borrower transfers ownership. The Bank also requires an escrow account for insurance and taxes on most loans.

Lending Activities (cont.)

Century has also been an originator of adjustable-rate balloon and fixed-rate commercial real estate loans and multi-family loans in the past and will continue to make multi-family and commercial real estate loans. The Bank had a total of $21.5 million in commercial real estate and multi-family loans combined at September 30, 2007, or 18.0 percent of gross loans, compared to a much lesser $2.0 million or 2.8 percent of gross loans at December 31, 2002.

The major portion of commercial real estate loans are secured by warehouses, medical buildings, small retail establishments and office buildings and other owner-occupied commercial properties. The Bank has a small amount of multi-family loans, which are included in the balance of commercial real estate loans. Most of the commercial real estate loans are fully amortizing with a term of up to 25 years. The maximum loan-to- value ratio is normally 80.0 percent. The Bank’s largest commercial real estate loan is $2.1 million and is secured by a strip shopping center.

The Bank also originates construction loans secured by single family residences and commercial real estate. The Bank had $35.3 million or 29.5 percent of gross loans in construction and development loans at September 30, 2007. A significant portion of these loans is from the origination of development and construction loans to builders or residential lot developers. At September 30, 2007, the Bank had a total of $27.9 million or 79.0 percent of construction and development loans in development loans to builders and residential lot developers. Construction loans are normally structured for interest-only during the construction phase, typically up to twelve months and then convert to a permanent mortgage loan or are paid off through a permanent loan through another lender. The construction loans have a normal loan-to-value ratio of 80.0 percent. The Bank will originate commercial real estate construction loans for a loan-to-value ratio of up to 80.0 percent and construction financing of up to five years.

Lending Activities (cont.)

Century is an originator of consumer loans, including home equity loans, with home equity loans totaling $11.4 million at September 30, 2007, and representing 9.5 percent of gross loans and consumer loans totaling only $98,000, representing a minimal 0.8 percent of gross loans. Home equity loans have adjustable rates tied to the prime rate as published in the Wall Street Journal. These loans have a maximum loan-to-value ratio of 85.0 percent of the real estate property and have a draw period of up to 10 years. Consumer loans included direct and indirect automobile loans, share loans, and secured and unsecured personal loans.

Exhibit 13 provides a loan maturity schedule and breakdown and summary of Century’s fixed- and adjustable-rate loans, indicating a slight majority of fixed-rate loans. At September 30, 2007, 48.2 percent of the Bank’s loans due after December 31, 2007, were adjustable-rate and 51.8 percent were fixed-rate, compared to a much larger 83.9 percent in fixed-rate loans at December 31, 2002. At September 30, 2007, the Bank had a modest 16.6 percent of its loans due on or before December 31, 2008, with 30.8 percent due by December 31, 2011.

As indicated in Exhibit 14, Century experienced a slight increase in its commercial real estate originations but a large decrease in its construction and development loans and total loan originations from fiscal year 2004 to 2006, which decreased further based on the nine months ended September 30, 2007. Total loan originations in fiscal year 2004 were $45.2 million compared to a lesser $36.3 million in fiscal year 2006, reflective of smaller shares of one- to four-family loans, and construction and development loans, resulting in a total decrease of $8.9 million in loan originations. The decrease in construction and development loan originations from 2004 to 2006 of $8.7 million represented 98.0 percent of the $8.9 million aggregate decrease in total loan originations from 2004 to 2006, with one- to four-family loans decreasing $1.1 million, while commercial real estate loans increased $706,000 and home equity loans increased $134,000.

In the nine months ended September 30, 2007, total loan originations were $21.5 million, indicating an increase of $1.7 million from the $19.8 million in loan originations in the

Lending Activities (cont.)

nine months ended September 30, 2006. One- to four-family loan originations increased $1.9 million to $5.8 million and represent 111.8 percent of the total increase in loan originations. Commercial real estate loan originations decreased, indicating a decline in originations of $2.7 million, while construction and development loans increased $3.3 million. Home equity loans also decreased a modest $753,000.

Overall, loan originations exceeded principal payments, loans sales, loan repayments and other deductions in 2004 and also in 2006 and exceeded reductions in the nine months ended September 30, 2007. In fiscal 2004, loan originations exceeded reductions by $8.6 million, exceeded reductions by $3.1 million in 2006, and then exceeded reductions by $4.5 million in the nine months ended September 30, 2007.

NONPERFORMING ASSETS

Century understands asset quality risk and the direct relationship of such risk to delinquent loans and nonperforming assets, including real estate owned. The quality of assets has been a key concern to financial institutions throughout many regions of the country. A number of financial institutions have been confronted with rapid increases in their levels of nonperforming assets over the past year and have been forced to recognize significant losses, setting aside major valuation allowances.

A sharp increase in nonperforming assets has often been related to specific regions of the country and has frequently been associated with higher risk loans, including sub-prime loans and purchased commercial real estate loans and multi-family loans. Century was characterized with lower nonperforming assets in 2002, which increased noticeably in 2003 through 2006 and then decreased modestly at September 30, 2007.

Nonperforming Assets (cont.)

Exhibit 15 provides a summary of Century’s delinquent loans at September 30, 2007, indicating a higher than average ratio of delinquent loans. The Bank had $68,000 in loans delinquent 60 to 89 days at September 30, 2007. Loans delinquent 90 days and over totaled $1,731,000 at September 30, 2007, with these two categories representing 1.51 percent of gross loans with most of them one-to four-family real estate loans and construction and development loans.

It is normal procedure for Century’s board to review loans delinquent 90 days or more on a monthly basis, to assess their collectibility and to initiate any direct contact with borrowers. When a loan is delinquent 15 days, the Bank sends a notice to the borrower, possibly accompanied by a phone call, and after 25 days delinquency, the borrower is contacted to discuss arrangements for payment. When the loan becomes delinquent at least 90 days, the Bank will send the borrower a final notice and may authorize legal counsel to commence foreclosure proceedings. Under certain circumstances, the Bank may arrange for an alternative payment structure through a workout agreement. A decision as to whether and when to initiate foreclosure proceeding is based on such factors as the amount of the outstanding loan, the extent of the delinquency and the borrower’s ability and willingness to cooperate in curing the delinquency.

Exhibit 16 provides a summary of Century’s nonperforming assets at December 31, 2002 through 2006, and at September 30, 2007. Nonperforming assets include loans 90 days or more past due, nonaccruing loans, troubled debt restructured and real estate owned. The Bank carried a higher ratio of nonperforming assets at September 30, 2007, of 1.21 percent of assets compared to the industry average of 0.60 percent. Century’s nonperforming assets were a lower $72,000 at December 31, 2002, and a higher $2,094,000 at December 31, 2006, which represented 0.06 percent of assets in 2002 and 1.41 percent in 2006. The Bank’s nonperforming assets included $72,000 in nonaccrual loans, no loans 90 days or more past due and no real estate owned for a total of $72,000 in 2002 with no real estate owned, no loans 90 days or more past due and $2,094,000 in nonaccrual loans in 2006 for a total of $2,094,000. At September

Nonperforming Assets (cont.)

30, 2007, nonperforming assets were a lower $1,773,000 or 1.21 percent of assets and included no loans 90 days or more past due, $1,731,000 in nonaccrual loans and $42,000 in real estate owned.

Liberty had $1.8 million in nonperforming assets, representing 0.77 percent of assets at September 30, 2007, which was up in dollars from $676,000, but representing a higher 1.38 percent of assets at December 31, 2002.

Exhibit 17 shows Century’s allowance for loan losses at December 31, 2002 through 2006, and at September 30, 2006 and 2007, indicating the activity and the resultant balances. Century has witnessed a moderate increase in its balance of allowance for loan losses from $257,000 at December 31, 2002, to $702,000 at September 30, 2007, in response to its higher provision activity. The Bank had provisions for loan losses of $5,000 in fiscal 2002, $86,000 in fiscal 2003, $160,000 in fiscal 2004, $75,000 in fiscal 2005, $10,000 in fiscal 2006 and $4,000 in the nine months ended September 30, 2006, and $192,000 in the nine months ended September 30, 2007.

The Bank had total charge-offs of $2,000 in 2003, $6,000 in 2004, $1,000 in fiscal 2005, with total recoveries of $1,000 in 2005 and $1,000 in 2006. The Bank had charge-offs of $71,000 and no recoveries in the nine months ended September 30, 2007. The Bank’s ratio of allowance for loan losses to gross loans was 0.36 percent at December 31, 2002, and a higher 0.63 percent at September 30, 2007, due to the increase in provisions. Allowance for loan losses to nonperforming loans was 356.9 percent at December 31, 2002, and a lower 40.6 percent at September 30, 2007.

Liberty also witnessed a rise in its ratio of allowance for loan losses to loans, rising from 1.01 percent at December 31, 2002, to 1.24 percent at September 30, 2007. Liberty witnessed a rise in its ratio of its allowance for loan losses to nonperforming loans from 58.2 percent at December 31, 2002, to 140.1 percent at September 30, 2007.

INVESTMENTS

The investment and securities portfolio, excluding interest-bearing deposits, has been comprised of U.S. government and federal agency obligations, municipal securities, equity securities, and mortgage-backed securities, including CMO’s. Exhibit 18 provides a summary of Century’s investment portfolio at December 31, 2004, 2005 and 2006 and September 30, 2007, excluding FHLB stock. The exhibit also includes the Bank’s mortgage-backed securities. Investment and mortgage-backed securities totaled $18.4 million at September 30, 2007, based on carrying value, compared to $17.9 million at December 31, 2004. The Bank had $986,000 in mortgage-backed securities at September 30, 2007, and a larger $3.4 million at December 31, 2004, both of which are included in total investments.

The primary component of investment securities at September 30, 2007, was U.S. government and federal agency securities, representing 54.4 percent of total investments, excluding FHLB stock, compared to a lesser 22.2 percent at December 31, 2004. The Bank also had cash and interest-bearing deposits totaling $11.2 million at September 30, 2007, and a larger $15.0 million at December 31, 2004. The Bank had $1,228,000 in FHLB stock at September 30, 2007. The weighted average yield on investment securities was 5.45 percent for the nine months ended September 30, 2007, and a higher 5.82 percent yield on other interest-bearing deposits for the nine months ended September 30, 2007.

Liberty had total investments of $11.9 million at September 30, 2007, including $18,000 in mortgage-backed securities. Liberty also had $53.6 million in cash and interest-bearing deposits and $901,000 in FHLB stock and investments in the Federal Reserve Bank.

DEPOSIT ACTIVITIES

The mix of deposits by amount at December 31, 2004, 2005 and 2006, and at September 30, 2007, is provided in Exhibit 19 for Century. There has been modest volatility in total deposits and in the deposit mix during this period. Total deposits have increased from $116.5

Deposit Activities (cont.)

million at December 31, 2004, to $129.5 million at September 30, 2007, representing an increase of $13.0 million or 11.2 percent. Certificates of deposit have increased from $68.0 million at December 31, 2004, to $79.4 million at September 30, 2007, representing an increase of $11.4 million or 16.8 percent, while regular savings, NOW and MMDA accounts and commercial checking accounts have increased $1.7 million from $48.4 million at December 31, 2004, to $50.1 million at September 30, 2007 or 3.5 percent.

Liberty has a different mix of deposits with a smaller share of certificates of deposits representing 22.1 percent of deposits and a larger share of regular savings, NOW, MMDA and commercial checking accounts representing 77.9 percent of Liberty’s total deposits of $205.5 million at September 30, 2007. Such deposits have increased $155.3 million or 309.6 percent from December 31, 2004, to September 30, 2007.

The Bank’s share of certificates of deposit witnessed a modest increase, rising from 58.4 percent of deposits at December 31, 2004, to 61.3 percent of deposits at September 30, 2007. The major component of certificates at September 30, 2007, had rates between 4.00 percent and 5.99 percent and represented 90.4 percent of certificates. At December 31, 2004, the major component of certificates was the 2.00 percent to 3.99 percent category with a moderate 39.7 percent share of certificates. The category of certificates witnessing the strongest growth in dollars from December 31, 2004, to September 30, 2007, was certificates with rates between 4.00 percent and 5.99 percent, which increased $60.8 million during this time period. The category witnessing the largest dollar decrease from December 31, 2004, to September 30, 2007, was certificates with rates between 3.00 percent and 3.99 percent, which declined $24.5 million.

Exhibit 20 also provides a breakdown of certificates by rate and maturity as of September 30, 2007. A strong 76.7 percent of the Bank’s certificates of deposit mature in one year or less. The second largest category of certificates based on maturity was certificates maturing in three years or more, which represented 11.4 percent of certificates. The largest

Deposit Activities (cont.)

category of certificates based on interest rate was certificates with rates from 4.00 percent to 5.99 percent, totaling $71.8 million, representing 90.4 percent of certificates.

Exhibit 21 shows the Bank’s deposit activity for the three years ended December 31, 2004, 2005 and 2006, and for the nine months ended September 30, 2006 and 2007. Including interest credited, Century experienced net increases in deposits in fiscal years 2004, 2005 and 2006 and in the nine months ended September 30, 2006, and net decreases in deposits in the nine months ended September 30, 2007. In fiscal year 2004, there was a net increase in deposits of $2.5 million, representing a 2.2 percent deposit increase, with a net increase in deposits of $10.7 million in 2006, representing an 8.8 percent increase in deposits. In the nine months ended September 30, 2006, there was a net increase in deposits of $6.0 million, resulting in a 5.0 percent increase in deposits, and in the nine months ended September 30, 2007, there was a net decrease in deposits of $2.8 million or 2.1 percent.

BORROWINGS

Century has not made regular use of FHLB advances and had no FHLB advances as of December 31, 2004, 2005 and 2006, and at September 30, 2007.

Liberty has made regular use of FHLB advances. While Liberty had no FHLB advances at September 30, 2007, Liberty did have $5.2 million in FHLB advances at December 31, 2004, and a lesser $2.0 million at December 31, 2006.

SUBSIDIARIES

Century had only one active subsidiary at September 30, 2007, Century Bank Service Corp. (“CBSC”). CBSC owns 50.0 percent of Century Bank Insurance Company, which was

Subsidiaries (cont.)

formed in 1999 to offer various types of insurance to Century’s customers. The Bank’s capital investment in CBSC was $50,000 as of September 30, 2007.

OFFICE PROPERTIES

Century had five offices at September 30, 2007, its home office located at 1640 Snow Road in Parma with four additional branches located in Garfield Heights, Concord, North Royalton and Brunswick (reference Exhibit 22). Century owns its home office and the Brunswick branch and leases its other three branches. At September 30, 2007, the Bank’s net investment in its office premises totaled $887,000 or 0.63 percent of assets, and the Bank’s total investment in fixed assets, based on depreciated cost was a large $1.5 million or 1.03 percent of assets.

Liberty has three offices at September 30, 2007, its home office in Twinsburg and branches in Beachwood and Solon.

MANAGEMENT

The president and chief executive officer of Century is Jeffrey J. Calabrese, who is also a director (reference Exhibit 23). Mr. Calabrese joined Century in 2003 as president and was appointed chief executive officer in January 2005. Prior to joining Century, Mr. Calabrese was employed at First Merit Bank as senior vice president - lending operations. James Graham is vice president and chief financial officer of Century Bank. Mr. Graham joined the Bank as its chief financial officer in 2007. Prior to joining Century, Mr. Graham was a senior manager in the audit department of RSM McGladrey in Cleveland, Ohio. James Madrzak is vice president and chief lending officer, a position he has held since 2003. Prior to joining Century, Mr. Madrzak was vice president of loan operations in the construction loan finance division at First Merit Bank.

II.	DESCRIPTION OF PRIMARY MARKET AREA

Century’s primary market area is focused on Cuyahoga County, northern Medina County and central Lake County where its offices are located, and extends into the surrounding areas in each county. The Bank’s main office and four branch offices are in in Parma, Garfield Heights, Concord, North Royalton and Brunswick, Ohio. The discussion in this section will compare the characteristics in the city of Parma and Cuyahoga, Lake, Medina and Summit Counties with Ohio and the United States

Liberty’s primary market area is focused on eastern Cuyahoga County and northern Summit County. Liberty has three offices with one each located in Twinsburg, Solon and Beachwood.

Exhibit 24 provides a summary of key demographic data and trends for the cities of Parma and Twinsburg, Cuyahoga, Lake, Medina and Summit Counties, Ohio and the United States. From 1990 to 2000, population decreased in Parma by 2.5 percent and decreased by 1.3 percent in Cuyahoga County. Lake, Medina and Summit Counties increased in population by 5.6 percent, 23.5 percent and 5.4 percent, respectively, while Ohio and the United States increased in population by 4.7 percent and 13.2 percent, respectively. The estimated population of Parma in 2007 indicates a decrease of 4.0 percent from 2000 to 2007, compared to a 3.8 percent decrease in Cuyahoga County. Increases in population of 3.1 percent, 15.0 percent, 0.9 percent, 2.5 percent and 8.9 percent occurred in Lake, Medina and Summit Counties and in Ohio and the United States, respectively. Future population projections indicate that population will continue to decrease in Parma from 2007 through the year 2012 as well as in Cuyahoga County. Parma’s population is projected to decrease by 2.7 percent, Cuyahoga County’s population is projected to decrease by 2.6 percent while population in Lake, Medina and Summit Counties, Ohio and the United States is projected to increase by 2.2 percent, 9.2 percent, 0.4 percent, 1.9 percent and 6.3 percent, respectively.

Consistent with its decrease in population, Parma witnessed only a minimal increase in households (families) of 1.3 percent from 1990 to 2000. During that same time period, the

Description of Primary Market Area (cont.)

number of households increased in Cuyahoga County by 1.5 percent, in Lake County by 11.5 percent, in Medina County by 30.5 percent, in Summit County by 8.9 percent, in Ohio by 8.7 percent and in the United States by 14.7 percent. The trend in household growth from 2000 to 2007 indicates a modest decrease in Parma of 2.2 percent and a decrease in Cuyahoga County of 2.4 percent. Lake, Medina and Summit Counties indicated increases in households of 5.3 percent, 16.7 percent and 1.9 percent, respectively, while Ohio indicated an increase of 4.0 percent and the United States’ increase in households was 8.1 percent. From 2007 through the year 2012, Parma’s number of households is projected to decrease by 2.0 percent as is the number of households in Cuyahoga County by 2.1 percent. The numbers of households are expected to increase in Lake, Medina and Summit Counties, Ohio and the United States by 3.2 percent, 10.1 percent, 0.9 percent, 2.5 percent and 6.5 percent, respectively.

In 1990, the per capita income in Parma of $14,702 was similar to the per capita income in Cuyahoga County at $14,912, Medina County at $14,852, Summit County at $14,409 and the United States at $14,420. Lake County had a higher 1990 per capita income of $15,465, while Ohio’s per capita income was lower at $13,461. From 1990 to 2000, per capita income increased in all areas, with Parma’s per capita income increasing from 1990 to 2000 by 44.8 percent to $21,293. Per capita income increased by 49.4 percent in Cuyahoga County to $22,272, increased by 49.8 percent in Lake County to $23,160, increased by 63.3 percent in Medina County to $24,251, increased by 58.5 percent in Summit County to $22,842, increased by 56.0 percent to $21,003 in Ohio and increased by 49.7 percent to $21,587 in the United States. From 2000 to 2007, per capita income continued to increase, by 9.8 percent to $23,372 in Parma, by 26.3 percent in Cuyahoga County to $28,120, by 26.9 percent in both Lake and Medina Counties to $29,381 and $30,776, respectively, by 26.6 percent in Summit County to $28,918, by 27.9 percent to $26,868 in Ohio and by 29.3 percent to $27,916 in the United States.

The 1990 median household income of $33,281 in Parma was modestly lower than the median household income in Lake County at $35,605 and Medina County of $38,083, with

Description of Primary Market Area (cont.)

other areas ranging from a low median household income of $28,595 in Cuyahoga County to Medina County’s high of $38,083. From 1990 to 2000, median household income increased in all areas, with Parma indicating an increase of 32.0 percent to $43,920, Cuyahoga, Lake, Medina and Summit Counties increasing by 37.0 percent, 37.0 percent, 46.6 percent and 45.9 percent, respectively, to $39,168, $48,763, $55,811 and $42,304, respectively. Ohio increased by 42.7 percent to $40,956 and the United States increased by 39.7 percent to $41,994. From 2000 to 2007, median household income in Parma was estimated to have increased 19.3 percent to $52,409, compared to Cuyahoga, Lake, Medina and Summit Counties’ growth rates of 22.5 percent, 22.4 percent, 25.3 percent and 24.5 percent to respective median household income of $47,992, $59,680, $69,954 and $52,658. Ohio’s median household income increased 23.7 percent to $50,660, and the United States’ increased 26.6 percent to $53,154 from 2000 to 2007. From 2007 to 2012, median household income is projected to increase by 15.5 percent in Parma, by 15.3 in Cuyahoga County, by 14.6 percent in Lake County, by 16.9 percent in Medina County, by 16.1 percent in Summit County, by 15.6 percent in Ohio and by 17.6 percent in the United States. Based on those rates of increase, by 2012, median household income is expected to be $60,507 in Parma, $55,331 in Cuyahoga County, $68,382 in Lake County, $81,777 in Medina County, $61,140 in Summit County, $58,568 in Ohio and $62,503 in the United States.

Exhibit 25 provides a summary of key housing data for the city of Parma, Cuyahoga, Lake, Medina and Summit Counties, Ohio and the United States. In 1990, Parma had a rate of owner-occupancy of 77.8 percent, higher than all other areas except Medina County at 79.3 percent. Lake County had an owner-occupancy rate of 75.8 percent, but Cuyahoga County, Summit County, Ohio and the United States had lower owner-occupancy rates of 62.0 percent, 68.7 percent, 67.5 percent and 64.2 percent, respectively. As a result, Parma supported a lower rate of renter-occupied housing of 22.2 percent, compared to 48.0 percent for Cuyahoga County, 24.2 percent for Lake County, 20.7 percent for Medina County, 31.3 percent for Summit County, 32.5 percent for Ohio and 35.8 percent for the United States. In 2000, owner-occupied housing decreased slightly in Parma to 77.5 percent, but increased in all other areas: in

Description of Primary Market Area (cont.)

Cuyahoga County to 63.2 percent, in Lake County to 77.5 percent, in Medina County to 81.3 percent, in Summit County to 70.2 percent, in Ohio to 69.1 percent and in the United States to 66.2 percent. Conversely, the renter-occupied rates increased in Parma to 22.5 percent but decreased in all other areas to 36.8 percent, 22.5 percent, 18.7 percent, 29.8 percent, 30.9 percent and 33.8 percent in Cuyahoga County, Lake County, Medina County, Summit County, Ohio and the United States, respectively.

Parma’s 1990 median housing value of $73,400 was lower than Medina County at $83,300 and that of the United States at $79,098, but was higher than Cuyahoga County, Lake County, Summit County and Ohio’s median housing values of $71,200, $61,000 and $62,900, respectively. The 1990 average median rent in the city of Parma, Cuyahoga, Lake, Medina and Summit Counties, Ohio and the United States was $462, $397, $475, $441, $394, $379 and $374, respectively. By 2000, median rent values had increased in Parma to $592, in Cuyahoga County to $541, in Lake, Medina and Summit Counties to $623, $625 and $546, respectively, and in Ohio and the United States to $515 and $602, respectively. The 2000 median housing values had also increased to $113,500, $113,800, $127,900, $144,400, $109,100, $103,700 and $119,600 for the city of Parma, Cuyahoga, Lake, Medina and Summit Counties, Ohio and the United States, respectively.

In 1990, the major source of employment in Parma by industry group, based on share of employment, was the services industry at 33.4 percent. The services industry was also responsible for the highest employment in all other areas with Cuyahoga, Lake, Medina and Summit Counties at 38.8 percent, 30.2 percent, 30.3 percent and 35.5 percent of employment in the services industry, respectively, and Ohio and the United States with 35.1 percent and 34.0 percent, respectively (reference Exhibit 26). The wholesale/retail industry was the second largest major employer in Parma at 23.5 percent as it was in Cuyahoga County at 21.4 percent, Summit County at 24.0 percent and the United States at 27.5 percent; but the manufacturing sector was the second largest employer in Lake County at 29.3 percent, Medina County at 24.9 percent and Ohio at 23.1 percent. The wholesale/retail group was the third major overall

Description of Primary Market Area (cont.)

employer in Parma at 22.2 percent and was also third largest in Cuyahoga County at 20.2 percent, Summit County at 23.0 percent and the United States at 19.2 percent. The wholesale/retail group was the third largest employer in Lake County at 21.5 percent, Medina County at 22.6 percent and Ohio at 22.1 percent. The agriculture/mining, construction, transportation/utilities, finance, insurance and real estate groups combined to provide 20.9 percent of employment in Parma, 19.6 percent of employment in Cuyahoga County, 22.2 percent of employment in both Lake and Medina Counties, 17.5 percent of employment in Summit County, 19.7 percent of employment in Ohio, and 19.3 percent of employment in the United States.

In 2000, the services industry, manufacturing group and wholesale/retail group provided the first, second and third highest sources of employment in Parma. The services, manufacturing and retail/wholesale industries provided the first, second and third highest sources of employment in all other areas except the United States, where the wholesale/retail and manufacturing industries were the second and third largest employers (reference Exhibit 26).

Some of the largest employers in the area are listed below.

Employer	Type of Business

ABB, Inc.	Manufacturing
Akron General Health System	Service
American Greetings Corp.	Manufacturing
A very Dennison Corp.	Manufacturing
Case Western Reserve University	Service
Children’s Hospital Medical Center (Summit)	Service
Chrysler LLC	Manufacturing
Cleveland Clinic Health System	Service
Continental Airlines	Transportation
Diebold, Inc.	Manufacturing
Discount Drug Mart, Inc.	Trade
FirstEnergy Corp.	Utility

Description of Primary Market Area (cont.)

Employer	Type of Business

Ford Motor Co.	Manufacturing
General Motors Corp.	Manufacturing
Goodyear Tire & Rubber Co.	Manufacturing
Jo-Ann Stores, Inc.	Trade
KeyCorp	Finance
Lincoln Electric Holding Inc.	Manufacturing
McDermott Int’l/Babcock & Wilcox	Manufacturing
Medina General Hospital	Service
MTD Products, Inc.	Manufacturing
National City Corp.	Finance
Parker Hannifin Corp.	Manufacturing
Progressive Corp.	Insurance
Schneider National, Inc.	Transportation
Sherwin-Williams Co.	Manufacturing
Signet Group plc/Sterling, Inc.	Trade
Summa Health System	Service
University of Akron	Government/Education
University Hospitals Health System	Service
Westfield Group	Insurance

The unemployment rate is another key economic indicator. Exhibit 27 shows the unemployment rates in Cuyahoga, Lake, Medina and Summit Counties, Ohio and the United States in 2003 through October 2007. Cuyahoga and Summit Counties have been characterized by higher unemployment rates than the United States, while Lake and Medina Counties’ rates have been lower than state rates, more similar to national rates. In 2003, Cuyahoga, Lake, Medina and Summit Counties had unemployment rates of 6.2 percent, 5.6 percent, 5.2 percent and 6.2 percent, compared to unemployment rates of 6.2 percent in Ohio and 6.0 percent in the United States. Unemployment rates for the four counties decreased or remained the same in 2004 at 6.2 percent, 5.4 percent, 5.1 percent and 6.1 percent for Cuyahoga, Lake, Medina and Summit Counties, respectively, compared to 6.2 percent in Ohio and a decrease to 5.5 percent in the United States. In 2005, unemployment rates decreased in all areas to 5.9 percent, 5.0 percent, 4.8 percent, 5.7 percent, 5.9 percent and 5.1 percent in Cuyahoga, Lake, Medina and Summit Counties, Ohio and the United States, respectively. In 2006, all areas, except Medina

Description of Primary Market Area (cont.)

County, which remained at the same rate, had decreases in their unemployment rates. Cuyahoga County’s unemployment rate decreased to 5.5 percent in 2006 with Lake and Summit Counties decreasing to 4.8 percent and 5.3 percent, respectively. The unemployment rates in Ohio and the United States decreased to 5.5 percent and 4.6 percent, respectively. By October 2007, the unemployment rate increased in Cuyahoga County to 5.6 percent but decreased in all other areas. In Lake, Medina and Summit Counties, unemployment rates decreased to 4.7 percent, 4.6 percent and 5.1 percent, respectively, while in Ohio and the United States, rates decreased to 5.4 percent and 4.4 percent, respectively.

Exhibit 28 provides deposit data for banks and thrifts in Cuyahoga, Lake, Medina and Summit Counties, reflecting both Century’s and Liberty’s market shares. Century’s deposit base was $129.6 million or a 0.9 percent share of the $14.1 billion total thrift deposits for the four county area and only a 0.2 percent share of the total deposits, which were $64.4 billion as of June 30, 2007. It is evident from the size of the thrift deposits and bank deposits that the four county retail area has a large deposit base, with Century having minimal market penetration for both thrift deposits and total deposits. Liberty’s share of deposits is only slightly larger with 1.2 percent of total thrifts and 0.3 percent of total deposits. The two entities combined only have 2.2 percent of the total thrift deposits and 0.5 percent of the total deposits for the four county area.

Exhibit 29 provides interest rate data for each quarter for the years 2004 through 2006 and for the first three quarters of 2007. The interest rates tracked are the Prime Rate, as well as 90-Day, One-Year and Thirty-Year Treasury Bills. Short term interest rates experienced a declining trend in 2003 through mid-2006 and then a flat trend in the last half of 2006 and the first quarter of 2007. The trend indicates some decrease in all rates during the last second and third quarters of 2007.

Description of Primary Market Area (cont.)

SUMMARY

The four county market area increased modestly in population and households during the 1990s and early 2000s. Population is projected to increase in all demographic divisions other than the city of Parma and Cuyahoga County, and households are projected to continue to increase slightly from 2007 through 2012. The 2000 average of Parma and the four counties’ per capita income and also household income was higher than that of Ohio and the United States.

The 2000 median rent and median housing value of the five areas were higher than both Ohio’s and the United States’ median rent and median housing values. Cuyahoga and Summit Counties have had modestly higher unemployment rates when compared to Ohio and the United States, while Lake and Medina Counties’ rates were generally lower that state and national rates. Finally, the four county area is a competitive financial institution market dominated by banks with a total market deposit base for banks and thrifts of a strong $64.4 billion.

III.	COMPARABLE GROUP SELECTION

Introduction

Integral to the valuation of the Bancorp is the selection of an appropriate group of publicly-traded thrift institutions, hereinafter referred to as the “comparable group”. This section identifies the comparable group and describes each parameter used in the selection of each institution in the group, resulting in a comparable group based on such specific and detailed parameters, current financials and recent trading prices. Although Liberty is a commercial bank, the initial and primary component of the transaction is the conversion of Century from the mutual to the stock form of ownership. Inasmuch as this valuation relates primarily to the conversion of Century, which is also the acquirer in the merger component of the transaction, we consider it appropriate that the comparable group consist of only thrift institutions and thrift institution holding companies.

The various characteristics of the selected comparable group provide the primary basis for making the necessary adjustments to the Bancorp’s pro forma value relative to the comparable group. There is also a recognition and consideration of financial comparisons with all publicly-traded, FDIC-insured thrifts in the United States and all publicly-traded, FDIC-insured thrifts in the Midwest region and in Ohio.

Exhibits 30 and 31 present Thrift Stock Prices and Pricing Ratios and Key Financial Data and Ratios, respectively, both individually and in aggregate, for the universe of 201 publicly-traded, FDIC-insured thrifts in the United States (“all thrifts”), excluding mutual holding companies, used in the selection of the comparable group and other financial comparisons. Exhibits 30 and 31 also subclassify all thrifts by region, including the 78 publicly-traded Midwest thrifts (“Midwest thrifts”) and the 19 publicly-traded thrifts in Ohio (“Ohio thrifts”), and by trading exchange. Exhibit 32 presents prices, pricing ratios and price trends for all FDIC-insured thrifts completing standard conversions between June 30, 2006, and November 30, 2007.

Introduction (cont.)

The selection of the comparable group was based on the establishment of both general and specific parameters using financial, operating and asset quality characteristics of Century and Liberty (collectively, the “Subjects”) as determinants for defining those parameters. The determination of parameters was also based on the uniqueness of each parameter as a normal indicator of an institution’s operating philosophy and perspective. The parameters established and defined are considered to be both reasonable and reflective of the Subjects’ basic operations, recognizing both the similarities of and the differences between the two institutions.

Inasmuch as the comparable group must consist of at least ten institutions, the parameters relating to asset size and geographic location have been expanded as necessary in order to fulfill this requirement.

GENERAL PARAMETERS

Merger/Acquisition

The comparable group will not include any institution that is in the process of a merger or acquisition due to the price impact of such a pending transaction. The following thrift institutions were potential comparable group candidates but had to be eliminated due to their involvement in a merger/acquisition.

Institution	State
Peoples Community Bancorp	Ohio
PVF Capital Corp.	Ohio

In July, 2007, PVF Capital Corp., Solon, Ohio, which a direct competitor of both Century and Liberty in several of their market area counties, announced its acquisition by United Community Financial Corp., Youngstown, Ohio, the holding company of Home Savings and Loan Company. Additional information about this pending transaction is presented in Exhibit 33.

Merger/Acquisition (cont.)

Mutual Holding Companies

The comparable group will not include any mutual holding companies. The percentage of public ownership of individual mutual holding companies indicates a wide range from minimal to 49.0 percent, the largest permissible percentage, causing them and their mid-tier holding companies to demonstrate certain differing characteristics both among themselves and from fully converted, publicly-traded companies. As a result of the foregoing and other factors, mutual holding companies typically demonstrate higher pricing ratios that relate to their minority ownership structure and are inconsistent in their derivation with those calculated for conventionally structured, publicly-traded institutions. In our opinion, particularly since Century will be fully converted to public ownership, it is appropriate to limit individual comparisons to institutions that are 100 percent publicly owned. Exhibit 34 presents pricing ratios and Exhibit 35 presents key financial data and ratios for the 74 publicly-traded, FDIC-insured mutual holding companies in the United States.

Trading Exchange

It is necessary that each institution in the comparable group be listed on one of the three major stock exchanges, the New York Stock Exchange, the American Stock Exchange, or the National Bank of Securities Dealers Automated Quotation System (NASDAQ). Such a listing indicates that an institution’s stock has demonstrated trading activity and is responsive to normal market conditions, which are requirements for listing. Of the 275 publicly-traded, FDIC-insured savings institutions, including the 74 mutual holding companies, 14 are traded on the New York Stock Exchange, 6 are traded on the American Stock Exchange, 149 are traded on NASDAQ, 73 are traded on the OTC Bulletin Board and 33 are listed in the Pink Sheets.

Trading Exchange (cont.)

IPO Date

Another general parameter for the selection of the comparable group is the initial public offering (“IPO”) date, which must be at least four quarterly periods prior to the trading date of November 30, 2007, used in this report, in order to insure at least four consecutive quarters of reported data as a publicly-traded institution. The resulting parameter is a required IPO date prior to September 30, 2006.

Geographic Location

The geographic location of an institution is a key parameter due to the impact of various economic and thrift industry conditions on the performance and trading prices of thrift institution stocks. Although geographic location and asset size are the two parameters that have been developed incrementally to fulfill the comparable group requirements, the geographic location parameter has nevertheless eliminated regions of the United States distant to the Subjects, including the western, southwestern and southeastern states.

The geographic location parameter consists of the Midwestern, Mid-Atlantic and New England states, for a total of 24 states and the District of Columbia. To extend the geographic parameter beyond those regions could result in the selection of similar thrift institutions with regard to financial conditions and operating characteristics, but with different pricing ratios due to their geographic locations. The result could then be an unrepresentative comparable group with regard to price relative to the parameters and, therefore, an inaccurate value.

Asset Size

Asset size was another key parameter used in the selection of the comparable group. The range of total assets for any potential comparable group institution was $2 billion or less, due to the general similarity of asset mix and operating strategies of institutions within this asset range, compared to the Subjects, with combined assets of approximately $374 million at September 30, 2007. Such an asset size parameter was necessary to obtain an appropriate comparable group of at least ten institutions.

In connection with asset size, we did not consider the number of offices or branches in selecting or eliminating candidates, since that characteristic is directly related to operating expenses, which are recognized as an operating performance parameter.

SUMMARY

Exhibits 36 and 37 show the 56 institutions considered as comparable group candidates after applying the general parameters, with outlines denoting the institutions ultimately selected for the comparable group using the balance sheet, performance and asset quality parameters established in this section.

BALANCE SHEET PARAMETERS

Introduction

The balance sheet parameters focused on four balance sheet ratios as determinants for selecting a comparable group, as presented in Exhibit 36. The balance sheet ratios consist of the following:

1.	Cash and investments to assets

Introduction (cont.)

2.	Total net loans to assets

3.	Borrowed funds to assets

4.	Equity to assets

The parameters enable the identification and elimination of thrift institutions that are distinctly and functionally different from the Subjects with regard to combined asset mix. The balance sheet parameters also distinguish institutions with a significantly different capital position from the Subjects. The ratio of deposits to assets was not used as a parameter as it is directly related to and affected by an institution’s equity and borrowed funds ratios, which are separate parameters.

As previously indicated, the Century and Liberty had total assets of $146.1 million and $228.0 million, respectively, at September 30, 2007.

Cash and Investments to Assets

The Subjects’ combined ratio of cash and investments to assets, excluding mortgage-backed securities, was 25.4 percent at September 30, 2007, and reflects Subjects’ combined share of investments generally in line with national and regional averages. Both institutions maintained similar and reasonably constant ratios of cash and investments to assets during their three most recent fiscal years. It should be noted that, for the purposes of comparable group selection, the Subjects’ balances of Federal Home Loan Bank and Federal Reserve stock at September 30, 2007, is included in the other assets category, rather than in cash and investments, in order to be consistent with reporting requirements and sources of statistical and comparative analysis related to the universe of comparable group candidates and the final comparable group.

Cash and Investments to Assets (cont.)

The parameter range for cash and investments is fairly broad, related to the general volatility of this parameter and institutions’ varying liquidity options and approaches, including the purchase of mortgage-backed and mortgage derivative securities. The range has been defined as 40.0 or less of assets, with a midpoint of 20.0 percent, similar to the Subjects’ current weighted average.

Total Net Loans to Assets

At September 30, 2007, the Subjects had a combined 71.0 percent ratio of total net loans to assets, similar to the national average of 72.1 percent for publicly-traded thrifts. During the past three years, Century’s ratio of total net loans to assets has remained generally constant and Liberty’s ratio has decreased as a result of stronger asset growth.

The parameter for the selection of the comparable group is from 60.0 percent to 85.0 percent with a midpoint of 72.5 percent, similar to the current average of the Subjects.

Borrowed Funds to Assets

Both Century and Liberty were absent borrowed funds at September 30, 2007. Century was also absent borrowed funds at the close of its five most recent calendar years, while Liberty had modest balances of borrowings ranging from a high of $5.2 million at December 31, 2004, to a low of $2.0 million at December 31, 2006.

The use of borrowed funds by some banks indicates an alternative to retail deposits and may provide a source of longer term funds. The federal insurance premium on deposits has also increased the attractiveness of borrowed funds. The institutional demand for borrowed funds had increased, due to the greater competition for deposits and higher interest rates, resulting in

Borrowed Funds to Assets (cont.)

an increase in borrowed funds by many banks as an alternative to higher cost and/or longer term certificates. Rising interest rates resulted in some moderation of borrowings in the banking industry, particularly among nonpublicly-traded banks. The ratio of borrowed funds to assets, therefore, does not typically indicate higher risk or more aggressive lending, but primarily an alternative to retail deposits.

The range of borrowed funds to assets is 20.0 percent or less of total assets, with a midpoint of 10.0 percent.

Equity to Assets

The Subjects’ combined equity to assets ratio was 9.53 percent at September 30, 2007, with Century 10.63 percent and Liberty at 8.84 percent. After the conversion of Century and the merger of Century and Liberty, based on the midpoint value of $42.5 million and a $23.0 million public offering, the consolidated equity of the Bancorp is projected to stabilize in the area of 13 percent.

Based on the foregoing equity ratios, we have defined the equity ratio parameter to be from 6.0 percent to 15.0 percent with a midpoint ratio of 10.5 percent.

PERFORMANCE PARAMETERS

Introduction

Exhibit 37 presents five parameters identified as key indicators of the Subjects’ annualized earnings performance during the nine months ended September 30, 2007. The primary performance indicator is the return on average assets (ROAA). The second

Introduction (cont.)

performance indicator is the return on average equity (ROAE). To measure the ability to generate net interest income, we have used net interest margin. The Subjects’ secondary source of revenue is noninterest income, which is measured by the ratio of noninterest income to average assets. The final performance indicator is the Subjects’ ratio of operating expenses or noninterest expenses to average assets, a key factor in distinguishing different types of operations, particularly institutions that are aggressive in secondary market activities, which often results in much higher operating costs and overhead ratios.

Return on Average Assets

The key performance parameter is the ROAA. For the twelve months ended September 30, 2007, annualized, the Subjects’ combined ROAA was 0.52 percent based on net earnings after taxes of $1,823,000, and 0.48 percent based on core earnings after taxes of $1,677,000, as detailed in Item I and Exhibit 7 of this report. Individually, Century’s net and core ROAA after taxes for the nine months ended September 30, 2007, annualized, were 0.13 percent and 0.27 percent, respectively; and Liberty’s net and core ROAA after taxes for the nine months ended September 30, 2007, annualized, were 0.87 percent and 0.71 percent, respectively Century’s 2006 net ROAA was a significantly higher 0.55 percent, compared to Liberty, which had a lower 0.58 percent ROAA in 2006. During their five most recent calendar years of 2002 through 2006, Century averaged a net ROAA of 0.62 percent with a fluctuating trend, and Liberty averaged a negative net ROAA of (0.23) percent, including negative net earnings in 2003, 2004 and 2005, following a just nominally positive ROAA of 0.08 percent in 2002. It should be further noted that a significant portion of Liberty’s net earnings in 2006 constituted gains on the sale of loans.

Considering the historical and current earnings performance of the Subjects, the range for the ROAA parameter based on core income has been defined as 1.0 percent or less, with a midpoint of 0.50 percent, similar to the Subjects’ combined ROAA for the nine months ended September 30, 2007, annualized.

Return on Average Assets (cont.)

Return on Average Equity

The ROAE has been used as a secondary parameter to eliminate any institutions with an unusually high or low ROAE that is inconsistent with the Subjects’ individual and combined positions. This parameter is not as meaningful for newly converted thrift institutions as for established stock institutions, due to the unseasoned nature of the capital structure of the newly converted thrift and the inability of a newly converted institution to accurately reflect a mature ROAE and earnings trend.

Prior to conversion and merger, the Subjects’ combined ROAE for the twelve months ended September 30, 2007, annualized, was 5.11 percent based on net earnings and 4.70 based on core earnings, with Century at 1.19 percent net ROAE and 2.58 percent core ROAE; and Liberty at 10.80 percent net ROAE and 8.81 core ROAE. The ROAE parameter range for the comparable group, based on core income, is 12.0 percent or less with a midpoint of 6.0 percent.

Net Interest Margin

The Subjects had a combined net interest margin of 3.53 percent for the nine months ended September 30, 2007, annualized, representing net interest income as a percentage of average interest-earning assets. Century and Liberty had individual net interest margins of 2.99 percent and 3.91 percent, respectively, for that period. Century indicated a moderately rising five year trend, while Liberty’s net interest margin was generally constant.

Net Interest Margin (cont.)

The parameter range for the selection of the comparable group is from a low of 2.00 percent to a high of 4.50 percent with a midpoint of 3.25 percent.

Operating Expenses to Assets

For the nine months ended September 30, 2007, annualized, the Subjects had a combined moderately higher than average 2.72 percent ratio of operating expense to average assets. Individually, Century and Liberty had similar ratios of 2.62 percent and 2.74 percent, respectively. The national for publicly-traded thrift institutions was 2.17 percent and the Midwest regional average was 2.16 percent in 2007. For commercial banks, the national average ratio of noninterest expense to total assets was 2.95 percent and the regional average was 2.62 percent for the nine months ended September 30, 2007.

The operating expense to assets parameter for the selection of the comparable group is from a low of 2.00 percent to a high of 3.50 percent with a midpoint of 2.75 percent.

Noninterest Income to Assets

Compared to publicly-traded thrifts, the Subjects combined, have historically realized much lower than average levels of noninterest income. The Subjects combined had noninterest income of only $1,658,000 or 0.48 percent of average assets for the nine months ended September 30, 2007, annualized. Century’s ratio of noninterest income to average assets was a very low 0.11 percent, compared to Liberty with a ratio of 0.74 percent. During the last five calendar years, Century indicated a generally flat trend in noninterest income, but Liberty’s trend indicated a modest increase. Overall, however, both institutions’ noninterest income remained significantly lower than thrift and bank industry averages of 1.21 percent and 2.04 percent, respectively.

Noninterest Income to Assets (cont.)

The range for this parameter for the selection of the comparable group is 1.50 percent of average assets or less, with a midpoint of 0.75 percent.

ASSET QUALITY PARAMETERS

Introduction

The final set of financial parameters used in the selection of the comparable group are asset quality parameters, also shown in Exhibit 37. The purpose of these parameters is to insure that any thrift institution in the comparable group has an asset quality position similar to that of the Subjects. The three defined asset quality parameters are the ratios of nonperforming assets to total assets, repossessed assets to total assets and loan loss reserves to total assets at the end of the most recent period.

Nonperforming Assets to Assets

The Subjects’ combined ratio of nonperforming assets to assets was 1.00 percent at September 30, 2007, compared to the national average of 1.02 percent for publicly-traded thrifts and 0.54 percent for publicly traded banks. Individually, Century had a 1.18 percent ratio, while Liberty had a 0.77 percent ratio. Historically, Century has experienced an increasing ratio of nonperforming assets to total assets, while Liberty’s trend has indicated modest to moderate improvement during the past five calendar years, percent or lower.

The parameter range for nonperforming assets to total assets has been defined as 1.50 percent of assets or less with a midpoint of 0.75 percent.

Repossessed Assets to Total Assets

Century was absent repossessed assets at September 30, 2007, with Liberty indicating a modest $371,000 of repossessed assets or 0.16 percent of total assets at September 30, 2007. National and regional thrift averages were 0.15 percent and 0.21 percent, respectively, for publicly-traded thrift institutions at September 30, 2007. The range for the repossessed assets to total assets parameter is 0.50 percent of assets or less with a midpoint of 0.25 percent.

Loans Loss Reserves to Assets

The Subjects had a combined allowance for loan losses of $2.7 million, representing a loan loss allowance to total assets ratio of 0.76 percent at September 30, 2007. Individually, at September 30, 2007, Century’s allowance for loan losses was 0.48 percent of total assets, with Liberty at a higher 0.86 percent.

The loan loss allowance to assets parameter range used for the selection of the comparable group required a minimum ratio of 0.40 percent of assets.

THE COMPARABLE GROUP

With the application of the parameters previously identified and applied, the final comparable group represents ten institutions identified in Exhibits 38, 39 and 40. The comparable group institutions range in size from $390.0 million to $1.8 billion with an average asset size of $823.8 million and have an average of 18.4 offices per institution. One of the comparable group institutions was converted in 1985, one in 1986, one in 1987, one in 1989, one in 1995, one in 1998, one in 1999, one in 2003 and two in 2005. Geographically, two of the comparable group institutions are in Ohio, with one each in Connecticut, Indiana, Kentucky, Massachusetts, New Hampshire, New Jersey, New York and Pennsylvania. All ten of the comparable group institutions are traded on NASDAQ and all are DIF members. The

The Comparable Group (cont.)

comparable group institutions as a unit have a ratio of equity to assets of 9.33 percent, which is 15.0 percent lower than all publicly-traded thrift institutions in the United States and 33.7 percent lower than the nineteen publicly-traded thrift institutions in Ohio; and for the most recent four quarters indicated a core return on average assets of 0.62 percent, modestly lower than all publicly-traded thrifts at 0.72 percent and lower than the publicly-traded Ohio thrifts at 0.81 percent.

Although no single institution or group of institutions can be precisely the same as any other, due to the abundance of variables related to the characteristics of an institution’s condition, operations and environment, based on the foregoing parameters, it is our conclusion and opinion that the selected comparable is reasonable and valid, subject to the adjustments applied in the Section V of this report.

IV.	ANALYSIS OF FINANCIAL PERFORMANCE

This section reviews and compares the financial performance of the Subjects to all publicly-traded thrifts, to publicly-traded thrifts in the Midwest region and to Ohio thrifts, as well as to the ten institutions constituting the comparable group, as selected and described in the previous section. The comparative analysis focuses on financial condition, earning performance and pertinent ratios as presented in Exhibits 41 through 46.

As presented in Exhibits 41 and 41, at September 30, 2007, the average 9.33 percent total equity to assets ratio of the comparable group was modestly lower than Century’s 10.63 percent and modestly higher than Liberty’s 8.84 percent. The equity to assets ratio was 10.30 percent for all thrifts, 10.32 percent for Midwest thrifts and a higher 14.07 percent for Ohio thrifts. The Subjects had a combined 71.12 percent share of net loans in their asset mix, similar to the comparable group at 70.08 percent and all thrifts at 72.17 percent, but moderately lower than Midwest thrifts at 76.28 percent and Ohio thrifts at 78.74 percent. The Subjects’ share of net loans, similar to the comparable group and higher than industry averages, is primarily the result of the Subjects’ generally average combined 24.45 percent share of cash and investments. The comparable group had a similar 24.17 percent share of cash and investments. All thrifts had 22.26 percent of assets in cash and investments, with Midwest thrifts at 17.90 percent and Ohio thrifts at a lower 14.56 percent. The Subjects’ combined 89.55 percent share of deposits was significantly higher than the comparable group, all thrifts, Midwest thrifts and the nineteen Ohio thrifts, reflecting the Subjects’ absence of borrowed funds at September 30, 2007, combined with their lower to moderate ratios of equity to assets. The comparable group had deposits of 75.03 percent and borrowings of 14.71 percent. All thrifts averaged a 61.05 percent share of deposits and 26.54 percent of borrowed funds, while Midwest thrifts had a 66.27 percent share of deposits and a 22.97 percent share of borrowed funds. Ohio thrifts averaged a 75.00 percent share of deposit and a lower 8.82 percent share of borrowed funds. The Subjects had no intangible assets at September 30, 2007, compared to 1.77 percent for the comparable group, 0.84 percent for all thrifts, 0.57 percent for Midwest thrifts and 0.61 percent for Ohio thrifts. It should be noted that the acquisition of Liberty following the Century’s stock conversion will

Analysis of Financial Performance (cont.)

result in the Bancorp having intangible assets, comprised primarily of goodwill, of approximately $15.1 million or 3.9 percent of post-merger assets, assuming a public offering proceeds at the midpoint of the valuation range established in this report.

Operating performance indicators are summarized in Exhibits 43 and 44 and provide a synopsis of key sources of income and key expense items for the Subjects in comparison to the comparable group, all thrifts, and regional thrifts for the trailing four quarters.

As shown in Exhibit 45, for the twelve months ended September 30, 2007, the Subjects had a combined yield on average interest-earning assets higher than the comparable group and also higher than all thrifts, Midwest thrifts and Ohio thrifts. The Subjects’ combined yield on interest-earning assets was 6.96 percent, compared to the comparable group at 6.16 percent, all thrifts at 6.44 percent, Midwest thrifts at 6.49 percent and Ohio thrifts at 6.75 percent.

The Subjects’ cost of funds for the twelve months ended September 30, 2007, was higher than the comparable group and similar to all thrifts, Midwest thrifts and Ohio thrifts. The Subjects had a combined 3.69 percent average cost of interest-bearing liabilities compared to 3.48 percent for the comparable group, 3.72 percent for all thrifts, 3.75 percent for Midwest thrifts and 3.71 percent for Ohio thrifts. The Subjects’ higher yield on interest-earning assets and lower to average interest cost resulted in a net interest spread of 3.27 percent, which was higher than the comparable group at 2.68 percent, all thrifts at 2.72 percent, Midwest thrifts at 2.74 percent and Ohio thrifts at 3.04 percent. The Subjects’ net interest spreads were significantly disparate, with Century at 2.63 percent and Liberty at 3.68 percent, the latter more typical of a commercial bank with a smaller share of residential real estate loans and larger shares of commercial real estate loans, commercial and industrial loans and consumer loans. The Subjects generated a combined net interest margin of 3.53 percent for the nine months ended September 30, 2007, annualized, based their ratio of net interest income to average interest-earning assets, which was higher than the comparable group margin of 3.00 percent.

Analysis of Financial Performance (cont.)

All thrifts also averaged a lower 3.01 percent net interest margin for the trailing four quarters, as did Midwest thrifts at 3.02 percent and Ohio thrifts at 3.36 percent.

The Subjects’ major source of earnings is interest income, as indicated by the combined operations ratios presented in Exhibit 44. Century took an annualized $256,000 provision for loan losses during the nine months ended September 30, 2007, equal to 0.18 percent of average assets, while Liberty took an annualized provision of $736,000 representing 0.36 percent of average assets for that period. The comparable group indicated a provision representing a lower 0.08 percent of assets, with all thrifts at 0.25 percent, Midwest thrifts at 0.21 percent and Ohio thrifts at a lower 0.03 percent.

The Subjects’ combined noninterest income was $1,658,000 or 0.48 percent of average assets for the nine months ended September 30, 2007, annualized, with all but $157,000 of that noninterest income being earned by Liberty. The comparable group had a ratio of noninterest income to average assets of a higher 0.66 percent, with all thrifts at 1.21 percent, Midwest thrifts at 0.81 percent and Ohio thrifts at 0.62 percent.

For the nine months ended September 30, 2007, annualized, the Subjects’ combined operating expense ratio was 2.72 percent of average assets, with Century at 2.67 percent and Liberty at a similar 2.76 percent. The Subjects’ combined ratio was modestly higher than the comparable group at 2.64 percent, similar to Ohio thrifts at 2.75 percent and higher than all thrifts at 2.17 percent and Midwest thrifts at 2.16 percent.

The overall impact of the Subjects’ income and expense ratios is reflected in their net income and return on assets. For the nine months ended September 30, 2007, annualized, the Subjects had a combined net ROAA of 0.52 percent and a combined core ROAA of 0.48 percent. For that period, Century’s core ROAA was 0.27 percent, considerably lower than Liberty at 0.71 percent. For its most recent four quarters, the comparable group had a similar net and core ROAA of 0.60 percent and 0.62 percent, respectively. All publicly-traded thrifts averaged a higher net ROAA of 0.76 percent and a higher 0.72 percent core ROAA. Midwest thrifts indicated a net ROAA of 0.62 percent and a core ROAA of 0.61 percent, but Ohio thrifts generated a higher net and core ROAA of 0.82 percent and 0.81 percent, respectively.

Analysis of Financial Performance (cont.)

This is a conclusive section where adjustments are made to determine the pro forma market value or appraised value of the Bancorp based on a comparison of Century with the comparable group and also recognizing to a prudent extent the impact of the mutual to stock conversion of Century and the merger of the Bank and Liberty over a short to medium horizon as indicated in the business plan and prospectus. These adjustments will take into consideration such key items as earnings performance, primary market area, financial condition, asset and deposit growth, dividend payments, subscription interest, liquidity of the stock to be issued, management, and market conditions or marketing of the issue. It must be noted that all of the institutions in the comparable group have their differences among themselves and relative to the Bank, and, as a result, such adjustments become necessary.

EARNINGS PERFORMANCE

In analyzing earnings performance, consideration was given to net interest income, the amount and volatility of interest income and interest expense relative to changes in market area conditions and to changes in overall interest rates, the quality of assets as it relates to the presence of problem assets which may result in adjustments to earnings, due to charge-offs, the balance of current and historical classified assets and real estate owned, the balance of valuation allowances to support any problem assets or nonperforming assets, the amount and volatility of noninterest income, and the amount and ratio of noninterest expenses.

As previously noted, the historical business model of Century has historically focused on increasing net interest income and striving to increase net income; monitoring its ratio of nonperforming assets; maintaining its ratio of interest sensitive assets relative to interest sensitive liabilities, thereby maintaining its reasonable sensitivity measure and minimal interest rate risk; maintaining adequate allowances for loan losses to reduce the impact of any unforeseen charge-offs; striving to improve its normalized noninterest income; and monitoring and striving to improve its recently higher overhead expenses. As discussed in Section 1

V.	MARKET VALUE ADJUSTMENTS

of this Appraisal, compared to the Bank, Liberty had a higher net interest margin and lower overhead expense ratio, a higher return on average assets, a more favorable efficiency ratio and a modestly lower ratio of nonperforming assets to total assets. Following the merger, the Bancorp will continue to conduct business in its expanded market area and continue to focus on strengthening net interest spread and net interest margin; increasing its noninterest income; reducing its noninterest expense, increasing the amount and consistency of its net income; reducing its nonperforming and classified assets; and maintaining a reasonable level of interest rate risk.

Earnings are often related to an institution’s ability to generate loans and/or to increase its loan portfolio through loan purchases and participations at favorable rates. The Bank has been a moderate originator of mortgage loans and was a modest originator of nonmortgage loans in 2004, 2005 and 2006 and during the first three quarters of 2007. Century did not purchase loans, but was a seller of a portion of the residential mortgage loans it originated in 2004 and 2005 with no sales of these loans in 2006 or the first three quarters of 2007. In recent years, the Bank has also been active in its origination of commercial real estate loans, construction and development loans, and home equity loans and intends to continue that strategy in an effort to increase its yield and interest income.

From December 31, 2002, to September 30, 2007, the Bank’s gross loans increased by $45.7 million from $73.7 million to $119.4 million, representing a 62.0 percent increase. In 2006, total loan originations of $36.3 million were reduced by principal repayments of $32.9 million; and in the first three quarters of 2007, total loan originations of $21.5 million were reduced by loan sales of $504,000 and principal repayments of $13.7 million. From December 31, 2002, to September 30, 2007, the greatest loan category dollar increase was in construction and development loans, followed by commercial real estate loans and home equity loans, with residential mortgage loans indicating a modest decrease. In 2005, the Bank indicated a modest $4.7 million or 4.7 percent increase in loans, following an $11.8 million or 13.5 percent increase in 2004.

Earnings Performance (cont.)

The impact of the Bank’s primary lending efforts has been to generate a combined yield on average interest-earning assets of 6.49 percent for the twelve months ended September 30, 2007, compared to a modestly lower 6.16 percent for the comparable group, 6.44 percent for all thrifts and 6.49 percent for Midwest thrifts. The Bank’s ratio of interest income to average assets was 6.35 percent for the twelve months ended September 30, 2007, which was higher than the comparable group at 5.81 percent, higher than all thrifts at 6.05 percent and higher than Midwest thrifts at 6.07 percent.

The Bank’s 3.86 percent cost of interest-bearing liabilities for the twelve months ended September 30, 2007, was higher than the comparable group at 3.48 percent, more similar to all thrifts at 3.72 percent and Midwest thrifts at 3.75 percent. The Bank’s resulting net interest spread of 2.63 percent for the twelve months ended September 30, 2007, was slightly lower than the comparable group at 2.68 percent, all thrifts at 2.72 percent and Midwest thrifts at 2.74 percent. The Bank’s net interest margin of 2.99 percent, based on average interest-earning assets for the twelve months ended September 30, 2007, was similar to the comparable group at 3.00 percent, all thrifts at 3.01 percent, and Midwest thrifts at 3.02 percent.

The Bank’s ratio of noninterest income to assets was 0.11 percent for the twelve months ended September 30, 2007. Century’s 0.11 percent ratio of noninterest income to assets was much lower than the comparable group at 0.66 percent, with all thrifts at 1.21 percent. The Bank’s operating expenses were modestly higher than the comparable group and higher than all thrifts and Midwest thrifts. For the twelve months ended September 30, 2007, Century had an operating expenses to assets ratio of 2.67 percent compared to 2.64 percent for the comparable group, 2.17 percent for all thrifts and 2.16 percent for Midwest thrifts.

For the twelve months ended September 30, 2007, the Bank generated lower noninterest income, modestly higher noninterest expenses, and a similar net interest margin relative to the comparable group. As a result, the Bank’s core income was lower than the comparable group’s core income for the twelve months ended September 30, 2007. Based on core earnings, Century

Earnings Performance (cont.)

had a return on average assets of 0.27 percent for the twelve months ended September 30, 2007, compared to the comparable group’s higher core ROAA of 0.62 percent, with all thrifts and Midwest thrifts higher at 0.72 percent and 0.61 percent, respectively.

Due primarily to its lower cost of funds and its higher yield on earning assets at or for the twelve months ended September 30, 2007, Liberty had a higher core ROAA of 0.71 percent. Liberty’s noninterest income ratio has increased modestly in recent years and is modestly above the comparable group, while noninterest expenses have also increased in recent years and are above the comparable group and higher than industry averages in their ratio to average assets.

Following its merger with Liberty, the future earnings stream and net earnings of the Banks will continue to be dependent on both the overall trends in interest rates, its combined earning assets, mix of assets and the consistency, reliability and variation of its noninterest income and overhead expenses.

To the extent that the Bank is able to apply its net proceeds from the public offering to the origination of loans, a wider net interest spread may eventuate relative to a portion of the Bank’s earning assets, but such a trend is projected to be modest and gradual. Overall, the Bank’s three year business plan projects that the Bank’s consolidated net interest income, net interest margin, net income and ROAA are likely to experience modest increases following the public offering and merger in a flat interest rate environment and should be more in line with industry averages. Although anticipated downward pressure on lending rates is likely to reduce the increase in the Bank’s consolidated yield on interest-earning assets, both total assets and interest-earning assets are projected to increase moderately over the three year planning horizon with loan growth focused on commercial real estate loans, commercial business loans and home equity loans.

Although the merger with Liberty expands the Bank’s market area and allows it to access a larger market, it is also likely that competition from both financial institutions and mortgage

Earnings Performance (cont.)

companies will limit the Bank’s ability to significantly increase its market share or rates on mortgage and nonmortgage loan products. Century’s success in achieving its objective to increase its overall net interest spread and net interest margin will relate in large measure to its ability to apply its lower cost liquidity to higher yielding loans and to continue to increase the diversity of its loan and deposit products.

In recognition of the foregoing earnings related factors, considering the Bank’s current and historical performance measures and trends, as well as the Bank’s projection of limited upward movement of its operational metrics over the three year business plan horizon, a moderate downward adjustment has been made to the Bank’s pro forma market value for earnings performance relative to the comparable group.

MARKET AREA

Century’s primary market area for retail deposits and loans consists of Cuyahoga County, northern Medina County and central Lake County. The Bank’s main office and four branch offices are located in Parma, Brunswick, Concord, Garfield Heights and North Royalton. Two of Liberty’s three offices are in Cuyahoga County and its Twinsburg office is in Summit County.

The four county area represents an area which increased modestly in population and households during the 1990s and early 2000s. Population is projected to increase in all but the city of Parma and Cuyahoga County, and households are projected to continue to increase slightly from 2007 through 2012. The 2000 average of the city of Parma and the four counties’ per capita income and also household income was higher than that of Ohio and the United States. The 2000 median rent and median housing value of the five areas were higher than both Ohio’s and the United States’ median rent and median housing values. Cuyahoga and Summit Counties have had modestly higher unemployment rates when compared to Ohio and the United

Market Area (cont.)

States, while Lake and Medina Counties’ rates were generally lower that state and national rates. Finally, the four county area is a competitive financial institution market dominated by banks with a total market deposit base for banks and thrifts of a strong $64.4 billion.

The Bank experienced modest net increases in deposits in each of its most recent five calendar years, as deposits and interest credited exceeded withdrawals in three of the past four years, and its average annual deposit growth rate was 3.25 percent, lower than the comparable group at 9.20 percent. Liberty indicated five year deposit growth of a much higher 40.26 percent.

In recognition of the foregoing factors, including historical limited growth and modest deposit potential in a generally stable market, we believe that no adjustment is warranted for the Bank’s market area.

FINANCIAL CONDITION

The financial condition of the Bank is discussed in Section I and shown in the related exhibits and is compared to the comparable group in Exhibits 41,42 and 44. The Bank’s ratio of total equity to total assets was 10.63 percent at September 30, 2007, which was higher than the comparable group at 9.33 percent, and lower than all thrifts at 10.98 percent and higher than Midwest thrifts at 10.32 percent.

For the purposes of this valuation, the $40,485,000 preconversion, premerger book value used in our calculations was derived by adding to Century’s September 30, 2007, book value of $15,534,000, the $24,951,000 book value of Liberty and applying merger adjustments of $5,486,000 related to the proposed acquisition of Liberty. Our valuation assumption is that at the midpoint, the public stock offering will equal approximately 54 percent of the full pro forma value of the Bank as opined in this Appraisal, with an additional 38.7 percent offered to the

Financial Condition (cont.)

shareholders of Liberty as part of the total merger consideration. With a sale of shares to the public at the midpoint of the valuation range generating net cash proceeds of approximately $21.7 million and the simultaneous acquisition of Liberty, assuming the stock portion of the acquisition price of approximately $19.5 million in stock is paid to Liberty shareholders, the Bancorp’s pro forma total equity to assets ratio after the completion of the public offering will be approximately 12.14 percent, net of the ESOP and the restricted stock award. Such an equity to assets ratio is only moderately higher than the Bank’s combined preconversion, premerger ratio of 10.54 percent and higher than the comparable group at 9.33 percent.

In the case of this merger transaction, however, more meaningful than the Bank’s pro forma total equity to assets ratio is its pro forma tangible equity to assets ratio, since the merger transaction will generate goodwill of approximately $15.1 million, resulting in tangible equity lower by that amount than total equity. With a conversion at the midpoint generating net cash proceeds of approximately $21.7 million and the simultaneous acquisition of Liberty, assuming the stock portion of the acquisition price of approximately $19.5 million in stock is paid to Liberty shareholders, the Bank’s pro forma tangible equity to assets ratio will be approximately 7.8 percent, net of the ESOP and the restricted stock award.

The Bank’s mix of liabilities indicates some areas of variation to the comparable group as to deposits, borrowings and other liabilities. Century’s mix of assets, however, indicates similarities to the comparable group. The Bank had a higher 75.43 percent ratio of net loans to total assets at September 30, 2007, compared to the comparable group at 70.08 percent, and the Bank’s share of net loans was higher than all thrifts at 72.17 percent but lower than Midwest thrifts at 76.28 percent. The Bank’s 20.26 percent share of cash and investments was lower than the comparable group at 24.17 percent and lower than all thrifts at 22.26 percent but higher than Midwest thrifts at 17.90 percent.

Financial Condition (cont.)

Although, as discussed previously, considerable goodwill will accrue from the merger, the Bank had no intangible assets at September 30, 2007, compared to 1.77 percent for the comparable group, 0.84 percent for all thrifts and 0.57 percent for Midwest thrifts. The Bank also had no repossessed assets at September 30, 2007, compared to the comparable group at 0.05 percent, all thrifts at 0.15 percent and Midwest thrifts at 0.21 percent.

The financial condition of Century is influenced by its higher nonperforming assets of $1,773,000 or 1.18 percent of assets at September 30, 2007, compared to a much lower 0.36 percent for the comparable group, 1.02 percent for all thrifts and 1.45 percent for Midwest thrifts. It should be recognized that the Bank’s ratio of nonperforming assets to total assets has indicated a significant increase from December 31, 2002, to September 30, 2007. Liberty had a lower 0.77 percent ratio of nonperforming assets to total assets, with 79.0 percent of its nonperforming assets in the category of nonaccruing loans, representing 0.61 percent of total assets.

At September 30, 2007, the Bank had $702,000 of allowances for loan losses, which represented 0.48 percent of assets and 0.63 percent of total loans. Those ratios are lower than the comparable group, which indicated allowances equal to 0.62 percent of assets and 0.88 percent of total loans. More significant, however, is an institution’s ratio of allowances for loan losses to nonperforming assets, since a considerable portion of nonperforming assets might be charged off. The Bank’s $702,000 of allowances for loan losses represented a lower 40.55 percent of nonperforming assets at September 30, 2007, compared to the comparable group’s 261.04 percent, with all thrifts and Midwest thrifts at ratios of 177.22 percent and 92.22 percent, respectively.

During the twelve months ended September 30, 2007, the Bank had net charge-offs of $91,000 or 0.09 percent of average loans, which was similar to the comparable group at 0.08 percent and lower than all thrifts at 0.14 percent and Midwest thrifts at 0.24 percent. Of greater significance is the Bank’s combined ratio of provision for loan losses to net charge-offs. For

Financial Condition (cont.)

the twelve months ended September 30, 2007, Century had a strong 275.27 percent ratio of ratio of provision for loan losses to net charge-offs. The comparable group’s ratio was a lower 102.58 percent, with all thrifts at 159.13 percent and Midwest thrifts at 157.86 percent. Relative to the comparable group, those ratios are reflective of the Bank’s strengthening its lower ratio of reserves to nonperforming assets.

Century had a 26.29 percent ratio of high risk real estate loans to assets at September 30, 2007, compared to a similar 21.80 percent for the comparable group and 25.78 percent for all thrifts. The regulatory definition of high risk real estate loans is all mortgage loans other than those secured by one- to four-family residential properties.

Due primarily to its strong activity in adjustable-rate loans and its higher equity position, the Bank has maintained a minimal level of interest rate risk. At September 30, 2007, its exposure indicated a modest 14.0 percent decrease in NPV under a 200 basis point increase in interest rates, representing a dollar decrease in NPV of $3.1 million. Based on the anticipated consolidated equity position of the Bank and the individual equity positions of Century and Liberty following the merger transaction, there exists, in our opinion, limited potential for increased interest rate risk exposure.

As indicated in the following adjustment section addressing dividend payments, following its conversion and the acquisition of Liberty, the Bank has not committed to pay cash dividends. Such absence of dividend payments and/or the waiver of dividends payable will have a positive impact on the Bank’s equity and equity to assets ratio in future years.

Overall, considering Century’s asset quality, reserves, coverage, interest rate risk and shares of loans and deposits relative to the comparable group, strengthened by its equity position prior to its public offering and merger, as well as the Liberty’s normal ratio of nonperforming assets and the Bancorp’s pro forma post-merger equity and tangible equity positions, which are

Financial Condition (cont.)

projected to remain higher than the comparable group but similar and industry averages, we believe that no adjustment is warranted for the Bank’s financial condition.

BALANCE SHEET AND EARNINGS GROWTH

During their most recent five calendar years, both Century and Liberty have been characterized by distinctly different average rates of growth in assets, deposits and loans relative to the comparable group and all thrifts. The Bank’s average annual asset growth rate from 2002 through 2006 was lower 3.5 percent, compared to a higher 10.5 percent for the comparable group, 9.7 percent for all thrifts and 7.2 percent for Midwest thrifts. The Bank’s lower asset growth rate is reflective primarily of its five years of similar rate of deposit growth. The Bank’s loan portfolio indicates an average annual increase of 5.1 percent from 2002 through 2006, compared to average growth rates of 11.1 percent for the comparable group, 10.8 percent for all thrifts and 8.4 percent for Midwest thrifts.

Century’s deposits indicate an average annual increase of 3.3 percent from 2002 through 2006, while annual deposit growth averaged a higher 9.2 percent for the comparable group, 8.8 percent for all thrifts and 6.6 percent for Midwest thrifts. The Bank had no borrowed funds at September 30, 2007, which was lower than the comparable group’s 14.7 percent ratio.

Liberty experienced strong assets growth, together with strong loan and deposit growth from 2002 through 2006. Liberty’s five year asset growth was 35.21 percent, accompanied by loan and deposit growth of 35.82 percent and 40.26 percent, respectively.

Following its merger with Liberty, the Bank’s ability to maintain or increase its asset, loan and deposit bases in the future is, to a great extent, dependent on its being able to competitively price its loan and savings products, to maintain a high quality of service to its customers, to increase its market share and to increase its loan origination activity. With the

Balance Sheet and Earnings Growth (cont.)

exception of Medina County, the Bancorp’s post-merger primary market area has experienced a minimal overall increase in population and households between 1990 and 2007, and the overall increase is projected to continue at slower rates through 2012. The Bank’s primary market area indicates 2007 per capita income and median household income modestly higher than state and national levels, but similar to the comparable group. The Bank’s primary market area has experienced lower net increases in population and households compared to the comparable group, as well as national averages and similar to the state average.

The Bancorp’s business plan does not project any specific branching during the next three years, although it will seek opportunities to increase its visibility and expand its presence in the larger market area. Nevertheless, the Bancorp’s historical and continuing primary dependence on its current market areas is likely to result in modest asset growth of approximately 6.0 percent per year, as projected in the business plan. The Bank’s business plan projections also indicate modest deposit growth of approximately 6.3 percent per year, reflecting the demographics of the market area and the competitive environment. The Bancorp’s total loan portfolio is projected to experience similar growth of approximately 5.6 percent per year, as conversion proceeds are deployed, with a continued focus on commercial real estate and commercial business loans. Cash and investments are projected to increase in dollars and as a percent of assets from 24.8 percent to 26.4 percent. The Bank’s competitive operating environment, together with its projected modest deposit growth during the two year horizon, combined with modest to moderate loan growth, is likely to result in the continuation of the Bank’s overall lower rate of asset, loan and deposit growth relative to the comparable group. No specific additional services have been initially planned, although Liberty’s stronger consumer loan portfolio and experienced lending staff might provide growth opportunities.

The Bancorp anticipates that its earnings will be enhanced by the merger with some merger synergies, related to auditing expense, data processing expenses, professional fees, etc. The Bancorp’s business plan projects that its net interest margin will gradually increase by approximately 35 basis points over the current planning horizon, accompanied by a 19 basis

Balance Sheet and Earnings Growth (cont.)

point increase in ROAA to approximately 0.70 percent. The Bancorp will also continue to work out its problem assets, with the goal of reducing nonperforming assets to more normal levels by the end of 2009, relieving some pressure on earnings.

Considering the Bancorp’s market area and general operating environment, the Bancorp plans to attain a consistent trend of moderate growth and profitability more commensurate with the comparable group. Based on the foregoing factors, we have concluded that an upward adjustment to the Bank’s pro forma value is warranted for its anticipated balance sheet and earnings growth.

DIVIDEND PAYMENTS

Immediately following its public offering and merger, the Bancorp has not committed to pay cash dividends to its shareholders.

Each of the ten institutions in the comparable group pays cash dividends for an average dividend yield of 3.52 percent and average payout ratio of 58.85 percent. All thrifts had an average dividend yield of 2.42 percent and an average payout ratio of 60.02 percent. Midwest thrifts had a higher dividend yield of 2.69 percent and a higher payout ratio of 77.44 percent.

In our opinion, no adjustment to the pro forma market value of the Bank is warranted at this time related to the dividend payment.

SUBSCRIPTION INTEREST

In 2006 and to date in 2007, investors’ interest in new issues has been mixed and selective, with subscription levels generally lower, although a few issues have received stronger

Subscription Interest (cont.)

support from the marketplace. Overall, the recent reaction of IPO investors appears generally to be related to a number of analytical factors, including the financial performance and condition of the converting thrift institution, the strength of the local economy, general market conditions, including the sub-prime concerns, aftermarket price trends and the anticipation of continuing merger/acquisition activity in the thrift industry. Although the number of offerings is small relative to the 1990s, there appears not to be a quantitative unsatisfied demand for new financial institution issues, particularly the smaller offerings, and even some issues attracting considerable interest have posted smaller than expected price increases but, in some cases, price decreases in the aftermarket.

The Bancorp will direct its offering to depositors of the Bank and to its employees’40 l(k) plan. If there is a community offering, residents of Cuyahoga, Medina, Lake and Summit Counties will be given a preference. The board of directors and officers anticipate purchasing $1.3 million or approximately 5.7 percent of the stock offered to the public based on the appraised midpoint valuation.

The Bank has secured the services of Stifel, Nicolaus & Company to assist in the marketing and sale of the conversion stock.

Based on the size of the offering, recent market movement and current market conditions, local market interest, the performance of Century and Liberty, the Bancorp’ s market area and the extent of its projected earnings enhancements, the terms of the offering and recent subscription levels for initial offerings, we believe that a moderate downward adjustment is warranted for the Bancorp’s anticipated subscription interest.

LIQUIDITY OF THE STOCK

The Bancorp will offer its shares through a subscription offering and, if required, a subsequent community offering with the assistance of Stifel Nicolaus. The Bank will pursue at least two market makers for the stock, which it anticipates will be quoted on the NASDAQ Capital Market.

The Bank’s total public offering is smaller in size relative to the average market value of the comparable group and Ohio thrift holding companies. The comparable group has an average market value of $83.6 million for the stock outstanding compared to a midpoint market value of $42.4 million for the Bancorp, representing 4,246,563 shares at $10 per share. Of the ten institutions in the comparable group, all ten are traded on NASDAQ, indicating an average daily trading volume of 2,725 shares during the last four quarters and an average of 4,887,200 shares outstanding compared to 4,246,563 shares at the Bancorp’s midpoint.

Based on the average market capitalization, shares outstanding and daily trading volume of the comparable group, as well as the relative trading volume of publicly-traded thrift holding companies, we have concluded that no adjustment to the Bancorp’s pro forma market value is warranted relative to the anticipated liquidity of its stock.

MANAGEMENT

The president and chief executive officer of Century is Jeffrey J. Calabrese, who is also a director (reference Exhibit 23). Mr. Calabrese joined Century in 2003 as president and was appointed chief executive officer in January 2005. Prior to joining Century, Mr. Calabrese was employed at First Merit Bank as senior vice president—lending operations. James Graham is vice president and chief financial officer of Century Bank. Mr. Graham joined the Bank as its chief financial officer in 2007. Prior to joining Century, Mr. Graham was a senior manager in the audit department of RSM McGladrey in Cleveland, Ohio. James Madrzak is vice president and chief lending officer, a position he has held since 2003. Prior to joining Century, Mr. Madrzak was vice president of loan operations in the construction loan finance division at First Merit Bank.

Management (cont.)

In recent years, the Bank has been able to maintain its deposit market share and a higher equity base, maintain regulatory capital ratios above industry averages, control nonperforming assets, recognizing a higher level in 2007, and maintain a lower interest rate risk exposure position. Relative to the comparable group averages, the Bank’s noninterest income has been lower and its noninterest expenses have been similar, as well as its net interest margin, with a lower ROAA than the comparable group average. Management is confident that the synergies associated with the merger will provide the Bank with opportunities for longer term growth and increased profitability following the public offering and merger.

Overall, we believe the Bank to be professionally and knowledgeably managed, as are the comparable group institutions. It is our opinion that no adjustment to the pro forma market value of the Bancorp is warranted for management.

MARKETING OF THE ISSUE

The necessity to build a new issue discount into the stock price of a converting thrift institution continues to be a closely examined issue in recognition of uncertainty among investors as a result of the thrift industry’s dependence on interest rate trends, recent volatility in the stock market and reduced interest in conversion offerings. Increased merger/acquisition activity, as well as the presence of new competitors in the financial institution industry, such as de novo institutions, investment firms, insurance companies and mortgage companies, have resulted in increased pressure on an individual institution’s ability to attract retail deposits at normal rates rather than premium rates and to deploy new funds in a timely and profitable manner.

Marketing of the Issue (cont.)

We believe that a new issue discount applied to the price to book value approach is appropriate and necessary in some public offerings. Various current industry and market trends cause us to conclude that such a discount is warranted in the case of this particular offering. Consequently, at this time we have made a modest downward adjustment to the Bancorp’s pro forma market value related to a new issue discount.

VI.	VALUATION METHODS AND CONCLUSION

Valuation Methods

Historically, the method most frequently used by this firm to determine the pro forma market value of common stock for thrift institutions has been the price to book value ratio method, due to the volatility of earnings in the thrift industry in the early to mid-1990s. As earnings in the thrift industry stabilized and improved in the late 1990s, additional attention has been given to the price to core earnings method, particularly considering increases in stock prices during those years. During the past few years, however, as fluctuating interest rates have had varying effects on the earnings of individual institutions, depending on the nature of their operations, the price to book value method has again become pertinent and meaningful to the objective of discerning commonality and comparability among institutions.

The full conversion offering of Century includes the acquisition of Liberty Bank, N.A. for the price of $45.00 per share of Liberty’s stock, with such aggregate consideration to comprise 50 percent cash and 50 percent stock. As indicated in the offering prospectus, incorporated herein by reference, the total acquisition price of $38.9 million generates intangible assets of $15.1 million, including goodwill of $13.7 million and core deposit intangible of $1.3 million, resulting in pro forma consolidated tangible equity significantly lower than pro forma consolidated total equity at each of the valuation ranges. Additionally, the prospectus indicates a pro forma merger adjustments to historical consolidated assets, equity and net income, which we have incorporated into our valuation calculations. We have also recognized various other metrics and financial and operating information related to both the Century and Liberty contained in the prospectus.

Inasmuch as the acquisition of Liberty Bank, N.A. is integral to the Bank’s stock conversion and offering, in our opinion the price to tangible book value method is the appropriate method upon which to place primary emphasis in determining the pro forma market value of the Bancorp. Additional analytical and correlative attention will be given to the price to core earnings method and the price to assets method.

Valuation Methods (cont.)

In applying each of the valuation methods, consideration was given to the adjustments to the Bancorp’s pro forma market value discussed in Section V. Downward adjustments were made for the Bank’s earnings performance, subscription interest and the marketing of the issue. An upward adjustment was made for the Bank’s balance sheet and earnings growth potential. No adjustments were made for the Bank’s market area, financial condition, dividend payments, stock liquidity and management.

Valuation Range and Merger Shares

In addition to the pro forma market value, we have defined a valuation range recognizing both the public offering and the issuance of merger shares to the shareholders of Liberty Bank, N.A. The pro forma market value or appraised value will also be referred to as the midpoint value. The remaining points in the valuation range will be based on the number of shares offered to the public, with the number of merger shares remaining constant at 1,946,563 shares at each point in the range. The number of public shares at the minimum will be 15 percent less than at the midpoint increasing at the maximum to 15 percent over the midpoint; and further increasing at the maximum, as adjusted, commonly referred to as the super maximum, to 15 percent over the maximum.

Price to Tangible Book Value Method

In the valuation of thrift institutions, the price to book value method focuses on an institution’s financial condition. In the case of the Bank’s conversion/merger transaction, this method is the most pertinent and appropriate approach due to the terms of the acquisition and the balance sheet merger accounting adjustments, including the resulting intangible assets. As discussed above, in our opinion, the creation of goodwill and other intangibles representing a

Price to Tangible Book Value Method (cont.)

significant 43.2 percent of consolidated stockholders’ equity, requires the primary valuation emphasis to be placed on the tangible book value method.

Exhibit 47 shows the average and median price to tangible book value ratios for the comparable group, which were 136.80 percent and 135.13 percent, respectively. The full comparable group indicated a moderately wide range, from a low of 112.20 percent to a high of 172.48 percent. The comparable group had lower average and median price to total book value ratios of 111.59 percent and 103.45 percent, respectively, with a range of 95.30 percent to 172.48 percent. Excluding the low and the high in the group, the comparable group’s price to tangible book value range narrowed moderately from a low of 113.84 percent to a high of 162.94 percent; and the comparable group’s price to total book value range narrowed modestly at the lower end and moderately at the higher end of the range from a low of 95.90 percent to a high of 123.86 percent.

Including the merger adjustments, the combined pre-transaction tangible book value of Century and Liberty was $19,864,000, based on intangible assets of $15,135,000 to be created by the acquisition of Liberty Bank, N.A., which is deducted from the combined adjusted total book value of $34,999,000 at September 30, 2007.

Considering the foregoing factors, including the pro forma impact of the Bank’s acquisition of Liberty, in conjunction with the adjustments made in Section V, we have determined a fully converted pro forma price to tangible book value ratio of 113.76 percent and a corresponding fully converted pro forma price to total book value ratio of 80.94 percent at the midpoint. As a result of the constant balance of intangible assets created, as well as the fixed number of merger shares issued to Liberty shareholders, the pro forma price to tangible book value ratio decreases slightly from 113.89 percent at the minimum of the offering range to 113.53 percent at the maximum, as adjusted, while the price to total book value ratio increases from 78.99 percent at the minimum to 84.44 percent at the maximum, as adjusted.

Price to Tangible Book Value Method (cont.)

The Bancorp’s fully converted pro forma price to tangible book value ratio of 113.76 percent at the midpoint, as calculated using the prescribed formulary computation indicated in Exhibit 48, is influenced by the merger transaction and the goodwill generated thereby, Century’s and Liberty’s respective capitalization and local markets, subscription interest in thrift stocks and overall market and economic conditions. Further, the Bancorp’s ratio of tangible equity to assets after the completion of the public offering at the midpoint of the valuation range will be approximately 13.4 percent compared to 9.33 percent for the comparable group.

Price to Core Earnings Method

The foundation of the price to core earnings method is the determination of the core earnings base to be used, followed by the calculation of an appropriate price to core earnings multiple. Including merger accounting adjustments indicated in the prospectus, the combined after tax core earnings for the nine months ended September 30, 2007, annualized, were $1,677,000 (reference Exhibit 7) and its net earnings were a higher $1,823,000 for that period. That core earnings base reflects combined core earnings of $1,793,000 for Century and Liberty, reduced by annualized pro forma merger adjustments of $116,000. To opine the pro forma market value of the Bancorp using the price to core earnings method, we applied the combined core earnings base of $1,677,000.

In determining the fully converted price to core earnings multiple, we reviewed the ranges of fully converted price to core earnings and price to net earnings multiples for the comparable group and all publicly-traded thrifts. As indicated in Exhibit 47, the average price to core earnings multiple for the comparable group was 21.29 while the median was a lower 13.24. The average price to net earnings multiple was a similar 21.64 and the median multiple was 14.80. The comparable group’s fully converted price to core earnings multiple was lower than the 27.84 average multiple for all publicly-traded, FDIC-insured thrifts and higher than their median of 19.83. The range in the price to core earnings multiple for the comparable

Price to Core Earnings Method (cont.)

group was from a low of 11.08 to a high of 71.03. The range in the price to core earnings multiple for the comparable group, excluding the high and low multiples, was from a low multiple of 12.44 to a high of 28.69 times earnings for eight of the ten institutions in the group, indicating a significant narrowing at the high end of the range and a modest narrowing at the low end.

Consideration was given to the adjustments to the Bancorp’s pro forma market value discussed in Section V. In recognition of those adjustments, we have determined a fully converted price to core earnings multiple of 24.80 at the midpoint, based on the combined core earnings of $1,677,000 for the nine months ended September 30, 2007, annualized. The Bancorp’s core earnings multiple of 24.80 is modestly higher than its net earnings multiple of 22.73 as a result of the earnings adjustments previously noted and detailed in Exhibit 7.

Price to Assets Method

The final valuation method is the price to assets method. This method is not extensively used, since the calculation incorporates neither an institution’s equity position nor its earnings performance. Additionally, the prescribed formulary computation of value using the pro forma price to net assets method does not recognize the runoff of deposits concurrently allocated to the purchase of conversion stock or incorporate any adjustment for intangible assets, returning a pro forma price to assets ratio below its true level following conversion.

Exhibit 47 indicates that the average fully converted price to assets ratio of the comparable group was 10.36 percent and the median was 9.50 percent. The range in the price to assets ratios for the comparable group varied from a low of 6.56 percent to a high of 16.24 percent. The range narrows modestly with the elimination of the two extremes in the group to a low of 7.46 percent and a high of 15.76 percent.

Price to Assets Method (cont.)

Consistent with the previously noted adjustments, it is our opinion that an appropriate price to assets ratio for the Bancorp is 10.84 percent at the midpoint, which ranges from a low of 10.04 percent at the minimum to 12.52 percent at the maximum, as adjusted.

Valuation Analysis and Summary

Exhibit 48 present the pro forma valuation analysis and conclusions, pro forma pricing ratios at the midpoint of the valuation range, and a summary of the pro forma share allocation at each of the valuation ranges. In addition to the share allocation and value at each of the valuation ranges, Exhibit 49 additionally indicates the respective pro forma ownership of conversion subscribers and Liberty shareholders and the Liberty share exchange ratio based on aggregate merger shares equal to 50 percent of Liberty’s outstanding shares, as provided in the Merger Agreement.

Summary of Discounts/Premiums

Exhibit 50 provides a summary of the valuation premium or discount for each of the valuation ranges compared to the comparable group, based on the three valuation approaches. At the midpoint, the Bancorp’s fully converted pro forma price to tangible book value ratio of 113.76 percent represents a discount of 16.84 percent relative to the comparable group and decreases nominally to 113.53 percent at the maximum, as adjusted. The Bancorp’s pro forma price to core earnings multiple of 24.80 at the midpoint value indicates a premium of 14.65 percent, increasing to a premium of 28.07 percent at the maximum, as adjusted. The Bancorp’s pro forma price to assets ratio of 10.84 percent at the midpoint represents a premium of 4.68 percent, increasing to a premium of 20.92 percent at the maximum, as adjusted.

Effect of Conversion Proceeds

Exhibits 51 through 54 present the pro forma effect of use of the conversion proceeds at each of the three valuation approaches based on the Bancorp’s subscription stock offering.

Valuation Conclusion

As presented in Exhibits 48 and 49, the fully converted pro forma valuation range of the Bancorp is from a minimum of $39,015,630 or 3,901,563 shares at $10.00 per share to a maximum of $45,915,630 or 4,591,563 shares at $10.00 per share, with a maximum, as adjusted, of $49,883,130 or 4,988,313 shares at $10.00 per share. Exhibit 49 presents in detail the total number of shares to be issued at each valuation range, the respective number of shares issued to each shareholder group, the overall share allocation and the corresponding share values.

It is our opinion that, as of November 30, 2007, the pro forma market value of the Bancorp was $42,465,630 at the midpoint, representing 4,246,563 shares at $10.00 per share, comprising the 2,300,000 shares offered to the public and the 1,946,563 merger shares issued to the shareholders of Liberty Bank, N.A.

EXHIBITS

NUMERICAL

EXHIBITS

EXHIBIT 1

CENTURY BANK

PARMA, OHIO

Consolidated Balance Sheets

At September 30, 2007 and December 31, 2006

	September 30, 2007	December 31, 2006
	(unaudited)
ASSETS
Cash and due from financial institutions	$992,818	$1,061,390
Interest-bearing deposit sin other financial institutions	846,973	1,390,702
Federal funds sold and overnight deposits	6,500,000	5,300,000

Total cash and cash equivalents	8,339,791	7,752,092
Interest-bearing time deposits in other financial institutions	2,871,000	4,643,000
Securities available-for-sale	15,393,500	23,924,659
Securities held-to-maturity (fair value 2007 - $2,994,104) (2006 - $3,983,948)	2,994,792	3,984,678
Loans, net of allowance (2007 - $702,204, 2006 - $580,750)	110,178,543	102,084,522
Federal Home Loan Bank stock, at cost	1,228,000	1,228,000
Premises and equipment, net	1,504,478	1,613,768
Cash surrender value of bank owned life insurance	2,574,519	2,501,006
Accrued interest receivable and other assets	678,783	787,619
Other assets	313,519	213,861

Total assets	$146,076,925	$148,733,205

LIABILITIES AND EQUITY
Deposits
Noninterest-bearing	$3,839,025	$3,154,116
Interest-bearing	125,656,272	129,132,759

Total deposits	129,495,297	132,286,875
Accrued interest payable	261,244	175,885
Advances by borrowers for taxes and insurance	255,767	511,458
Accrued expenses and other liabilities	531,113	456,235

Total liabilities	130,543,421	133,430,453
EQUITY
Retained earnings	15,527,930	15,391,552
Accumulated other comprehensive loss	5,574	(88,800)

Total equity	15,533,504	15,302,752
Total liabilities and equity	$146,076,925	$148,733,205

Source: Century Bank’s audited and unaudited financial statements

EXHIBIT 1a

LIBERTY BANK, N.A.

TWINSBURG, OH

Statement of Financial Condition

At September 31, 2007

September 30, 2007
ASSETS
Cash and due from banks	$2,103,655
Interest-bearing deposits	154,511

Cash and cash equivalents	2,258,166
Interest-bearing time deposits	100,000
Investment securities
Available-for-sale	17,129,640
Held-to-maturity (fair value of $145,000 and $158,000)	144,054

Total investment securities	17,273,694
Loans held-for-sale	325,000
Loans, net of allowance for loan losses of $2,576,000 and $2,337,000	109,811,842
Premises and equipment	3,933,577
Federal Home Loan Bank stock	1,724,600
Interest receivable	858,283
Cash value of life insurance	2,652,669
Other assets	2,341,277

Total assets	$141,279,108

LIABILITIES
Deposits
Noninterest-bearing	$3,393,693
Interest-bearing	90,348,638

Total deposits	93,742,331
Federal Home Loan Bank advances	27,806,374
Other borrowings	5,687,908
Other liabilities	1,783,437

Total liabilities	129,020,050
SHAREHOLDERS’ EQUITY
Common stock, no par value
Authorized - 20,000,000 shares
Issued and outstanding - 565,863 and 555,450 shares	5,392,017
Retained earnings	7,654,683
Unearned recognition and retention plan (RRP) shares	(146,727)
Unearned employee stock ownership plan (ESOP) shares	(266,616)
Accumulated other comprehensive loss	(374,299)

Total shareholder’s equity	12,259,058
Total liabilities and shareholders’ equity	$141,279,108

Source: Liberty Bank, N.A.’s unaudited financial statements

EXHIBIT 2

CENTURY BANK

PARMA, OHIO

Consolidated Balance Sheets

At December 31, 2002, 2003, 2004 and 2005

	December 31,
	2005	2004	2003	2002
ASSETS
Cash and due from other banks	$2,557,576	$2,064,862	$2,947,786	$2,715,214
Federal funds sold and overnight deposits	13,000,000	8,000,000	7,000,000	12,000,000

Total cash and cash equivalents	15,557,576	10,064,862	9,947,786	14,715,214
Interest-bearing deposits in other financial institutions	4,943,000	4,943,000	496,000	99,000
Securities available-for-sale	11,050,355	13,921,645	22,217,467	25,394,621
Securities held-to-maturity (fair value 2005- $996,746, 2004-$3,990,604, 2003- $5,995,103, 2002-$9,863,862)	996,889	3,990,852	5,995,305	9,850,982
Loans, net of allowance	98,948,899	92,510,196	80,425,906	71,529,364
Loans held for sale	—	—	3,503,542	853,419
Federal Home Loan Bank stock	1,159,400	1,103,400	1,059,200	1,018,100
Premises and equipment	1,272,444	1,344,525	1,352,846	1,330,199
Cash surrender value of bank owned life insurance	2,408,684	2,320,743	2,241,139	—
Accrued interest receivable and other assets	749,293	805,607	627,285	2,662,312

Total assets	$137,086,540	$131,004,830	$127,866,476	$127,453,211

LIABILITIES AND EQUITY
Liabilities
Deposits
Noninterest-bearing	$2,014,575	$1,765,952	$1,218,724	$1,080,665
Interest-bearing	119,545,902	114,685,009	112,692,296	112,863,152

Total deposits	121,560,477	116,450,961	113,911,020	113,943,817
Accrued interest payable	64,341	24,937	5,500	66,116
Accrued expenses and other liabilities	936,999	985,828	916,655	986,832

Total liabilities	122,561,817	117,461,726	114,833,175	114,996,765
Equity
Retained earnings	14,612,671	13,595,419	13,014,007	12,282,022
Accumulated other comprehensive income (loss)	(87,948)	(52,315)	19,294	174,424

Total equity	14,524,723	13,543,104	13,033,301	12,456,446

Total liabilities and equity	$137,086,540	$131,004,830	$127,866,476	$127,453,211

Source: Century Bank’s audited financial statements

EXHIBIT 2a

LIBERTY BANK, N.A.

TWINSBURG, OHIO

Statements of Financial Condition

At December 31, 2005 and 2006

	December 31,
	2005	2006
ASSETS
Cash and due from other banks	$2,947,786	$2,715,214
Federal funds sold and overnight deposits	7,000,000	12,000,000

Total cash and cash equivalents	9,947,786	14,715,214
Interest-bearing deposits in other financial institutions	496,000	99,000
Securities available-for-sale	22,217,467	25,394,621
Securities held-to-maturity (fair value 2005- $996,746, 2004-$3,990,604, 2003- $5,995,103, 2002-$9,863,862)	5,995,305	9,850,982
Loans, net of allowance	80,425,906	71,529,364
Loans held for sale	3,503,542	853,419
Federal Home Loan Bank stock	1,059,200	1,018,100
Premises and equipment	1,352,846	1,330,199
Cash surrender value of bank owned life insurance	2,241,139	—
Accrued interest receivable and other assets	627,285	2,662,312

Total assets	$127,866,476	$127,453,211

LIABILITIES AND EQUITY
Liabilities
Deposits
Noninterest-bearing	$1,218,724	$1,080,665
Interest-bearing	112,692,296	112,863,152

Total deposits	113,911,020	113,943,817
Accrued interest payable	5,500	66,116
Accrued expenses and other liabilities	916,655	986,832

Total liabilities	114,833,175	114,996,765
Equity
Retained earnings	13,014,007	12,282,022
Accumulated other comprehensive income (loss)	19,294	174,424

Total equity	13,033,301	12,456,446

Total liabilities and equity	$127,866,476	$127,453,211

Source: Liberty Bank, N.A.’s audited financial statements

EXHIBIT 3

CENTURY BANK

PARMA, OHIO

Consolidated Statements of Income

For the Nine Months Ended September 30, 2006 and 2007, and

For the Year Ended December 31, 2006

	Nine Months Ended September 30,		Year Ended December 31, 2006
	2007	2006
	(unaudited)
Interest and dividend income
Loans, including fees	$5,476,353	$5,130,746	$6,889,397
Securities	943,703	765,492	1,134,883
Overnight investments and federal funds sold	228,916	275,739	347,462
Interest-bearing deposits	195,682	230,900	306,979
FHLB dividends	59,323	50,578	68,874

Total interest income	6,903,977	6,453,455	8,747,595
Interest expense
Deposits	3,726,763	3,133,483	4,366,460

Total interest expense	3,726,763	3,133,483	4,366,460

Net interest income	3,177,214	3,319,972	4,381,135
Provision for loan losses	192,279	3,900	10,275

Net interest income after provision for loan losses	2,984,935	3,316,072	4,370,860
Noninterest income
Service charges	126,367	122,398	163,214
Loan service fee income	54,281	65,232	86,351
Gain on sale of loans	—	—	—
Gain (loss) on trading activities	—	—	—
Gain (loss) on sale of real estate owned	—	19,634	19,634
Loss on sale and impairment of securities	(139,779)	—	—
Earnings on bank owned life insurance	73,513	68,656	92,322
Other	3,660	3,899	5,962

Total noninterest income	118,042	279,819	367,483
Noninterest expense
Compensation and employee benefits	1,511,779	1,396,646	1,868,617
Occupancy	492,100	405,575	565,693
Data processing	154,968	124,102	173,732
Professional fees	105,868	82,294	111,728
Taxes other than income	181,404	169,333	225,116
Advertising	159,595	190,774	232,545
Federal insurance premium	11,591	11,517	15,521
Other	280,619	260,096	371,610

Total noninterest expense	2,897,924	2,640,337	3,564,562

Income before income taxes	205,053	955,554	1,173,781
Provision for income taxes	68,675	321,300	394,900

Net income	$136,378	$634,254	$778,881

Source: Century Bank’s audited and unaudited financial statements

EXHIBIT 3a

LIBERTY BANK, N.A.

TWINSBURG, OHIO

Statements of Income

For the Nine Months Ended September 30, 2006 and 2007

	Nine Months Ended September 30,
	2007	2006
	(unaudited)
Interest and dividend income
Loans, including fees	$5,476,353	$5,130,746
Securities	943,703	765,492
Overnight investments and federal funds sold	228,916	275,739
Interest-bearing deposits	195,682	230,900
FHLB dividends	59,323	50,578

Total interest income	6,903,977	6,453,455
Interest expense
Deposits	3,726,763	3,133,483

Total interest expense	3,726,763	3,133,483

Net interest income	3,177,214	3,319,972
Provision for loan losses	192,279	3,900

Net interest income after provision for loan losses	2,984,935	3,316,072
Noninterest income
Service charges	126,367	122,398
Loan service fee income	54,281	65,232
Gain on sale of loans	—	—
Gain (loss) on trading activities	—	—
Gain (loss) on sale of real estate owned	—	19,634
Loss on sale and impairment of securities	(139,779)	—
Earnings on bank owned life insurance	73,513	68,656
Other	3,660	3,899

Total noninterest income	118,042	279,819
Noninterest expense
Compensation and employee benefits	1,511,779	1,396,646
Occupancy	492,100	405,575
Data processing	154,968	124,102
Professional fees	105,868	82,294
Taxes other than income	181,404	169,333
Advertising	159,595	190,774
Federal insurance premium	11,591	11,517
Other	280,619	260,096

Total noninterest expense	2,897,924	2,640,337

Income before income taxes	205,053	955,554
Provision for income taxes	68,675	321,300

Net income	$136,378	$634,254

Source: Liberty Bank, N.A.’s unaudited financial statements

EXHIBIT 4

CENTURY BANK

PARMA, OHIO

Consolidated Statements of Income

For the Years Ended December 31, 2002, 2003, 2004 and 2005

	Year Ended December 31,
	2005	2004	2003	2002
Interest and dividend income
Loans, including fees	$6,332,603	$5,301,681	$5,196,387	$6,072,716
Securities	477,333	526,216	761,255	663,469
Overnight investments and federal funds sold	222,251	63,165	192,924	175,720
Interest-bearing deposits	217,181	103,272	16,066	33,253
FHLB dividends	56,241	44,377	41,336	45,763

Total interest income	7,305,609	6,038,711	6,207,968	6,990,921
Interest expense
Deposits	3,037,284	2,606,427	3,038,665	3,916,508

Total interest expense	3,037,284	2,606,427	3,038,665	3,916,508
Net interest income	4,268,325	3,432,284	3,169,303	3,074,413
Provision for loan losses	75,337	159,906	86,195	4,794

Net interest income after provision for loan losses	4,192,988	3,272,378	3,083,108	3,069,619
Noninterest income
Service charges	157,277	197,110	181,685	112,802
Loan fee and service fee income	126,052	48,364	63,805	66,592
Gain on sale of loans	7,570	76,429	104,254	312,535
Gain (loss) on trading activities	(4,123)	6,932	7,272	17,614
Gain (loss) on sale of real estate owned	(1,726)	—	—	—
Loss on sale of securities	(24,769)	—	—	—
Other	109,008	100,550	128,962	162,151

Total noninterest income	369,289	429,385	485,978	671,694
Noninterest expense
Compensation and employee benefits	1,748,327	1,671,438	1,496,500	1,329,359
Occupancy	410,278	394,591	361,329	333,347
Data processing	154,195	—	—	—
Professional fees	106,660	—	—	—
Taxes other than income	208,812	197,159	186,431	150,604
Advertising	116,854	80,910	39,980	40,480
Federal insurance premium	15,964	17,120	18,332	19,581
Other	297,835	499,733	413,500	496,939

Total noninterest expense	3,058,925	2,860,951	2,516,072	2,370,310
Income before income tax expense	1,503,352	840,812	1,053,014	1,371,003
Provision for income taxes	486,100	259,400	321,029	430,700

Net income	$1,017,252	$581,412	$731,985	$940,303

Source: Century Bank’s audited financial statements

EXHIBIT 4a

LIBERTY BANK, N.A.

TWINSBURG, OHIO

Statements of Income

For the Years Ended December 31, 2005 and 2006

	Year Ended December 31,
	2006	2005
Interest and dividend income
Loans, including fees	$5,196,387	$6,072,716
Securities	761,255	663,469
Overnight investments and federal funds sold	192,924	175,720
Interest-bearing deposits	16,066	33,253
FHLB dividends	41,336	45,763

Total interest income	6,207,968	6,990,921
Interest expense
Deposits	3,038,665	3,916,508

Total interest expense	3,038,665	3,916,508
Net interest income	3,169,303	3,074,413
Provision for loan losses	86,195	4,794

Net interest income after provision for loan losses	3,083,108	3,069,619
Noninterest income
Service charges	181,685	112,802
Loan fee and service fee income	63,805	66,592
Gain on sale of loans	104,254	312,535
Gain (loss) on trading activities	7,272	17,614
Gain (loss) on sale of real estate owned	—	—
Loss on sale of securities	—	—
Other	128,962	162,151

Total noninterest income	485,978	671,694
Noninterest expense
Compensation and employee benefits	1,496,500	1,329,359
Occupancy	361,329	333,347
Data processing	—	—
Professional fees	—	—
Taxes other than income	186,431	150,604
Advertising	39,980	40,480
Federal insurance premium	18,332	19,581
Other	413,500	496,939

Total noninterest expense	2,516,072	2,370,310
Income before income tax expense	1,053,014	1,371,003
Provision for income taxes	321,029	430,700

Net income	$731,985	$940,303

Source: Liberty Bank, N.A.’s audited financial statements

EXHIBIT 5

CENTURY BANK

Selected Financial Information

At September 30, 2007 and

at December 31, 2002 through 2006

	At September 30, 2007	At December 31,
		2006	2005	2004	2003	2002
	(Dollars in thousands)
Selected financial condition data:
Total assets	$146,077	$148,733	$137,087	$131,000	$127,825	$127,455
Interest bearing time deposits in other financial institutions	2,871	4,643	4,943	4,943	496	100
Securities available for sale, at fair value	15,393	23,944	11,050	13,922	22,217	25,395
Securities held to maturity	2,995	3,985	997	3,991	5,995	9,851
Federal Home Loan Bank stock, at cost	1,278	1,228	1,159	1,103	1,059	1,018
Loans receivable, net	110,179	102,085	98,949	92,510	83,929	73,362
Deposits	129,495	132,287	121,559	116,490	113,931	113,959
Retained earnings	15,554	15,392	14,613	13,595	13,014	12,282

Source: Century Commercial Bancorp, Inc.’s Prospectus

EXHIBIT 5a

LIBERTY BANK, N.A.

Selected Financial Information

At September 30, 2007

at December 31, 2002 through 2006

	September 30, 2007	December 31,
		2006	2005	2004	2003	2002
	(Dollars in thousands)
Selected financial condition data:
Total assets	$227,965	$180,075	$134,063	$67,565	$56,352	$48,933
Loans receivable, net	155,284	132,070	63,767	51,967	45,212	38,583
Loans held-for-sale	0	60,077	43,771	0	0	0
Securities available for sale, at fair value:	11,941	8,839	10,512	10,385	7,123	4,025
Federal Home Loan Bank stock	900	723	679	385	363	353
Deposits	205,460	158,652	118,788	50,165	45,522	38,496
Borrowings	0	2,000	3,000	5,200	3,000	3,000
Shareholders equity	20,141	18,476	11,730	11,885	6,934	7,260

Source: Century Commercial Bancorp, Inc.’s Prospectus

EXHIBIT 6

CENTURY BANK

Income and Expense Trends

For the Nine Months Ended September 30, 2006 and 2007, and

For the Years Ended December 31, 2002, 2003, 2004, 2005 and 2006

	Nine Months Ended September 30,		For the Year Ended December 31,
	2007	2006	2006	2005	2004	2003	2002
			(Dollars in thousands)
Total interest and dividend income	$6,904	$6,453	$8,748	$7,331	$6,056	$6,238	$6,613
Total interest expense	3,727	3,133	4,367	3,037	2,604	3,037	3,907

Net interest income	3,177	3,320	4,381	4,293	3,452	3,201	2,706
Provision for loan losses	192	4	10	75	160	86	0

Net interest income after provision for loan losses	2,985	3,316	4,371	4,218	3,292	3,115	2,706
Non-interest income	118	280	367	328	402	442	1,048
Non-interest expense	2,898	2,640	3,564	3,043	2,854	2,504	2,383

Income before taxes	205	956	1,174	1,503	840	1,053	1,371
Income tax provision	69	321	395	486	259	321	431

Net income (loss)	$136	$635	$779	$1,017	$581	$732	$940

Source: Century Commercial Bancorp, Inc.’s Prospectus

EXHIBIT 6a

LIBERTY BANK, N.A.

Income and Expense Trends

For the Nine Months Ended September 30, 2006 and 2007, and

For the Years Ended December 31, 2002, 2003, 2004, 2005 and 2006

	Nine Months Ended September 30,		For the Year Ended December 31,
	2007	2006	2006	2005	2004	2003	2002
	(Dollars in thousands)
Interest and dividend income	$10,732	$6,879	$9,635	$5,286	$2,849	$2,735	$2,652
Interest expense	4,949	3,125	4,434	2,128	959	806	941
Net interest income	5,783	3,754	5,201	3,158	1,890	1,929	1,711
Provision for loan losses	552	157	366	925	185	448	159
Net interest income after provision for loan losses	5,231	3,597	4,835	2,233	1,705	1,481	1,552
Fees and service charges	195	159	203	168	188	115	116
Gain on sales of loans	824	400	636	40	0	0	0
Other non-interest income	107	85	123	207	99	110	79
Total non-interest income	1,126	644	962	415	287	225	195
Total non-interest expense	4,191	3,280	4,388	3,395	2,729	2,221	1,690
Income (loss) before taxes and extraordinary item	2,166	961	1,409	(747)	(737)	(515)	57
Income tax provision	848	494	583	(433)	(242)	(194)	19
Net Income (loss)	1,318	467	826	(314)	(495)	(321)	38

Source: Century Commercial Bancorp, Inc.’s Prospectus

EXHIBIT 7

CENTURY BANK AND COMBINED PRO FORMA EARNINGS

Normalized Earnings

For the Nine Months Ended September 30, 2007, annualized

	Century Bank Nine Months Ended September 30, 2007 (Annualized)		Combined Pro Forma Nine Months Ended September 30, 2007 (Annualized)
Net income before taxes	$273		$3,161
Provision for loan losses adjustment	175		175
Loss on sale of assets	140		140
Gain on sale of assets	0		(760)
Normalized earnings before taxes	588		2,716
Taxes	200	(1)	923 (1)
Merger adjustments	—		(116)

Normalized earnings after taxes	$388		$1,677

(1)	Based on tax rate of 34.0 percent

Source: Century Bank’s and Liberty Bank, N.A.’s unaudited financial statements

EXHIBIT 8

CENTURY BANK

Performance Indicators

At or For the Nine Months Ended September 30, 2006 and 2007, and

At or For the Years Ended December 31, 2002, 2003, 2004, 2005 and 2006

	At or for the Nine Months Ended September 30,		Years Ended December 31,
	2007	2006	2006	2005	2004	2003	2002
Performance Ratios:
Return on assets (ratio of net income to average total assets) (annualized)	0.09%	0.44%	0.55%	0.76%	0.45%	0.57%	0.75%
Return on equity (ratio of net income to average equity) (annualized)	1.17%	4.60%	5.19%	7.21%	4.37%	5.79%	7.96%
Interest rate spread (annualized)(1)	2.65%	3.00%	2.74%	2.87%	2.54%	2.09%	2.08%
Net interest margin (annualized)(2)	3.04%	3.30%	3.06%	3.15%	2.58%	2.16%	2.18%
Efficiency ratio(3)	88.48%	73.51%	75.48%	66.53%	77.50%	69.10%	63.64%
Noninterest expense to average total assets (annualized)	2.65%	2.48%	2.44%	2.28%	2.22%	1.98%	1.89%
Average interest-earning assets to average interest-bearing liabilities	110.68%	109.40%	108.90%	108.97%	108.44%	107.90%	109.00%
Asset Quality Ratios:
Nonperforming assets to total assets	1.21%	1.28%	1.41%	0.16%	0.10%	0.13%	0.05%
Nonperforming loans to total loans	1.61%	1.76%	1.61%	0.18%	0.10%	0.15%	0.07%
Allowance for loan losses to nonperforming loans	39.62%	34.42%	27.74%	254.47%	395.88%	212.36%	395.71%
Allowance for loan losses to total loans	0.64%	0.61%	0.57%	0.57%	0.54%	0.41%	0.36%
Capital Ratios:
Retained earnings to total assets	10.63%	10.55%	10.35%	10.66%	10.46%	10.18%	9.64%
Average retained earnings to average assets at end of period	10.05%	9.76%	10.50%	10.52%	10.28%	9.91%	9.39%

(1)	Represents the difference between the weighted-average yield on interest-earning assets and the weighted-average cost of interest-bearing liabilities for the period.

(2)	Represents net interest income as a percent of average interest-earning assets for the period.

(3)	Represents noninterest expense divided by the sum of net interest income and noninterest income.

Source: Century Commercial Bancorp Inc.’s Prospectus

EXHIBIT 8a

LIBERTY BANK, N.A.

Performance Indicators

At or For the Nine Months Ended September 30, 2006 and 2007, and

At or For the Years Ended December 31, 2002, 2003, 2004, 2005 and 2006

	At or for the Nine Months Ended September 30,		Years Ended December 31,
	2007	2006	2006	2005	2004	2003	2002
Performance Ratios(1):
Return on assets (ratio of net income to average total assets)	0.87%	0.45%	0.58%	(0.35)%	(0.82)%	(0.62)%	0.08%
Return on equity (ratio of net income to average equity)	9.16%	5.24%	6.74%	(2.74)%	(6.39)%	(4.36)%	0.53%
Average Interest rate spread	3.46%	3.54%	3.34%	2.97%	2.74%	3.08%	2.90%
Net interest margin(2)	3.85%	3.74%	3.73%	3.58%	3.27%	3.62%	3.73%
Efficiency ratio(3)	59.6%	74.1%	70.6%	93.9%	124.4%	102.9%	88.6%
Ratio of operating expense to average total assets	2.03%	2.37%	3.04%	3.73%	4.46%	4.30%	3.70%
Average interest-earning assets to average interest-bearing liabilities	1.16%	1.12%	1.12%	1.24%	1.31%	1.32%	1.38%
Asset Quality Ratios:
Nonperforming assets to total assets at end of period	0.77%	0.42%	0.69%	0.53%	0.94%	1.00%	1.38%
Nonperforming loans to total loans	0.89%	0.42%	0.79%	0.50%	1.20%	1.22%	1.73%
Allowance for loan losses to nonperforming loans	140.13%	229.87%	137.20%	202.57%	155.03%	147.95%	58.22%
Allowance for loan losses to loans outstanding	1.24%	0.97%	1.09%	1.02%	1.86%	1.81%	1.01%
Capital Ratios:
Retained earnings to total assets at end of period	11.32%	14.32%	9.75%	11.43%	5.68%	8.13%	6.74%
Average retained earnings to average assets	10.57%	11.55%	11.70%	7.85%	7.83%	7.00%	6.28%

(1)	Ratios for the nine-month periods are annualized.

(2)	Represents the difference between the weighted average yield on average interest-earning assets and the weighted average cost of average interest-bearing liabilities.

(3)	Represents net interest income as a percent of average interest-earning assets.

(4)	Represents non-interest expense divided by the sum of net interest income and one-interest income.

Source: Century Commercial Bancorp Inc.’s Prospectus

EXHIBIT 9

CENTURY BANK

Volume/Rate Analysis

For the Nine Months Ended September 30, 2007 and

For the Years Ended December 31, 2005 and 2006

	Nine Months Ended September 30, 2007 vs 2006			Years Ended December 31, 2006 vs. 2005			Years Ended December 31, 2005 vs. 2004
	Increase (Decrease) Due to		Total Increase/ Decrease	Increase (Decrease) Due to		Total Increase/ Decrease	Increase (Decrease) Due to		Total Increase/ Decrease
	Volume	Rate		Volume	Rate		Volume	Rate
	(In thousands)			(In thousands)			(In thousands)
Interest-earning assets:
Interest bearing deposits in other financial institutions	$(40)	$6	(34)	$(20)	$110	90	$31	$83	114
Overnight investments and federal funds sold	(46)	(1)	(47)	32	93	125	19	140	159
Investment securities	48	131	179	367	290	657	(167)	119	(48)
Federal Home Loan Bank stock	2	6	8	3	10	13	2	10	12
Loans receivable	230	115	345	50	481	531	817	222	1,039

Total interest-earning assets	$194	$257	451	$432	$984	1,416	$702	$574	1,276

Interest-bearing liabilities:
Demand	$(2)	$(1)	(3)	$(4)	$0	(4)	$(9)	$0	(9)
Savings	(8)	15	7	(38)	54	16	(30)	(26)	(56)
Money market	73	69	142	122	208	330	214	61	275
Certificates of deposit	38	410	448	321	666	987	14	210	224

Total interest-bearing liabilities	$101	$493	594	$401	$928	1,329	$189	$245	434

Net interest income			$(143)			$87			$842

Source: Century Commercial Bancorp, Inc.’s Prospectus

EXHIBIT 10

CENTURY BANK

Yield and Cost Trends

At September 30, 2007

and for the Nine Months Ended September 30, 2006 and 2007 and

for the Years Ended December 31, 2004, 2005, and 2006

	At September 30, 2007	For the Nine Months Ended September 30,		For the Years Ended December 31,
		2007	2006	2006	2005	2004
	Yield/ Rate	Yield/ Rate	Yield/ Rate	Yield/ Rate	Yield/ Rate	Yield/ Rate
Interest-earning assets:
Interest-bearing deposits in other financial institutions	5.31%	5.82%	5.19%	5.56%	3.59%	2.13%
Overnight investment and fed funds sold	5.01%	5.16%	4.75%	4.48%	3.24%	1.15%
Investment securities	5.65%	5.45%	4.81%	5.03%	3.40%	2.70%
FHLB stock	6.50%	6.41%	5.78%	5.82%	4.99%	4.09%
Loans receivable	6.78%	6.97%	6.97%	6.97%	6.49%	6.23%

Total interest-earning assets	6.49%	6.60%	6.41%	6.44%	5.81%	5.21%
Interest-bearing liabilities
Demand deposits	0.49%	0.49%	0.49%	0.49%	0.49%	0.49%
Savings deposits	1.41%	1.37%	1.25%	1.28%	1.04%	1.14%
Money market accounts	4.33%	4.04%	3.81%	3.81%	2.54%	1.63%
Certificates of deposit	4.83%	4.83%	4.17%	4.33%	3.44%	3.14%

Total interest-bearing liabilities	3.99%	3.95%	3.41%	3.52%	2.63%	2.36%
Net interest rate spread	2.50%	2.65%	3.00%	2.92%	3.18%	2.85%
Net yield on average interest-earning assets	—	3.04%	3.30%	3.23%	3.41%	2.97%
Average of interest-earning assets to average interest-bearing liabilities	—	110.68%	109.40%	109.49%	109.13%	105.27%

Source: Century Commercial Bancorp, Inc.’s Prospectus

EXHIBIT 11

CENTURY BANK

Net Portfolio Value (NPV)

At September 30, 2007

Change in Interest Rates	Net Portfolio Value(1)			NPV as % of Assets(3)
(Basis Points)(2)	$ Amount	$ Change	% Change	NPV Ratio(4)	Change
	(Dollars in thousands)
+300	$16,681	$(4,702)	(22)%	11.51	(2.65)%
+200	18,332	(3,051)	(14)%	12.47	(1.69)%
+100	20,015	(1,368)	(6)%	13.42	(0.74)%
—	21,383	—	—	14.16	—
-100	22,108	725	3%	14.51	0.35%
-200	22,105	722	3%	14.45	0.29%

(1)	Present value of assets represents the discounted present value of incoming cash flows on interest-earning assets.

(2)	Assumes an instantaneous uniform change in interest rates at all maturities.

(3)	NPV is the discounted present value of expected cash flows from assets, liabilities, and off-balance-sheet contracts.

(4)	NPV Ratio represents NPV divided by the present value of assets.

Source: Century Commercial Bancorp, Inc.’s Prospectus

EXHIBIT 12

CENTURY BANK

Loan Portfolio Composition

At September 30, 2007, and December 31, 2002 through 2006

			At December 31,
	September 30, 2007		2006		2005		2004		2003		2002
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)
Real Estate Loans:
One- to four-family	$51,127	42.82%	$51,518	46.44%	$49,875	47.97%	$53,339	53.72%	$58,241	66.59%	$56,509	76.70%
Home Equity	11,375	9.53%	10,404	9.38%	10,137	9.75%	10,815	10.89%	9,380	10.72%	6,177	8.38%
Commercial	21,535	18.03%	16,892	15.22%	14,827	14.26%	13,868	13.97%	8,231	9.41%	2,044	2.77%
Construction or development	35,266	29.54%	32,064	28.90%	28,787	27.68%	21,177	21.32%	11,486	13.13%	8,775	11.91%

Total real estate	119,303	99.92%	110,878	99.94%	103,626	99.66%	99,199	99.90%	87,338	99.85%	73,505	99.76%
Other loans:
Consumer Loans	98	0.08%	66	0.06%	354	0.34%	95	0.10%	131	0.15%	180	0.24%

Total loans	$119,401	100.00%	$110,944	100.00%	$103,980	100.00%	$99,294	100.00%	$87,469	100.00%	$73,685	100.00%

Less:
Loans in process	(7,984)		(7,713)		(3,814)		(5,503)		(5,751)		(839)
Deferred fees and discounts	(536)		(565)		(647)		(761)		(945)		(1,050)
Allowance for losses	(702)		(581)		(570)		(495)		(341)		(257)

Total loans receivable, net	$110,179		$102,085		$98,949		$92,535		$80,432		$71,539

Source: Century Commercial Bancorp, Inc.’s Prospectus

EXHIBIT 13

CENTURY BANK

Loan Maturity Schedule

At December 31, 2006

Due During the Years Ending December 31,	One- to Four-Family	Commercial Real Estate	Construction and Development	Consumer and Other	Total Loans
	(In Thousands)
2007	$1,580	$1,138	$10,455	$4	$13,177
2008	1,597	1,759	11,921	0	15,277
2009	387	208	3,883	30	4,508
2010 to 2011	1,336	25	106	0	1,467
2012 to 2016	3,181	686	0	0	3,867
2017 to 2021	9,271	455	0	18	9,744
2022 and beyond	44,570	12,621	5,699	14	62,904

Total	$61,922	$16,892	$32,064	$66	$110,944

	At September 30, 2007
	Fixed	Adjustable	Total
	(In Thousands)
Real estate loans:
One- to four-family	$45,445	$5,682	$51,127
Home equity	0	11,375	11,375
Commercial	565	20,970	21,535
Construction and development	15,756	19,510	35,266

Total real estate loans	61,766	57,537	119,303

Consumer and other loans:
Consumer	65	33	98

Total loans	$61,831	$57,570	$119,401

Source: Century Commercial Bancorp, Inc.’s Prospectus

EXHIBIT 14

CENTURY BANK

Loan Originations and Purchases

For the Nine Months Ended September 30, 2006 and 2007, and

For the Years Ended December 31, 2004 and 2005

	Nine Months Ended September 30,		Year ended December 31,
	2007	2006	2006	2005	2004
	(In thousands)
Originations by type:
Adjustable rate:
Real estate - one-to-four-family	$0	$185	$1,406	$2,365	$3,045
Home equity	1,705	2,458	4,626	2,621	4,492
Commercial	5,521	9,380	16,679	12,549	17,040
Construction & Development	7,346	4,075	5,984	13,747	12,959

Total adjustable-rate	14,572	16,098	28,695	31,282	37,536
Fixed rate:
Real estate - one-to-four-family	5,767	3,697	6,166	5,192	5,532
Commercial	1,200	0	1,199	0	132
Construction & Development	0	0	265	0	2,015

Total fixed-rate	6,967	3,697	7,630	5,192	7,679

Total loans originated	21,539	19,795	36,325	36,474	45,215
Purchases:
Real estate - commercial	0	0	0	2,550	0
Sales and repayments:
Real estate - one-to-four-family	0	0	0	1,214	7,310
Commercial	504	0	0	0	658
Construction & development	0	0	0	798	0
Total loans sold	504	0	0	2,012	7,968
Principal repayments	13,691	17,604	32,860	39,355	30,227

Total reductions	14,195	17,604	32,860	41,367	38,195
Increase (decrease) in other items, net	(2,808)	(3,127)	(329)	8,794	1,551

Net increase (decrease)	$4,536	$(936)	$3,136	$6,451	$8,571

Source: Century Commercial Bancorp, Inc.’s Prospectus

EXHIBIT 15

CENTURY BANK

Delinquent Loans

At September 30, 2007

	60-89 days			90 days or more			Total loans delinquent 60 days or more
	Number	Amount	Percent of loan category	Number	Amount	Percent of loan category	Number	Amount	Percent of loan category
At September 30, 2007
Real estate:
One- to four-family	—	$—	—%	8	$607	1.19%	7	$607	1.19%
Home equity	1	68	0.60%	—	—	—	1	68	0.60%
Commercial	—	—	—	1	118	10.97%	1	118	10.97%
Constuction and development	—	—	—	6	1,006	2.85%	6	1,006	2.85%
Consumer	—	—	—	—	—	—	—	—	—

Total	1	68	0.60%	15	1,731	1.45%	15	1,799	1.51%

Source: Century Commercial Bancorp, Inc.’s Prospectus

EXHIBIT 16

CENTURY BANK

Nonperforming Assets

At September 30, 2007 and at December 31, 2002 through 2006

	At September 30, 2007	At December 31,
		2006	2005	2004	2003	2002
	(Dollars in thousands)
Nonaccrual loans:
One- to four-family	$607	$1,502	$1,212	$118	$144	$65
Equity line of credit	—	68	—	7	—	7
Commercial real estate	118	—	—	—	—	—
Construction and development	1,006	524	—	—	—	—
Consumer	—	—	—	—	—	—

Total	$1,731	$2,094	$1,212	$125	$144	$72
Foreclosed assets:
One- to four-family	$42	$—	$87	$71	$—	$—

Total nonperforming assets	$1,773	$2,094	$1,299	$196	$144	$72

Total as a percentage of total assets	1.21%	1.41%	0.95%	0.15%	0.11%	0.06%

Source: Century Commercial Bancorp, Inc.’s Prospectus

EXHIBIT 17

CENTURY BANK

Allowance for Loan Losses

At or for the Nine Months Ended September 30, 2006 and 2007, and

For the Years Ended December 31, 2002 through 2006

	Nine months ended September 30,		Year Ended December 31,
	2007	2006	2006	2005	2004	2003	2002
	(Dollars in thousands)
Balance at beginning of period	$581	$570	$570	$495	$341	$257	$252
Charge-offs:
One- to four-family	71	—	—	—	6	2	—
Construction or development	—	—	—	1	—	—	—
Recoveries:
One- to four-family	—	—	1	—	—	—	—
Consumer	—	—	—	1	—	—	—
Net charge-offs (recoveries)	71	—	(1)	0	6	2	—
Provision for loan losses	192	4	10	75	160	86	5

Balance at end of period	$702	$574	$581	$570	$495	$341	$257

Ratio of net charge-offs during the period to average loans outstanding during the period	0.07%	—%	—%	—%	<.01%	<.01%	—%

Ratio of net charge-offs during the period to average non-performing assets	4.01%	—%	—%	—%	3.06%	1.39%	—%

Allowance as a percentage of non-performing loans	40.58%	31.21%	27.75%	47.03%	396.00%	236.81%	356.94%

Allowance as a percentage of total loans (end of period)	0.63%	0.57%	0.57%	0.57%	0.53%	0.42%	0.36%

Source: Century Commercial Bancorp, Inc.’s Prospectus

EXHIBIT 18

CENTURY BANK

Investment Portfolio Composition

At September 30, 2007, and

At December 31, 2004, 2005 and 2006

	At September 30,		At December 31,
	2007		2006		2005		2004
	Carrying value	% of Total	Carrying value	% of Total	Carrying value	% of Total	Carrying value	% of Total
	(In thousands)
Securities available-for-sale U.S. Government agencies	$9,998	54.37	$17,142	61.42	$3,464	28.75	$3,976	22.20
Mortgage-backed securities	986	5.36	1,395	5.00	2,087	17.32	3,356	18.74
SBA pool	162	0.88	1,107	3.97	1,205	10.00	1,240	6.92
FNMA preferred stock	232	1.26	245	0.88	250	2.07	240	1.34
Mutual fund	4,015	21.84	4,036	14.46	4,044	33.57	5,110	28.53

Total securities available for sale	$15,393	83.71	$23,925	85.73	$11,050	91.71	$13,922	77.73

Securities held to maturity, at amortized cost	$2,995	16.29	$3,985	14.27	$997	8.29	$3,991	22.27

Total investment securities, at carrying value	$18,388	100.00	$27,910	100.00	$12,047	100.00	$17,913	100.00

Source: Century Commercial Bancorp, Inc.’s Prospectus

EXHIBIT 19

CENTURY BANK

Mix of Deposits

At September 30, 2007 and At December 31, 2004, 2005, and 2006

			At December 31,
	At September 30, 2007		2006		2005		2004
	Amount	Percent of Total	Amount	Percent of Total	Amount	Percent of Total	Amount	Percent of Total
	(Dollars in Thousands)
Commercial demand	$1,579	1.22%	$1,657	1.25%	$1,985	1.64%	$1,751	1.50%
Passbook accounts	19,124	14.77	20,553	15.54	21,410	17.61	27,132	23.30
NOW accounts	8,563	6.61	8,217	6.21	7,792	6.41	8,020	6.89
Money market accounts	20,837	16.09	20,821	15.74	19,867	16.34	11,545	9.91

Total non-certificates	$50,103	38.69	$51,248	38.74	$51,054	42.00	$48,448	41.60

Certificates:
0.00 - 1.99%	—	—%	—	—%	1,128	0.93%	23,866	20.49%
2.00 - 3.99%	7,638	5.90	13,025	9.85	43,547	35.82	26,967	23.16
4.00 - 5.99%	71,754	55.41	68,014	51.41	25,780	21.21	10,952	9.41
6.00 - 7.99%	—	—	—	—	50	0.04	6,218	5.34
Total certificates	79,392	61.31	81,039	61.26	70,505	58.00	68,003	58.40

Accrued interest	261	—	176	—	66	—	25	—

Total deposits	$129,495	100.00	$132,287	100.00	$121,559	100.00	$116,451	100.00

Source: Century Commercial Bancorp, Inc.’s Prospectus

EXHIBIT 20

CENTURY BANK

Certificates By Rate and Maturity

At September 30, 2007

	2.00- 3.99%	4.00- 5.99%	Total	Percent of total
	(Dollars in thousands)
Certificates of deposit maturing in quarter ending:
December 31, 2007	$1,372	$19,334	$20,706	26.08%
March 31, 2008	1,629	14,881	16,510	20.80
June 30, 2008	747	9,739	10,486	13.21
September 30, 2008	453	12,768	13,221	16.65
December 31, 2008	622	1,410	2,032	2.56
March 31, 2009	867	431	1,298	1.63
June 30, 2009	184	800	984	1.24
September 30, 2009	187	483	670	0.84
December 31, 2009	551	1,003	1,554	1.96
March 31, 2010	589	942	1,531	1.93
June 30, 2010	437	551	988	1.24
September 30, 2010	—	357	357	0.45
Thereafter	—	9,055	9,055	11.41

Total	$7,638	$71,754	$79,392	100.00%

Percent of total	9.62%	90.38%

Source: Century Commercial Bancorp, Inc.’s Prospectus

EXHIBIT 21

Century Bank

Deposit Activity

For the Nine Months Ended September 30, 2006 and 2007, and

For the Years Ended December 31, 2004, 2005 and 2006

	Nine Months Ended September 30,		Years Ended December 31,
	2007	2006	2006	2005	2004
	(In thousands)
Opening balance	$132,287	$121,559	$121,559	$116,451	$113,911
Deposits	127,172	139,017	181,792	153,116	128,706
Withdrawals	(133,330)	(135,768)	(174,971)	(150,717)	(128,492)
Interest credited	3,366	2,799	3,907	2,709	2,326

Ending balance	$129,495	$127,607	$132,287	$121,559	116,451

Net increase (decrease)	(2,792)	6,048	10,728	5,108	2,540

Percent increase (decrease)	(2.11)%	4.98%	8.83%	4.39%	2.23%

Source: Century Commercial Bancorp, Inc.’s Prospectus

EXHIBIT 22

OFFICES OF THE CENTURY BANK

Parma, Ohio

As of September 30, 2007

Description and Address	Date Opened	Square Footage	Net Book Value at September 30 2007 (In thousands)
Main Office
1640 Snow Road Parma, Ohio	1976	10,900	$601
Branch Offices
Garfield Heights Branch 12648 Rockside Road Garfield Heights, Ohio	1975	2,250	$12
Concord Branch 7595 Crile Road Concord, Ohio	2006	2,915	$93
North Royalton Branch 6160 Royalton Road North Royalton, Ohio	1985	2,720	$96
Brunswick Branch 3383 Center Road Brunswick, Ohio	1993	2,247	$85

Source: Century Commercial Bancorp, Inc.’s Prospectus

EXHIBIT 23

DIRECTORS AND MANAGEMENT

OF CENTURY BANK

At September 30, 2007

Name	Position(s) Held with the Bank	Age	Director Since
Volodymyr Bazarko	Chairman of the Board	67	1983
Rosemary Vidmar	Director	72	1977
Jeffrey J. Calabrese	Director, President and Chief Executive Officer	56	2005
Walter Koshkalda	Director	58	2000
Ronald P. Pribish	Director	67	1990
Austin J. Mulhem	Director	65	2007
John Surso, M.D.	Director	54	2001
William A. Valerian *	Vice Chairman	64	—
Richard C. Ebner *	Director, Chief Operating Officer and Chief Financial Officer	57	—

*	The individual’s service on the board of directors is subject to completion of the merger with Liberty Bank.
In additon, four new directors will be added as a result of the merger.

Source: Century Commercial Bancorp, Inc.’s Prospectus

EXHIBIT 24

Key Demographic Data and Trends

Parma and Twinsburg,

Cuyahoga, Medina, Lake and Summit Counties,

Ohio and the United States

1990, 2000, 2007 and 2012

	1990	2000	1990- 2000 % Change	2007	2000- 2007 % Change	2012	2007- 2012 % Change
Population
Parma	87,876	85,655	(2.5)%	82,229	(4.0)%	80,002	(2.7)%
Twinsburg	9,606	17,006	77.0%	18,383	8.1%	18,945	3.1%
Cuyahoga County	1,412,140	1,393,978	(1.3)%	1,341,405	(3.8)%	1,306,534	(2.6)%
Lake County	215,499	227,511	5.6%	234,632	3.1%	239,827	2.2%
Medina County	122,354	151,095	23.5%	173,779	15.0%	189,829	9.2%
Summit County	514,990	542,899	5.4%	547,763	0.9%	550,038	0.4%
Ohio	10,847,115	11,353,140	4.7%	11,631,492	2.5%	11,848,406	1.9%
United States	248,709,873	281,421,906	13.2%	306,348,230	8.9%	325,526,298	6.3%
Households
Parma	34,685	35,126	1.3%	34,353	(2.2)%	33,651	(2.0)%
Twinsburg	3,722	6,641	78.4%	7,046	6.1%	7,504	6.5%
Cuyahoga County	563,243	571,457	1.5%	557,675	(2.4)%	546,075	(2.1)%
Lake County	80,421	89,700	11.5%	94,443	5.3%	97,447	3.2%
Medina County	41,792	54,542	30.5%	63,633	16.7%	70,061	10.1%
Summit County	199,998	217,788	8.9%	221,870	1.9%	223,925	0.9%
Ohio	4,089,312	4,445,773	8.7%	4,621,957	4.0%	4,735,863	2.5%
United States	91,993,582	105,480,101	14.7%	115,337,039	9.3%	122,830,665	6.5%
Per Capita Income
Parma	$14,702	$21,293	44.8%	$23,372	9.8%	—	—
Twinsburg	15,549	27,708	78.2%	36,043	30.1%	—	—
Cuyahoga County	14,912	22,272	49.4%	28,120	26.3%	—	—
Lake County	15,465	23,160	49.8%	29,381	26.9%	—	—
Medina County	14,852	24,251	63.3%	30,776	26.9%	—	—
Summit County	14,409	22,842	58.5%	28,918	26.6%	—	—
Ohio	13,461	21,003	56.0%	26,868	27.9%	—	—
United States	14,420	21,587	49.7%	27,916	29.3%	—	—
Median Household Income
Parma	$33,281	$43,920	32.0%	$52,409	19.3%	$60,507	15.5%
Twinsburg	38,500	61,638	60.1%	76,834	24.7%	91,840	19.5%
Cuyahoga County	28,595	39,168	37.0%	47,992	22.5%	55,331	15.3%
Lake County	35,605	48,763	37.0%	59,680	22.4%	68,382	14.6%
Medina County	38,083	55,811	46.6%	69,954	25.3%	81,777	16.9%
Summit County	28,996	42,304	45.9%	52,658	24.5%	61,140	16.1%
Ohio	28,706	40,956	42.7%	50,660	23.7%	58,568	15.6%
United States	30,056	41,994	39.7%	53,154	26.6%	62,503	17.6%

Source: Census Bureau and ESRI

EXHIBIT 25

Key Housing Data

Parma and Twinsburg,

Cuyahoga, Medina, Lake and Summit Counties,

Ohio and the United States

1990 & 2000

		1990	2000
Occupied Housing Units
Parma		34,685	35,126
Twinsburg		3,722	6,641
Cuyahoga County		563,243	571,457
Lake County		80,421	89,700
Medina County		41,792	54,542
Summit County		199,998	217,788
Ohio		4,087,546	4,445,773
United States		91,947,410	105,480,101

Occupancy Rate
Parma
	Owner-Occupied	77.8%	77.5%
	Renter-Occupied	22.2%	22.5%
Twinsburg
	Owner-Occupied	72.2%	77.3%
	Renter-Occupied	27.8%	22.7%
Cuyahoga County
	Owner-Occupied	62.0%	63.2%
	Renter-Occupied	48.0%	36.8%
Lake County
	Owner-Occupied	75.8%	77.5%
	Renter-Occupied	24.2%	22.5%
Medina County
	Owner-Occupied	79.3%	81.3%
	Renter-Occupied	20.7%	18.7%
Summit County
	Owner-Occupied	68.7%	70.2%
	Renter-Occupied	31.3%	29.8%
Ohio
	Owner-Occupied	67.5%	69.1%
	Renter-Occupied	32.5%	30.9%
United States
	Owner-Occupied	64.2%	66.2%
	Renter-Occupied	35.8%	33.8%

Median Housing Values
Parma		$73,400	$113,500
Twinsburg		86,300	170,100
Cuyahoga County		71,200	113,800
Lake County		73,900	127,900
Medina County		83,300	144,400
Summit County		61,000	109,100
Ohio		62,900	103,700
United States		79,098	119,600

Median Rent
Parma		$462	$592
Twinsburg		571	757
Cuyahoga County		397	541
Lake County		475	623
Medina County		441	625
Summit County		394	546
Ohio		379	515
United States		374	602

Source: U.S. Census Bureau

EXHIBIT 26

Major Sources of Employment by Industry Group

Parma, Twinsburg

Cuyahoga, Medina, Lake and Summit Counties,

Ohio and the United States

1990 and 2000

	1990
Industry Group	Parma	Twinsburg	Cuyahoga County	Lake County	Medina County	Summit County	Ohio	United States
Agriculture/Mining	0.8%	1.0%	1.0%	1.7%	2.1%	1.0%	2.3%	1.3%
Construction	4.6%	3.3%	4.1%	5.6%	6.4%	5.1%	5.2%	4.8%
Manufacturing	22.2%	26.5%	20.2%	29.3%	24.9%	23.0%	23.1%	19.2%
Transportation/Utilities	7.9%	5.1%	7.2%	5.9%	7.0%	6.3%	6.4%	5.9%
Wholesale/Retail	23.5%	25.5%	21.4%	21.5%	22.6%	24.0%	22.1%	27.5%
Finance, Insurance & Real Estate	7.6%	6.0%	7.3%	5.8%	6.7%	5.1%	5.8%	7.3%
Services	33.4%	32.6%	38.8%	30.2%	30.3%	35.5%	35.1%	34.0%

	2000
	Parma	Twinsburg	Cuyahoga County	Lake County	Medina County	Summit County	Ohio	United States
Agriculture/Mining	0.0%	0.1%	0.1%	0.6%	0.9%	0.2%	1.1%	1.9%
Construction	5.2%	4.8%	4.6%	6.1%	7.5%	5.8%	6.0%	6.8%
Manufacturing	17.9%	22.0%	16.1%	24.4%	20.4%	19.4%	20.0%	14.1%
Wholesale/Retail	17.9%	17.9%	14.7%	16.0%	16.9%	16.4%	15.5%	15.3%
Transportation/Utilities	5.1%	4.1%	4.9%	3.9%	5.2%	5.0%	4.9%	5.2%
Information	3.3%	3.6%	2.8%	1.8%	2.1%	2.5%	2.4%	3.1%
Finance, Insurance & Real Estate	8.1%	7.4%	8.6%	7.1%	6.9%	8.7%	6.3%	6.9%
Services	43.0%	40.3%	48.1%	40.1%	40.2%	35.5%	43.8%	46.7%

Source: Bureau of the Census

EXHIBIT 27

Unemployment Rates

Cuyahoga, Medina, Lake and Summit Counties, Ohio and the United States

For Years 2003 through 2006 and through October of 2007

Location	2003	2004	2005	2006	Through October 2007
Cuyahoga County	6.2%	6.2%	5.9%	5.5%	5.6%
Lake County	5.6%	5.4%	5.0%	4.8%	4.7%
Medina County	5.2%	5.1%	4.8%	4.8%	4.6%
Summit County	6.2%	6.1%	5.7%	5.3%	5.1%
Ohio	6.2%	6.2%	5.9%	5.5%	5.4%
United States	6.0%	5.5%	5.1%	4.6%	4.4%

Source: Local Area Unemployment Statistics - U.S. Bureau of Labor

EXHIBIT 28

Market Share of Deposits

Cuyahoga, Lake, Medina and Summit Counties

June 30, 2007

	Cuyahoga County Deposits ($000)	Lake County Deposits ($000)	Medina County Deposits ($000)	Summit County Deposits ($000)	Century Bank’s Deposits ($000)	Century Bank’s Share (%)
Banks	$37,690,737	$2,835,874	$1,854,640	$7,919,983	––	––
Thrifts	11,382,859	827,087	544,649	1,379,992	$129,629	0.9%

Total	$49,073,596	$3,662,961	$2,399,289	$9,299,975	$129,629	0.2%

	Cuyahoga County Deposits ($000)	Lake County Deposits ($000)	Medina County Deposits ($000)	Summit County Deposits ($000)	Liberty’s Deposits ($000)	Liberty’s Share (%)
Banks	$37,690,737	$2,835,874	$1,854,640	$7,919,983	––	––
Thrifts	11,382,859	827,087	544,649	1,379,992	$174,424	1.2%

Total	$49,073,596	$3,662,961	$2,399,289	$9,299,975	$174,424	0.3%

	Cuyahoga County Deposits ($000)	Lake County Deposits ($000)	Medina County Deposits ($000)	Summit County Deposits ($000)	Combined Deposits ($000)	Combined Share (%)
Banks	$37,690,737	$2,835,874	$1,854,640	$7,919,983	––	––
Thrifts	11,382,859	827,087	544,649	1,379,992	$304,053	2.2%

Total	$49,073,596	$3,662,961	$2,399,289	$9,299,975	$304,053	0.5%

Source: FDIC

EXHIBIT 29

National Interest Rates by Quarter

2004 - Third Quarter 2007

	1st Qtr. 2004	2nd Qtr. 2004	3rd Qtr. 2004	4th Qtr. 2004
Prime Rate	4.00%	4.25%	4.50%	5.00%
90-Day Treasury Bills	0.93%	1.33%	2.25%	2.72%
1-Year Treasury Bills	1.44%	1.82%	2.13%	2.89%
30-Year Treasury Notes	5.48%	6.13%	6.13%	6.25%

	1st Qtr. 2005	2nd Qtr. 2005	3rd Qtr. 2005	4th Qtr. 2005
Prime Rate	5.75%	6.00%	6.25%	6.75%
90-Day Treasury Bills	3.12%	3.46%	4.28%	4.71%
1-Year Treasury Bills	3.37%	3.99%	4.60%	4.93%
30-Year Treasury Notes	6.25%	5.38%	5.28%	5.19%

	1st Qtr. 2006	2nd Qtr. 2006	3rd Qtr. 2006	4th Qtr. 2006
Prime Rate	7.50%	8.25%	8.25%	8.25%
90-Day Treasury Bills	4.87%	5.09%	5.12%	5.05%
1-Year Treasury Bills	5.23%	5.05%	4.88%	4.90%
30-Year Treasury Notes	5.26%	4.98%	4.66%	4.94%

	1st Qtr. 2007	2nd Qtr. 2007	3rd Qtr. 2007
Prime Rate	8.25%	8.25%	7.75%
90-Day Treasury Bills	4.89%	4.78%	3.89%
1-Year Treasury Bills	4.97%	4.86%	3.98%
20-Year Treasury Notes	5.00%	4.90%	4.70%

Source: The Wall Street Journal

EXHIBIT 30

KELLER & COMPANY Dublin, Ohio 614-766-1426	Page 1

THRIFT STOCK PRICES AND PRICING RATIOS

PUBLICLY-TRADED, FDIC-INSURED THRIFT INSTITUTIONS

(EXCLUDING MUTUAL HOLDING COMPANIES)

AS OF NOVEMBER 30, 2007

				PER SHARE								PRICING RATIOS
		State	Exchange	Latest Price ($)	All Time High ($)	All Time Low ($)	Monthly Change (%)	Quarterly Change (%)	Earnings ($)	Assets ($)	12 Month Div. ($)	Price/ Earnings (X)	Price/ Bk. Value (%)	Price/ Assets (%)	Price/Core Earnings (X)
AKPB	Alaska Pacific Bancshares Inc.	AK	OTCBB	24.500	26.400	23.400	-0.20	-2.97	1.80	288.23	0.38	14.00	86.15	8.50	14.00
SIYF	Security Federal Bancorp Inc.	AL	Pink	14.000	18.500	13.100	6.87	-12.50	0.88	97.23	0.60	15.91	85.02	14.40	NA
SRNN	Southern Banc Co.	AL	OTCBB	11.250	15.700	10.300	-10.71	-11.76	-0.27	123.70	0.35	NM	59.68	9.09	NM
SCBS	Southern Community Bancshares	AL	Pink	8.850	10.500	8.850	0.00	0.00	NA	93.63	NA	NA	82.35	9.45	NA
SZBI	SouthFirst Bancshares Inc.	AL	OTCBB	10.000	15.000	9.100	2.56	-4.76	0.62	NA	0.40	16.39	NA	NA	NA
SUPR	Superior Bancorp	AL	NASDAQ	5.990	11.870	5.750	-20.35	-36.21	0.24	72.06	0.00	26.04	69.41	8.31	24.36
FFBH	First Federal Bancshares of AR	AR	NASDAQ	15.280	25.400	14.710	-6.26	-16.03	0.71	163.97	0.63	21.83	100.33	9.32	21.83
BOFI	Bofl Holding, Inc.	CA	NASDAQ	7.150	8.000	6.800	0.99	-1.79	0.36	123.94	0.00	19.86	84.12	5.80	21.87
BYFC	Broadway Financial Corp.	CA	NASDAQ	9.490	11.290	3.500	-0.11	-6.50	0.87	189.09	0.20	11.86	87.53	5.06	11.85
CFC	Countrywide Financial Corp.	CA	NYSE	10.820	45.260	8.210	-32.12	-44.91	-0.24	363.02	0.60	NM	47.06	3.01	NM
DSL	Downey Financial Corp.	CA	NYSE	41.610	75.000	27.550	1.54	-23.96	3.74	517.62	0.46	11.13	80.25	8.04	11.17
FPTB	First PacTrust Bancorp Inc.	CA	NASDAQ	20.100	28.270	19.450	-13.29	-11.65	0.81	174.96	0.72	25.12	100.80	10.93	25.12
FED	FirstFed Financial Corp.	CA	NYSE	35.020	69.700	30.000	-18.43	-28.91	7.31	540.30	0.00	4.86	74.29	6.48	4.86
HWFG	Harrington West Finl Grp Inc	CA	NASDAQ	12.560	18.220	10.910	-9.64	-15.70	1.01	217.60	0.68	12.82	109.98	5.77	9.53
IMB	IndyMac Bancorp, Inc.	CA	NYSE	9.550	46.720	7.500	-34.86	-58.77	-0.41	438.38	2.00	NM	39.28	2.18	NM
MLGF	Malaga Financial Corporation	CA	OTCBB	9.400	11.500	9.150	-6.47	-7.39	0.99	121.08	0.40	9.69	NA	NA	9.69
PFB	PFF Bancorp Inc.	CA	NYSE	9.400	35.760	7.120	-8.29	-44.61	0.77	196.76	0.74	12.37	61.80	4.78	12.25
PROV	Provident Financial Holdings	CA	NASDAQ	18.260	32.800	17.250	-8.10	-19.45	1.07	257.72	0.72	17.39	90.22	7.08	17.47
RMGC	RMG Capital Corporation	CA	OTCBB	18.750	24.250	18.400	1.35	-6.25	1.55	NA	0.10	12.10	NA	NA	NA
SNLS	San Luis Trust Bank FSB	CA	OTCBB	8.550	13.000	8.400	0.59	-7.67	0.90	61.60	0.26	9.50	127.23	13.87	9.50
HCBC	High Country Bancorp Inc.	CO	Pink	22.000	22.000	16.750	0.00	22.22	1.61	239.00	0.50	13.84	98.13	9.20	NA
UWBK	United Western Bancorp, Inc.	CO	NASDAQ	21.150	26.320	19.190	-1.63	0.38	1.49	284.00	0.18	14.19	136.54	7.45	NA
NEBS	New England Bancshares	CT	NASDAQ	11.950	13.700	10.260	-0.99	1.01	0.14	75.84	0.12	NM	108.44	15.76	71.03
NAL	NewAlliance Bancshares Inc.	CT	NYSE	12.900	17.090	12.100	-14.00	-12.30	0.23	73.40	0.25	56.09	101.49	17.58	29.73
PBCT	People’s United Financial Inc.	CT	NASDAQ	16.970	22.814	14.780	-3.85	-3.96	0.49	45.03	0.50	34.63	108.78	36.40	35.98
IFSB	Independence Federal Svgs Bank	DC	NASDAQ	8.490	11.320	7.770	-13.10	-15.94	-1.79	95.78	0.00	NM	120.23	8.86	NM
WSFS	WSFS Financial Corp.	DE	NASDAQ	55.880	70.850	49.165	-1.46	-7.16	4.62	496.18	0.36	12.50	171.04	11.26	12.69
BBX	BankAtlantic Bancorp Inc.	FL	NYSE	3.850	14.000	2.890	-2.78	-53.28	-0.34	115.72	0.16	NM	45.72	3.33	NM
BKUNA	BankUnited Financial Corp.	FL	NASDAQ	7.980	28.790	6.050	-7.96	-52.36	2.25	425.26	0.02	3.73	35.14	1.88	3.55
BFF	BFC Financial Corp.	FL	NYSE	1.440	7.060	1.380	-31.75	-54.86	-0.75	156.76	0.00	NM	39.88	0.92	NA
FDT	Federal Trust Corp.	FL	AMEX	3.200	10.690	2.950	-33.33	-33.75	-0.93	77.03	0.12	NM	67.80	4.13	NM
FCFL	First Community Bank Corp.	FL	NASDAQ	13.150	22.000	10.860	-4.01	-8.04	0.77	103.33	0.00	18.01	147.50	12.73	18.01
EBDC	ebank Financial Services Inc.	GA	OTCBB	0.700	1.010	0.650	-12.50	-13.58	NA	NA	0.00	NA	NA	NA	NA
NTBKQ	NetBank Inc.	GA	Pink	0.006	4.890	0.002	-78.85	-95.00	-2.82	69.60	0.04	NM	0.13	0.01	NM

KELLER & COMPANY	Page 2
Dublin, Ohio
614-766-1426

THRIFT STOCK PRICES AND PRICING RATIOS

PUBLICLY-TRADED, FDIC-INSURED THRIFT INSTITUTIONS

(EXCLUDING MUTUAL HOLDING COMPANIES)

AS OF NOVEMBER 30, 2007

				PER SHARE								PRICING RATIOS
		State	Exchange	Latest Price ($)	All Time High ($)	All Time Low ($)	Monthly Change (%)	Quarterly Change (%)	Earnings ($)	Assets ($)	12 Month Div. ($)	Price/ Earnings (X)	Price/ Bk. Value (%)	Price/ Assets (%)	Price/Core Earnings (X)
FFSX	First Federal Bankshares Inc.	IA	NASDAQ	15.500	22.220	12.800	-3.97	-13.17	0.60	190.91	0.42	20.67	75.50	8.12	23.95
HZFS	Horizon Financial Svcs Corp.	IA	OTCBB	2.600	13.400	2.500	-30.67	-65.33	-6.38	144.45	0.14	NM	32.31	1.80	NM
CASH	Meta Financial Group Inc.	IA	NASDAQ	39.470	42.000	26.000	0.13	-1.32	0.49	259.38	0.52	NM	212.44	15.22	NM
FFFD	North Central Bancshares Inc.	IA	NASDAQ	31.500	41.240	30.180	-16.58	-18.81	3.13	388.14	1.38	10.13	100.96	8.12	NA
AFBA	Allied First Bancorp Inc.	IL	OTCBB	14.450	18.400	14.250	-2.36	-3.67	0.09	317.95	0.00	NM	69.18	4.54	160.56
BFIN	Bank Financial Corp	IL	NASDAQ	15.810	18.130	13.010	-1.19	1.02	0.36	66.67	0.27	43.92	117.52	23.72	45.35
ESDF	East Side Financial Inc.	IL	Pink	39.000	39.500	37.750	0.00	0.00	1.55	502.62	0.20	25.16	91.22	7.76	25.22
FBTC	First BancTrust Corp.	IL	NASDAQ	10.150	12.250	9.030	-5.41	-8.39	0.57	135.94	0.24	19.15	85.51	7.47	20.04
FCLF	First Clover Leaf Fin Corp.	IL	NASDAQ	10.390	12.000	10.000	-2.99	-4.24	0.30	43.72	0.24	34.63	100.78	23.77	35.22
GTPS	Great American Bancorp	IL	OTCBB	31.000	34.500	30.000	-1.74	-2.05	2.01	215.20	0.45	15.50	116.43	14.41	15.50
MCPH	Midland Capital Holdings Corp.	IL	OTCBB	31.000	43.500	28.000	-19.27	-19.48	1.79	334.28	0.96	17.32	83.63	9.27	18.53
PFED	Park Bancorp Inc.	IL	NASDAQ	24.300	36.000	23.420	-13.21	-19.67	0.22	180.78	0.72	NM	93.82	13.06	134.31
RYFL	Royal Financial Inc.	IL	OTCBB	13.500	17.750	12.550	-10.00	-2.17	-0.66	48.99	0.00	NM	110.42	27.56	NM
WFBS	Washington Fed Bank for Svgs	IL	Pink	19.000	NA	NA	0.00	0.00	NA	NA	NA	NA	NA	NA	NA
WTWN	West Town Bancorp Inc.	IL	Pink	13.750	15.250	13.750	0.00	-8.33	0.65	268.05	0.00	21.15	86.72	5.13	21.15
AMFC	AMB Financial Corp.	IN	OTCBB	13.900	15.950	13.050	-0.71	-8.85	0.12	172.93	0.34	NM	100.72	8.04	115.83
ASBI	Ameriana Bancorp	IN	NASDAQ	8.000	13.880	7.010	-1.96	-15.79	0.10	141.22	0.16	NM	71.30	5.66	21.13
CITZ	CFS Bancorp Inc.	IN	NASDAQ	14.190	15.150	13.860	0.57	0.14	0.67	108.71	0.48	21.50	117.76	13.05	21.51
DSFN	DSA Financial Corp.	IN	OTCBB	10.800	14.250	10.800	-6.09	-10.00	0.34	NA	0.42	31.76	NA	NA	37.22
FFWC	FFW Corp.	IN	OTCBB	25.750	26.000	24.500	-0.58	1.38	2.13	244.72	0.78	12.20	120.89	10.52	12.22
FDLB	Fidelity Federal Bancorp	IN	Pink	23.500	23.500	18.500	0.00	0.00	1.11	268.96	1.00	21.17	130.77	8.74	21.17
FBEI	First Bancorp of Indiana Inc.	IN	NASDAQ	14.520	20.820	13.990	-3.20	-8.10	0.29	198.61	0.60	53.78	78.14	7.31	38.76
FCAP	First Capital Inc.	IN	NASDAQ	16.010	18.720	16.010	-5.82	-3.59	1.25	158.24	0.68	13.02	100.19	10.12	13.02
HWEN	Home Financial Bancorp	IN	OTCBB	5.200	5.500	4.050	15.56	-0.95	0.12	54.08	0.12	47.27	94.37	9.61	NA
LOGN	Logansport Financial Corp.	IN	OTCBB	14.100	19.000	13.400	-1.05	-4.08	0.75	177.14	0.60	18.80	69.16	7.96	16.95
LSBI	LSB Financial Corp.	IN	NASDAQ	21.300	27.490	21.272	-11.43	-7.39	1.70	220.23	0.82	12.68	95.77	9.67	12.68
MFBC	MFB Corp.	IN	NASDAQ	25.100	36.190	24.400	-6.17	-16.31	2.82	385.19	0.63	9.23	80.29	6.52	9.91
MFSF	MutualFirst Financial Inc.	IN	NASDAQ	17.090	22.000	16.010	-0.58	0.22	0.97	224.88	0.60	17.62	83.71	7.60	17.62
NIDB	Northeast Indiana Bancorp	IN	OTCBB	13.750	16.550	12.500	-5.17	-11.29	0.25	177.21	0.64	55.00	79.07	7.76	63.87
NWIN	Northwest Indiana Bancorp	IN	OTCBB	25.500	32.000	24.050	-3.77	-8.11	2.11	221.66	1.43	12.20	138.29	11.51	12.34
PFDC	Peoples Bancorp	IN	NASDAQ	15.850	20.300	14.010	0.53	-16.58	0.89	151.05	0.76	17.81	79.37	10.49	17.85
RIVR	River Valley Bancorp	IN	NASDAQ	16.660	20.000	15.000	-2.00	-14.83	1.35	213.46	0.80	12.62	109.03	7.80	12.50
TDCB	Third Century Bancorp	IN	OTCBB	10.250	12.050	9.750	0.99	-12.77	0.18	85.24	0.16	56.94	86.72	12.03	56.94
FFSL	First Independence Corp.	KS	OTCBB	17.600	20.500	17.000	-5.38	-0.56	1.57	220.15	0.69	11.21	90.16	7.99	11.21

KELLER & COMPANY	Page 3
Dublin, Ohio
614-766-1426

THRIFT STOCK PRICES AND PRICING RATIOS

PUBLICLY-TRADED, FDIC-INSURED THRIFT INSTITUTIONS

(EXCLUDING MUTUAL HOLDING COMPANIES)

AS OF NOVEMBER 30, 2007

				PER SHARE								PRICING RATIOS
		State	Exchange	Latest Price ($)	All Time High ($)	All Time Low ($)	Monthly Change (%)	Quarterly Change (%)	Earnings ($)	Assets ($)	12 Month Div. ($)	Price/ Earnings (X)	Price/ Bk. Value (%)	Price/ Assets (%)	Price/ Core Earnings (X)
CKFB	CKF Bancorp Inc.	KY	OTCBB	14.500	16.250	11.500	-4.92	-3.33	0.85	116.64	0.72	17.26	114.90	12.20	17.26
CFBC	Community First Bancorp Inc.	KY	OTCBB	7.750	8.240	6.460	10.71	0.00	-2.06	235.11	0.00	NM	75.53	3.30	NM
HFBC	HopFed Bancorp Inc.	KY	NASDAQ	14.500	16.500	14.010	0.00	-5.91	1.11	221.20	0.48	13.18	95.90	6.56	13.20
FPBF	FPB Financial Corp.	LA	Pink	37.000	42.420	35.100	-3.90	-5.49	4.08	411.22	0.64	9.49	108.70	8.99	9.72
GLBP	Globe Bancorp Inc.	LA	OTCBB	18.000	25.000	17.500	0.00	2.27	0.58	118.57	0.35	31.03	80.80	15.18	NA
GSLA	GS Financial Corp.	LA	NASDAQ	18.000	21.520	17.040	-4.00	-5.16	0.45	139.99	0.40	40.91	81.37	12.54	40.99
LABC	Louisiana Bancorp Inc.	LA	NASDAQ	10.370	11.360	10.150	-4.69	-4.42	NA	41.04	NA	NA	74.51	25.27	NA
TSH	Teche Holding Company	LA	AMEX	40.000	53.280	37.900	-6.98	-4.19	3.01	326.69	1.26	13.61	131.45	12.24	13.83
BFBC	Benjamin Franklin Bancorp Inc	MA	NASDAQ	13.180	16.940	11.500	-10.22	-1.27	0.46	113.80	0.20	28.65	98.14	11.58	28.69
BHLB	Berkshire Hills Bancorp Inc.	MA	NASDAQ	24.270	34.820	24.030	-12.19	-18.28	1.68	230.41	0.57	14.71	78.75	10.53	13.38
BRKL	Brookline Bancorp Inc.	MA	NASDAQ	10.250	13.620	9.240	-5.00	-17.21	0.32	40.31	0.74	32.03	114.78	25.50	32.03
CEBK	Central Bancorp Inc.	MA	NASDAQ	22.990	33.100	20.120	-4.21	-2.42	0.88	337.03	0.72	26.43	97.79	6.82	39.88
CBNK	Chicopee Bancorp Inc.	MA	NASDAQ	13.430	16.190	12.700	-3.10	-5.36	0.27	62.53	0.00	49.74	94.10	21.48	66.41
HBNK	Hampden Bancorp Inc.	MA	NASDAQ	10.310	13.000	9.000	-4.36	1.58	NA	65.15	0.06	NA	79.42	15.82	NA
HIFS	Hingham Instit. for Savings	MA	NASDAQ	31.000	37.510	29.030	0.71	3.33	1.96	351.10	1.00	15.82	121.33	8.83	15.82
LEGC	Legacy Bancorp	MA	NASDAQ	12.730	16.410	11.870	-12.39	-10.98	0.13	89.58	0.15	NM	90.22	14.43	73.00
LSBX	LSB Corp.	MA	NASDAQ	16.210	17.490	15.300	2.72	-0.12	0.80	133.85	0.56	20.52	125.27	12.11	24.77
MASB	MASSBANK Corp.	MA	NASDAQ	36.050	37.500	32.300	-0.41	6.66	1.70	191.50	1.12	21.21	143.17	18.82	22.17
MFLR	Mayflower Bancorp Inc.	MA	NASDAQ	12.250	13.770	10.000	-6.84	6.52	0.48	115.83	0.40	26.63	132.58	10.58	26.91
WFD	Westfield Financial Inc.	MA	NASDAQ	9.660	12.290	8.520	-3.21	-4.45	0.24	32.69	0.26	40.25	106.50	29.56	40.39
ABKH	American Bank Holdings Inc.	MD	OTCBB	NA	NA	NA	-12.53	-12.53	NA		0.00	10.54	91.55	6.26	NA
PCGO	Prince George’s FSB	MD	Pink	25.000	25.000	25.000	0.00	0.00	NA	NA	0.75	NA	NA	NA	NA
SVBI	Severn Bancorp Inc.	MD	NASDAQ	11.000	22.550	9.250	12.70	-19.41	1.24	93.85	0.23	8.87	118.37	11.72	8.87
WSB	Washington Savings Bank FSB	MD	NASDAQ	5.820	9.250	0.020	-9.06	-15.16	0.28	57.37	0.12	22.38	69.62	10.15	NA
CTZN	Citizens First Bancorp Inc.	Ml	NASDAQ	14.560	31.640	13.460	-25.06	-24.56	0.63	229.14	0.36	23.11	66.37	6.35	22.94
FFNM	First Fed of N Michigan Bncp	Ml	NASDAQ	7.390	9.330	7.040	-1.47	-7.62	-0.03	91.02	0.20	NM	63.01	8.12	NM
FBC	Flagstar Bancorp Inc.	Ml	NYSE	6.300	15.490	5.800	-23.64	-48.15	-0.05	274.84	0.45	NM	52.11	2.29	90.97
STBI	Sturgis Bancorp	Ml	OTCBB	15.050	15.600	12.650	0.33	1.69	1.48	153.50	0.51	10.17	124.79	9.81	10.17
HMNF	HMN Financial Inc.	MN	NASDAQ	23.800	35.550	23.010	-9.13	-18.77	2.97	269.62	1.00	8.44	104.11	8.83	8.44
REDW	Redwood Financial Inc.	MN	Pink	16.500	23.100	14.500	4.76	5.91	0.48	288.48	0.00	35.11	89.89	5.72	35.11
WEFP	Wells Financial Corp.	MN	OTCBB	25.100	32.000	25.050	-4.38	-11.62	2.01	299.51	1.04	12.68	96.50	8.38	12.68
CCFC	CCSB Financial Corp.	MO	OTCBB	14.000	15.000	13.500	-2.78	-1.06	-0.10	116.80	0.00	NM	89.06	11.98	NM
FBSI	First Bancshares Inc.	MO	NASDAQ	16.730	17.990	15.000	1.39	2.95	0.28	158.04	0.04	59.75	96.48	10.59	NA
LXMO	Lexington B&L Financial Corp.	MO	Pink	25.730	28.000	24.000	0.16	0.90	NA	211.12	0.50	NA	106.10	12.21	NA

KELLER & COMPANY Dublin, Ohio 614-766-1426	Page 4

THRIFT STOCK PRICES AND PRICING RATIOS

PUBLICLY-TRADED, FDIC-INSURED THRIFT INSTITUTIONS

(EXCLUDING MUTUAL HOLDING COMPANIES)

AS OF NOVEMBER 30, 2007

				PER SHARE								PRICING RATIOS
		State	Exchange	Latest Price ($)	All Time High ($)	All Time Low ($)	Monthly Change (%)	Quarterly Change (%)	Earnings ($)	Assets ($)	12 Month Div. ($)	Price/ Earnings (X)	Price/ Bk. Value (%)	Price/ Assets (%)	Price/Core Earnings (X)
LBCP	Liberty Bancorp Inc.	MO	NASDAQ	10.520	11.520	10.050	-1.13	-3.84	0.42	NA	0.10	25.05	NA	NA	25.05
NASB	NASB Financial Inc.	MO	NASDAQ	29.950	43.850	24.050	2.22	-14.43	2.16	193.62	0.90	14.00	159.22	15.47	14.13
PULB	Pulaski Financial Corp.	MO	NASDAQ	10.750	16.970	10.540	-14.75	-25.30	0.92	113.84	0.35	12.22	132.23	9.44	12.46
CSBC	Citizens South Banking Corp.	NC	NASDAQ	11.380	13.400	11.090	-5.56	-10.39	0.76	97.94	0.31	15.38	104.79	11.62	15.95
CDLX	Coddle Creek Financial Corp.	NC	Pink	26.250	29.500	26.000	0.00	0.00	0.92	255.30	1.35	28.53	83.14	10.28	28.53
KSBI	KS Bancorp Inc.	NC	OTCBB	27.000	35.000	22.500	20.00	3.85	1.44	241.22	0.52	18.75	196.75	11.19	15.74
MTUC	Mutual Community Savings Bank	NC	OTCBB	5.100	13.000	5.100	-33.77	-38.18	-4.68	229.52	0.00	NM	37.76	2.22	NM
SSFC	South Street Financial Corp.	NC	OTCBB	7.390	9.520	6.500	-3.40	4.82	0.33	106.06	0.40	22.39	86.33	7.10	22.39
TONE	TierOne Corp.	NE	NASDAQ	23.400	33.020	18.720	0.43	6.56	1.02	196.22	0.30	24.12	116.36	11.93	24.84
GUAA	Guaranty Bancorp Inc.	NH	Pink	34.000	34.000	34.000	0.00	0.00	NA	NA	NA	NA	130.39	10.66	NA
MNKB	Monadnock Bancorp, Inc.	NH	OTCBB	6.050	7.300	6.050	-6.92	-10.37	0.09	84.72	0.00	NM	79.92	7.14	84.42
NHTB	New Hampshire Thrift Bncshrs	NH	NASDAQ	12.500	16.690	12.000	-12.10	-19.09	1.01	152.77	0.52	12.76	100.89	8.18	13.28
ABNJ	American Bancorp of New Jersey	NJ	NASDAQ	10.700	12.340	10.050	1.90	-2.37	0.05	48.03	0.16	NM	127.07	22.28	164.18
HCBK	Hudson City Bancorp Inc.	NJ	NASDAQ	15.220	16.080	11.450	-2.50	8.10	0.56	81.01	0.32	27.67	161.23	17.49	27.67
OCFC	OceanFirst Financial Corp.	NJ	NASDAQ	16.460	23.880	14.170	1.73	-5.67	-0.31	156.93	0.80	NM	164.44	10.49	NM
PBCI	Pamrapo Bancorp Inc.	NJ	NASDAQ	20.370	26.500	16.820	-3.00	12.60	0.99	125.43	0.92	20.58	172.48	16.24	20.58
PFS	Provident Financial Services	NJ	NYSE	14.860	18.680	13.540	-5.41	-10.59	0.77	101.12	0.41	19.55	89.46	14.69	NA
RBLG	Roebling Financial Corp.	NJ	OTCBB	11.000	14.000	9.500	-4.35	-5.98	0.20	82.71	0.10	55.00	115.18	13.29	55.00
AF	Astoria Financial Corp.	NY	NYSE	25.040	30.940	22.470	-3.62	-2.38	1.56	226.04	1.02	16.37	187.57	10.40	16.52
BFED	Beacon Federal Bancorp Inc.	NY	NASDAQ	9.950	12.260	9.570	-8.63	NA	NA	NA	NA	NA	NA	NA	NA
CARV	Carver Bancorp Inc.	NY	NASDAQ	14.500	17.100	14.090	-4.86	-11.10	1.84	308.39	0.37	8.15	68.44	4.70	8.27
CMSB	CMS Bancorp Inc.	NY	NASDAQ	10.000	12.000	10.000	-3.38	-4.76	NA	84.42	0.00	NA	84.39	11.84	NA
DCOM	Dime Community Bancshares Inc.	NY	NASDAQ	13.570	15.990	10.700	-4.30	-1.52	0.68	96.48	0.56	19.96	171.99	14.07	20.55
ESBK	Elmira Savings Bank	NY	NASDAQ	20.050	28.918	18.500	-2.24	0.20	1.16	268.77	0.80	17.43	114.70	7.46	13.09
FNFG	First Niagara Finl Group	NY	NASDAQ	12.430	15.430	11.490	-4.53	-11.78	0.75	77.01	0.52	17.03	94.60	15.53	NA
FFIC	Flushing Financial Corp.	NY	NASDAQ	16.060	18.680	14.410	-3.31	-1.65	1.07	152.43	0.47	15.30	149.12	10.53	15.30
GLK	Great Lakes Bancorp Inc.	NY	NYSE	12.900	14.970	11.350	-2.20	11.21	-0.30	83.48	0.00	NM	106.17	15.45	NM
NYB	New York Community Bancorp	NY	NYSE	18.610	19.870	15.800	0.32	6.89	0.88	95.42	1.00	21.39	144.82	19.44	21.26
PRTR	Partners Trust Financial	NY	NASDAQ	12.750	12.900	9.810	2.82	6.34	0.45	83.04	0.28	28.98	111.55	15.35	34.18
PFDB	Patriot Federal Bk	NY	OTCBB	14.750	15.000	12.010	20.41	20.41	-0.73	34.95	0.00	NM	210.23	42.20	NM
PBNY	Provident New York Bancorp	NY	NASDAQ	12.200	16.000	11.420	-1.85	-11.47	0.48	67.96	0.20	25.42	124.24	17.96	25.89
ROME	Rome Bancorp Inc.	NY	NASDAQ	11.650	12.900	11.000	1.75	-2.27	0.43	39.44	0.32	29.12	131.49	29.53	29.19
TRST	TrustCo Bank Corp NY	NY	NASDAQ	10.630	11.670	9.140	2.31	-4.15	0.54	44.47	0.64	19.69	340.16	23.91	19.65
AFNL	AmTrust Financial Corporation	OH	Pink	NA	NA	NA	0.00	0.00	NA	NA	NA	NA	NA	NA	NA

KELLER & COMPANY Dublin, Ohio 614-766-1426	Page 5

THRIFT STOCK PRICES AND PRICING RATIOS

PUBLICLY-TRADED, FDIC-INSURED THRIFT INSTITUTIONS

(EXCLUDING MUTUAL HOLDING COMPANIES)

AS OF NOVEMBER 30, 2007

				PER SHARE								PRICING RATIOS
		State	Exchange	Latest Price ($)	All Time High ($)	All Time Low ($)	Monthly Change (%)	Quarterly Change (%)	Earnings ($)	Assets ($)	12 Month Div. ($)	Price/ Earnings (X)	Price/ Bk. Value (%)	Price/ Assets (%)	Price/Core Earnings (X)
ASBN	ASB Financial Corp.	OH	Pink	17.690	22.000	15.500	11.19	-1.99	0.96	NA	0.52	18.43	NA	NA	18.43
CFBK	Central Federal Corp.	OH	NASDAQ	4.200	8.000	3.750	-17.16	-32.69	-0.05	61.17	0.32	NM	68.74	6.86	93.40
CIBN	Community Investors Bancorp	OH	Pink	12.250	15.500	11.000	-7.55	-15.52	NA	160.61	0.41	NA	100.72	7.63	NA
FFDF	FFD Financial Corp.	OH	NASDAQ	14.500	18.510	13.610	-0.82	-6.39	1.44	159.47	0.56	10.21	86.21	9.09	10.21
FDEF	First Defiance Financial	OH	NASDAQ	22.120	30.700	20.580	-4.16	-17.71	2.02	222.68	1.00	11.12	95.30	9.94	11.08
FFHS	First Franklin Corp.	OH	NASDAQ	11.280	18.190	11.000	-10.41	-15.82	0.54	190.60	0.36	21.28	73.92	5.92	41.84
FNFI	First Niles Financial Inc.	OH	OTCBB	9.250	13.490	9.000	-11.90	-11.90	0.45	71.93	0.64	20.56	82.00	12.86	NA
FPFC	First Place Financial Corp.	OH	NASDAQ	14.440	24.280	13.210	-11.95	-20.35	1.48	190.98	0.78	9.82	75.05	7.56	9.91
HCFL	Home City Financial Corp.	OH	OTCBB	10.150	16.500	10.150	-15.77	-28.77	0.56	166.73	0.47	18.45	60.34	6.09	18.75
HLFN	Home Loan Financial Corp.	OH	OTCBB	12.800	16.250	12.800	-6.91	-5.54	0.64	105.25	0.80	20.00	102.73	12.16	20.00
IDVB	Indian Village Bancorp Inc.	OH	OTCBB	13.750	21.250	13.750	-19.12	-23.61	-1.29	222.86	0.00	NM	73.18	5.88	NA
OCFL	OC Financial Inc	OH	OTCBB	10.700	11.030	9.670	-0.47	1.90	-1.48	120.76	0.00	NM	93.37	8.86	NM
PCBI	Peoples Community Bancorp Inc.	OH	NASDAQ	16.030	18.440	14.010	-3.32	5.60	-0.88	186.45	0.60	NM	91.83	8.60	NM
PSFC	Peoples-Sidney Financial Corp.	OH	OTCBB	10.200	15.000	10.100	-7.27	-21.84	0.71	100.17	0.74	14.37	90.15	10.18	14.41
PFOH	Perpetual Federal Savings Bank	OH	OTCBB	22.750	28.000	22.250	-1.30	-4.45	1.24	NA	1.00	18.35	NA	NA	18.35
PVFC	PVF Capital Corp.	OH	NASDAQ	13.000	16.140	10.120	-12.28	-16.07	0.43	114.36	0.30	30.23	140.67	11.37	30.23
UCFC	United Community Finl Corp.	OH	NASDAQ	5.670	12.760	5.480	-15.12	-23.38	0.58	91.24	0.38	9.95	61.56	6.22	9.95
WAYN	Wayne Savings Bancshares	OH	NASDAQ	11.490	15.000	11.140	-4.96	-11.62	0.70	126.91	0.48	16.41	106.00	9.05	16.48
OSBK	Osage Bancshares Inc.	OK	NASDAQ	8.560	11.754	8.000	-2.15	1.90	0.32	37.01	0.31	26.75	87.50	23.13	26.75
ABBC	Abington Bancorp Inc	PA	NASDAQ	8.860	12.744	8.500	-5.54	-7.71	0.28	44.21	0.16	31.64	87.69	20.04	31.64
ESBF	ESB Financial Corp.	PA	NASDAQ	10.350	11.790	9.570	0.49	0.78	0.63	152.48	0.40	16.43	103.40	6.79	17.45
ESSA	ESSA Bancorp Inc.	PA	NASDAQ	11.150	12.210	10.200	-2.87	-0.09	NA	53.61	0.00	NA	92.50	20.80	NA
FSBI	Fidelity Bancorp Inc.	PA	NASDAQ	14.850	19.500	14.750	-4.50	-7.19	1.21	242.98	0.56	12.17	96.77	6.11	12.76
FKFS	First Keystone Financial	PA	NASDAQ	12.000	20.610	11.000	4.35	-6.98	0.21	215.73	0.00	57.14	84.15	5.56	68.66
FSSB	First Star Bancorp Inc.	PA	Pink	17.500	18.000	15.500	0.00	-1.41	2.75	469.23	0.08	6.36	54.18	3.73	NA
HARL	Harleysville Savings Financial	PA	NASDAQ	13.000	19.250	12.600	-4.06	-9.60	0.85	208.08	0.68	15.66	102.77	6.25	16.18
KNBT	KNBT Bancorp Inc.	PA	NASDAQ	15.860	18.000	12.660	-4.57	9.83	0.69	108.33	0.36	22.99	114.84	13.98	24.19
NPBP	North Penn Bancorp Inc.	PA	OTCBB	8.750	14.194	8.000	-12.50	-26.50	0.20	75.35	0.11	43.75	104.11	11.61	48.24
PVSA	Parkvale Financial Corp.	PA	NASDAQ	28.970	32.791	26.500	-2.46	0.54	2.41	334.14	0.84	12.17	123.86	8.67	12.44
QNTO	Quaint Oak Bancorp Inc.	PA	OTCBB	9.800	10.050	8.100	0.00	8.89	NA	52.48	0.00	NA	75.91	18.67	NA
SEFL	SE Financial Corp.	PA	Pink	10.100	12.900	10.010	-8.18	-12.17	-0.09	83.05	0.12	NM	80.67	10.17	NA
SOV	Sovereign Bancorp Inc.	PA	NYSE	11.770	26.700	9.920	-17.11	-34.10	0.22	180.27	0.32	56.05	66.27	6.54	36.17
THRD	TF Financial Corp.	PA	NASDAQ	26.000	32.140	25.530	-8.26	-3.88	1.87	234.01	0.79	13.98	103.88	10.48	13.98
WFBC	Willow Financial Bncp Inc.	PA	NASDAQ	9.460	14.905	9.180	-10.92	-24.26	0.51	NA	0.46	18.92	NA	NA	NA

KELLER & COMPANY	Page 6
Dublin, Ohio
614-766-1426

THRIFT STOCK PRICES AND PRICING RATIOS

PUBLICLY-TRADED, FDIC-INSURED THRIFT INSTITUTIONS

(EXCLUDING MUTUAL HOLDING COMPANIES)

AS OF NOVEMBER 30, 2007

				PER SHARE								PRICING RATIOS
		State	Exchange	Latest Price ($)	All Time High ($)	All Time Low ($)	Monthly Change (%)	Quarterly Change (%)	Earnings ($)	Assets ($)	12 Month Div. ($)	Price/ Earnings (X)	Price/ Bk. Value (%)	Price/ Assets (%)	Price/ Core Earnings (X)
WVFC	WVS Financial Corp.	PA	NASDAQ	16.480	17.200	15.770	-0.72	0.49	1.63	198.76	0.64	10.11	120.12	8.29	10.11
NFSB	Newport Bancorp Inc.	RI	NASDAQ	11.900	14.000	11.610	-5.18	-2.46	0.28	67.64	0.00	42.50	95.12	17.59	42.50
FCPB	First Capital Bancshares Inc.	SC	Pink	10.250	13.000	9.210	-21.15	-8.89	1.11	106.06	0.00	9.23	103.86	9.66	NA
FFCH	First Financial Holdings Inc.	SC	NASDAQ	27.410	41.500	25.280	-3.62	-12.82	2.10	233.03	1.00	13.24	171.74	11.76	13.33
PEDE	Great Pee Dee Bancorp Inc.	SC	NASDAQ	21.770	24.990	15.020	1.59	-0.41	0.69	123.44	0.64	32.01	142.29	17.56	27.76
SFDL	Security Federal Corp.	SC	OTCBB	23.000	25.250	22.750	-4.56	-6.12	1.64	308.04	0.26	14.02	134.11	7.46	14.02
HFFC	HF Financial Corp.	SD	NASDAQ	15.190	18.500	14.800	-5.65	-7.94	1.41	256.22	0.42	11.09	95.35	5.93	16.38
FABK	First Advantage Bancorp	TN	NASDAQ	11.170	11.500	10.020	NA	NA	NA	NA	0.00	NA	NA	NA	NA
JFBI	Jefferson Bancshares Inc.	TN	NASDAQ	10.290	13.190	9.250	1.88	-4.37	0.30	52.46	0.24	34.30	88.97	19.62	33.91
SCYT	Security Bancorp Inc.	TN	OTCBB	37.000	37.750	35.250	2.78	3.50	3.81	NA	1.00	9.71	NA	NA	NA
SFBK	SFB Bancorp Inc.	TN	Pink	23.100	25.500	22.250	0.00	-3.75	NA	133.12	0.20	NA	84.34	17.36	NA
SFKT	State of Franklin Bcshs Inc.	TN	Pink	24.600	NA	NA	0.00	0.00	NA	NA	0.00	NA	NA	NA	NA
UNTN	United Tennessee Bankshares	TN	OTCBB	21.000	23.000	20.550	0.00	0.00	0.61	NA	0.45	35.59	NA	NA	NA
BAFI	BancAffiliated Inc.	TX	Pink	26.500	NA	NA	0.00	0.00	5.14	388.28	0.00	5.28	73.55	6.83	NA
ETFS	East Texas Financial Services	TX	OTCBB	15.450	18.000	15.250	-6.36	-11.71	0.24	167.18	0.20	67.17	92.08	9.24	62.70
FBTX	Franklin Bank Corp.	TX	NASDAQ	4.250	21.630	4.000	-44.59	-55.50	0.69	226.50	0.00	6.16	27.00	1.87	NA
CFFC	Community Financial Corp.	VA	NASDAQ	9.650	12.750	8.020	-3.50	-12.27	0.90	112.99	0.26	10.97	105.70	8.54	11.03
GAFC	Greater Atlantic Financial	VA	Pink	5.100	5.500	2.250	0.99	-7.27	-1.23	99.49	0.00	NM	232.88	5.14	NM
VSBR	Virginia SB FSB	VA	Pink	16.250	16.250	16.250	0.00	0.00	NA	89.93	0.37	NA	239.51	18.18	NA
FFNW	First Financial Northwest Inc	WA	NASDAQ	9.970	11.950	9.850	-12.16	NA	NA	NA	NA	NA	NA	NA	NA
FMSB	First Mutual Bancshares Inc.	WA	NASDAQ	26.970	27.100	21.010	0.67	6.60	1.34	151.89	0.36	20.91	239.82	17.76	21.19
RPFG	Rainier Pacific Finl Group Inc	WA	NASDAQ	15.050	23.500	14.500	-9.23	-8.90	0.64	135.38	0.26	23.52	102.59	10.42	23.56
RVSB	Riverview Bancorp Inc.	WA	NASDAQ	13.100	17.750	12.750	-6.16	-12.08	1.00	74.63	0.42	13.23	155.58	17.55	13.23
TSBK	Timberland Bancorp Inc.	WA	NASDAQ	15.210	19.150	13.400	2.42	-4.10	1.20	92.74	0.37	13.00	141.88	16.40	13.06
WFSL	Washington Federal Inc.	WA	NASDAQ	23.470	27.440	21.150	-2.41	-10.59	1.55	117.63	0.83	15.24	155.74	19.96	15.24
WM	Washington Mutual Inc.	WA	NYSE	19.500	46.380	16.750	-30.63	-45.83	2.73	379.96	2.18	6.33	71.74	5.10	7.28
ABCW	Anchor BanCorp Wisconsin	Wl	NASDAQ	25.420	29.960	21.210	3.84	-3.93	1.79	216.07	0.69	14.44	160.08	11.76	14.45
BKMU	Bank Mutual Corp.	Wl	NASDAQ	10.120	12.430	9.880	-8.42	-15.03	0.31	66.15	0.32	32.65	117.27	15.29	32.65
CZWI	Citizens Community Bncp	Wl	NASDAQ	9.190	9.800	7.900	-1.71	2.11	0.11	NA	0.18	NM	NA	NA	NA
SVBC	Sistersville Bancorp Inc.	WV	Pink	28.100	28.750	15.250	0.00	3.12	NA	NA	0.54	NA	NA	NA	NA
CRZY	Crazy Woman Creek Bancorp	WY	Pink	20.000	22.500	19.000	-1.48	-4.76	1.09	187.43	0.48	18.69	118.35	10.67	20.04

KELLER & COMPANY	Page 7
Dublin, Ohio
614-766-1426

THRIFT STOCK PRICES AND PRICING RATIOS

PUBLICLY-TRADED, FDIC-INSURED THRIFT INSTITUTIONS

(EXCLUDING MUTUAL HOLDING COMPANIES)

AS OF NOVEMBER 30, 2007

			PER SHARE								PRICING RATIOS
	State	Exchange	Latest Price ($)	All Time High ($)	All Time Low ($)	Monthly Change (%)	Quarterly Change (%)	Earnings ($)	Assets ($)	12 Month Div. ($)	Price/ Earnings (X)	Price/ Bk. Value (%)	Price/ Assets (%)	Price/Core Earnings (X)
ALL THRIFTS
AVERAGE			15.999	21.194	14.334	-5.47	-9.64	0.80	1,928.22	0.43	21.40	104.03	11.20	27.84
MEDIAN			14.000	18.000	12.725	-3.39	-6.05	0.69	152.48	0.39	17.81	96.50	9.94	19.83
HIGH			55.880	75.000	49.165	20.41	22.22	7.31	317,875	2.18	67.17	340.16	42.20	164.18
LOW			0.006	1.010	0.002	-78.85	-95.00	-6.38	32.69	0.00	3.73	0.13	0.01	3.55
AVERAGE FOR STATE
OH			12.904	17.836	12.062	-7.33	-13.17	0.47	143.26	0.52	16.86	87.61	8.64	24.08
AVERAGE BY REGION
MIDWEST			16.291	20.941	14.898	-4.89	-9.79	0.67	186.87	0.49	21.57	96.41	9.65	29.93
NEW ENGLAND			16.768	20.433	15.495	-5.34	-4.69	0.66	125.73	0.40	30.14	105.64	15.76	38.85
MID ATLANTIC			15.114	19.001	13.483	-2.87	-4.61	0.78	8,088.22	0.38	22.29	121.28	13.47	29.06
SOUTHEAST			13.797	18.218	11.907	-7.98	-15.53	0.36	147.48	0.32	19.22	101.81	9.25	19.26
SOUTHWEST			20.116	25.328	18.088	-6.75	-5.43	1.76	216.32	0.38	22.84	90.15	11.99	30.80
WEST			17.201	29.179	14.820	-8.46	-17.15	1.43	231.50	0.58	14.30	103.92	9.44	14.50
AVERAGE BY EXCHANGE
NYSE			15.571	32.241	12.825	-14.87	-29.64	1.07	249.54	0.64	22.68	80.53	8.02	25.58
AMEX			21.600	31.985	20.425	-20.16	-18.97	1.04	201.86	0.69	13.61	99.63	8.19	13.83
NASDAQ			15.529	20.532	13.917	-4.89	-8.44	0.88	157.16	0.44	21.10	110.28	12.32	26.61
OTC			14.844	18.519	13.951	-4.27	-8.05	0.38	8,102.35	0.38	23.63	96.71	10.71	34.59
Pink Sheets			19.847	21.568	17.544	-3.60	-5.37	1.14	221.12	0.36	17.57	103.84	9.14	22.42

EXHIBIT 31

KELLER & COMPANY Dublin, Ohio 614-766-1426	Page 1

KEY FINANCIAL DATA AND RATIOS

PUBLICLY-TRADED, FDIC-INSURED THRIFT INSTITUTIONS

(EXCLUDING MUTUAL HOLDING COMPANIES)

AS OF NOVEMBER 30, 2007

			ASSETS AND EQUITY			PROFITABILITY				CAPITAL ISSUES
		State	Total Assets ($000)	Total Equity ($000)	Total Tang. Equity ($000)	ROAA (%)	Core ROAA (%)	ROAE (%)	Core ROAE (%)	IPO Date	Exchange	Number of Shares Outstg.	Mkt. Value of Shares ($M)
AKPB	Alaska Pacific Bancshares Inc.	AK	185,220	18,278	18,278	0.63	0.63	6.41	6.41	07/01/99	OTCBB	642,609	15.74
SIYF	Security Federal Bancorp Inc.	AL	67,668	11,460	11,460	0.87	NA	5.41	NA	04/03/95	Pink	695,981	9.74
SRNN	Southern Banc Co.	AL	99,713	15,195	15,195	-0.20	-0.20	-1.36	-1.36	10/05/95	OTCBB	806,086	9.07
SCBS	Southern Community Bancshares	AL	59,837	6,868	6,868	0.43	0.43	3.64	3.64	12/23/96	Pink	639,102	5.66
SZBI	SouthFirst Bancshares Inc.	AL	NA	NA	NA	NA	NA	NA	NA	02/14/95	OTCBB	708,610	7.09
SUPR	Superior Bancorp	AL	2,902,791	347,335	160,046	0.32	0.34	2.82	3.02	12/10/98	NASDAQ	40,282,981	241.30
FFBH	First Federal Bancshares of AR	AR	797,793	74,095	74,095	0.41	0.41	4.49	4.49	05/03/96	NASDAQ	4,865,401	74.34
BOFI	Bofl Holding, Inc.	CA	1,024,713	75,333	75,333	0.38	0.35	4.57	4.19	03/14/05	NASDAQ	8,267,590	59.18
BYFC	Broadway Financial Corp.	CA	333,192	21,657	21,657	0.50	0.51	7.58	7.58	01/09/96	NASDAQ	1,762,117	16.72
CFC	Countrywide Financial Corp.	CA	209,236,465	15,252,232	14,873,297	0.16	0.16	2.32	2.30	09/11/69	NYSE	576,376,128	6261.54
DSL	Downey Financial Corp.	CA	14,417,717	1,444,226	1,441,076	0.67	0.67	7.31	7.29	01/01/71	NYSE	27,853,783	1159.00
FPTB	First PacTrust Bancorp Inc.	CA	770,476	83,577	83,577	0.42	0.42	4.05	4.05	08/23/02	NASDAQ	4,403,698	88.51
FED	FirstFed Financial Corp.	CA	7,368,096	642,832	642,241	1.38	1.38	16.74	16.74	12/16/83	NYSE	13,636,997	477.57
HWFG	Harrington West Finl Grp Inc.	CA	1,208,293	63,438	57,194	0.48	0.65	8.10	10.88	11/05/02	NASDAQ	5,552,803	69.76
IMB	IndyMac Bancorp, Inc.	CA	33,732,710	1,870,643	1,746,277	-0.09	-0.05	-1.65	-0.96	11/10/86	NYSE	76,949,437	768.67
MLGF	Malaga Financial Corporation	CA	709,000	NA	NA	0.85	0.85	NA	NA	NA	OTCBB	5,855,768	55.04
PFB	PFF Bancorp Inc.	CA	4,451,040	344,109	342,842	0.43	0.43	5.06	5.11	03/29/96	NYSE	22,622,088	212.67
PROV	Provident Financial Holdings	CA	1,606,313	126,127	126,127	0.40	0.40	5.13	5.11	06/28/96	NASDAQ	6,232,803	113.55
RMGC	RMG Capital Corporation	CA	NA	NA	NA	NA	NA	NA	NA	NA	OTCBB	NA	52.54
SNLS	San Luis Trust Bank FSB	CA	268,522	29,275	29,275	1.48	1.48	13.90	13.90	NA	OTCBB	4,358,927	37.27
HCBC	High Country Bancorp Inc.	CO	205,558	19,279	19,279	0.69	NA	7.41	NA	12/10/97	Pink	860,080	18.92
UWBK	United Western Bancorp, Inc.	CO	2,067,546	112,767	112,767	0.52	NA	9.65	NA	10/18/96	NASDAQ	7,280,084	154.00
NEBS	New England Bancshares	CT	486,846	70,764	53,209	0.25	0.29	1.28	1.52	12/29/05	NASDAQ	6,419,739	76.72
NAL	NewAlliance Bancshares Inc.	CT	8,192,255	1,418,832	831,955	0.31	0.57	1.71	3.15	04/02/04	NYSE	111,618,678	1435.25
PBCT	People’s United Financial Inc.	CT	13,550,500	4,533,700	4,429,500	1.20	1.15	5.15	4.96	04/16/07	NASDAQ	300,900,000	5044.66
IFSB	Independence Federal Svgs Bank	DC	148,700	10,963	10,963	-1.76	-1.76	-22.61	-22.61	06/06/85	NASDAQ	1,552,448	13.18
WSFS	WSFS Financial Corp.	DE	3,083,778	203,074	201,654	1.00	0.99	14.31	14.11	11/26/86	NASDAQ	6,215,066	347.30
BBX	BankAtlantic Bancorp Inc.	FL	6,485,593	471,889	395,653	-0.22	-0.43	-2.66	-5.35	11/29/83	NYSE	56,044,325	197.60
BKUNA	BankUnited Financial Corp.	FL	15,046,271	811,966	783,613	0.58	0.61	10.17	10.69	12/11/85	NASDAQ	35,381,729	280.50
BFF	BFC Financial Corp.	FL	7,445,885	186,489	110,253	-0.39	NA	-16.57	NA	NA	NYSE	47,499,033	68.82
FDT	Federal Trust Corp.	FL	726,856	44,286	44,286	-1.21	-1.13	-16.37	-15.30	12/12/97	AMEX	9,436,305	30.20
FCFL	First Community Bank Corp.	FL	421,809	36,393	35,965	0.78	0.78	9.12	9.12	05/16/03	NASDAQ	4,082,002	53.68

KELLER & COMPANY Dublin, Ohio 614-766-1426	Page 2

KEY FINANCIAL DATA AND RATIOS

PUBLICLY-TRADED, FDIC-INSURED THRIFT INSTITUTIONS

(EXCLUDING MUTUAL HOLDING COMPANIES)

AS OF NOVEMBER 30, 2007

			ASSETS AND EQUITY			PROFITABILITY				CAPITAL ISSUES
		State	Total Assets ($000)	Total Equity ($000)	Total Tang. Equity ($000)	ROAA (%)	Core ROAA (%)	ROAE (%)	Core ROAE (%)	IPO Date	Exchange	Number of Shares Outstg.	Mkt. Value of Shares ($M)
EBDC	ebank Financial Services Inc.	GA	141,942	8,380	8,380	-0.98	-1.21	-14.13	-17.46	07/06/98	OTCBB	NA	5.07
NTBKQ	NetBank Inc.	GA	3,687,453	229,007	185,283	-4.66	-2.62	-59.48	-33.41	07/29/97	Pink	52,982,000	0.29
FFSX	First Federal Bankshares Inc.	IA	630,561	67,797	49,312	0.40	0.35	3.60	3.08	04/14/99	NASDAQ	3,302,971	51.20
HZFS	Horizon Financial Svcs Corp.	IA	112,586	6,272	6,272	-3.97	-3.98	-61.45	-61.60	06/30/94	OTCBB	779,431	2.03
CASH	Meta Financial Group Inc.	IA	666,724	47,758	44,355	0.17	-0.09	2.81	-1.41	09/20/93	NASDAQ	2,570,487	102.22
FFFD	North Central Bancshares Inc.	IA	520,083	41,807	36,860	0.83	NA	10.19	NA	03/21/96	NASDAQ	1,339,948	42.21
AFBA	Allied First Bancorp Inc.	IL	162,575	10,680	10,166	0.03	0.03	0.40	0.40	12/31/01	OTCBB	511,318	7.39
BFIN	BankFinancial Corp	IL	1,504,622	303,621	272,822	0.48	0.46	2.34	2.27	06/24/05	NASDAQ	22,569,377	356.16
ESDF	East Side Financial Inc.	IL	139,306	11,850	11,850	0.32	0.32	3.61	3.61	11/01/91	Pink	277,159	10.75
FBTC	First BancTrust Corp.	IL	302,858	26,443	25,211	0.40	0.38	4.61	4.40	04/19/01	NASDAQ	2,227,900	22.61
FCLF	First Clover Leaf Fin Corp.	IL	378,382	89,229	78,183	0.68	0.67	2.78	2.73	07/11/06	NASDAQ	8,654,996	89.57
GTPS	Great American Bancorp	IL	138,625	17,151	16,666	0.94	0.94	8.92	8.92	06/30/95	OTCBB	644,179	19.97
MCPH	Midland Capital Holdings Corp.	IL	124,551	13,813	13,813	0.53	0.50	4.89	4.56	06/30/93	OTCBB	372,600	11.55
PFED	Park Bancorp Inc.	IL	219,469	30,548	30,548	0.12	0.10	0.88	0.72	08/12/96	NASDAQ	1,213,979	29.50
RYFL	Royal Financial Inc.	IL	125,387	31,295	31,295	-1.21	-1.03	-4.92	-4.18	01/21/05	OTCBB	2,559,632	35.07
WFBS	Washington Fed Bank for Svgs	IL	76,292	7,113	7,113	1.11	1.11	12.14	12.14	03/01/95	Pink	NA	2.61
WTWN	West Town Bancorp Inc.	IL	57,632	3,409	3,409	0.25	0.25	4.03	4.03	03/01/95	Pink	215,007	2.96
AMFC	AMB Financial Corp.	IN	176,278	14,068	14,068	0.08	0.08	0.93	0.93	04/01/96	OTCBB	1,019,353	13.68
ASBI	Ameriana Bancorp	IN	422,113	33,528	32,685	0.06	0.26	0.73	3.38	03/02/87	NASDAQ	2,988,952	23.91
CITZ	CFS Bancorp Inc.	IN	1,169,300	129,602	128,352	0.57	0.57	5.46	5.46	07/24/98	NASDAQ	10,756,189	152.62
DSFN	DSA Financial Corp.	IN	111,023	16,848	16,848	0.51	0.44	3.31	2.84	07/30/04	OTCBB	NA	18.08
FFWC	FFW Corp.	IN	291,348	25,359	NA	0.89	0.89	10.35	10.34	04/05/93	OTCBB	1,190,518	30.33
FDLB	Fidelity Federal Bancorp	IN	226,148	15,107	15,107	0.41	0.41	5.95	5.95	08/31/87	Pink	840,831	19.76
FBEI	First Bancorp of Indiana Inc.	IN	363,949	34,051	26,965	0.15	0.18	1.56	1.94	04/07/99	NASDAQ	1,832,515	26.59
FCAP	First Capital Inc.	IN	446,789	45,118	39,397	0.78	0.78	7.90	7.90	01/04/99	NASDAQ	2,823,472	44.98
HWEN	Home Financial Bancorp	IN	73,589	7,497	7,497	0.20	NA	2.08	NA	07/02/96	OTCBB	1,360,769	7.08
LOGN	Logansport Financial Corp.	IN	154,234	17,751	17,751	0.41	0.46	3.80	4.22	06/14/95	OTCBB	870,701	12.28
LSBI	LSB Financial Corp.	IN	344,881	34,832	34,832	0.75	0.75	7.75	7.75	02/03/95	NASDAQ	1,565,999	33.19
MFBC	MFB Corp.	IN	505,089	40,991	37,612	0.74	0.69	9.34	8.70	03/25/94	NASDAQ	1,311,271	32.91
MFSF	MutualFirst Financial Inc.	IN	966,789	87,771	72,514	0.42	0.42	4.62	4.62	12/30/99	NASDAQ	4,299,138	73.05
NIDB	Northeast Indiana Bancorp	IN	234,434	23,010	22,474	0.14	0.12	1.40	1.21	06/28/95	OTCBB	1,322,917	18.11
NWIN	Northwest Indiana Bancorp	IN	622,582	51,797	51,797	0.95	0.94	11.58	11.45	NA	OTCBB	2,808,782	71.62

KELLER & COMPANY	Page 3
Dublin, Ohio
614-766-1426

KEY FINANCIAL DATA AND RATIOS

PUBLICLY-TRADED, FDIC-INSURED THRIFT INSTITUTIONS

(EXCLUDING MUTUAL HOLDING COMPANIES)

AS OF NOVEMBER 30, 2007

			ASSETS AND EQUITY			PROFITABILITY				CAPITAL ISSUES
		State	Total Assets ($000)	Total Equity ($000)	Total Tang. Equity ($000)	ROAA (%)	Core ROAA (%)	ROAE (%)	Core ROAE (%)	IPO Date	Exchange	Number of Shares Outstg.	Mkt. Value of Shares ($M)
PFDC	Peoples Bancorp	IN	469,193	62,033	59,644	0.57	0.57	4.45	4.44	07/07/87	NASDAQ	3,106,134	49.23
RIVR	River Valley Bancorp	IN	348,027	24,910	24,879	0.64	0.65	9.00	9.09	12/20/96	NASDAQ	1,630,432	27.16
TDCB	Third Century Bancorp	IN	133,749	18,547	18,547	0.19	0.19	1.36	1.36	06/30/04	OTCBB	1,569,000	16.08
FFSL	First Independence Corp.	KS	191,465	16,972	16,972	0.73	0.73	8.27	8.27	10/08/93	OTCBB	869,684	15.31
CKFB	CKF Bancorp Inc.	KY	153,548	16,298	15,198	0.70	0.70	6.71	6.71	01/04/95	OTCBB	1,316,441	19.09
CFBC	Community First Bancorp Inc.	KY	79,025	3,449	3,449	-0.87	-0.87	-22.76	-22.76	06/27/03	OTCBB	336,120	2.60
HFBC	HopFed Bancorp Inc.	KY	796,507	54,448	46,536	0.52	0.52	7.63	7.62	02/09/98	NASDAQ	3,600,801	52.13
FPBF	FPB Financial Corp.	LA	144,751	11,976	11,976	0.87	0.85	11.77	11.44	07/01/99	Pink	352,000	13.02
GLBP	Globe Bancorp Inc.	LA	29,998	5,636	5,636	0.49	NA	2.63	NA	07/10/01	OTCBB	253,000	4.56
GSLA	GS Financial Corp.	LA	177,268	27,307	27,307	0.32	0.32	1.99	1.99	04/01/97	NASDAQ	1,266,268	22.76
LABC	Louisiana Bancorp Inc.	LA	260,455	88,314	88,314	NA	NA	NA	NA	07/10/07	NASDAQ	6,345,732	65.81
TSH	Teche Holding Company	LA	719,367	67,006	63,195	0.95	0.93	10.24	10.08	04/19/95	AMEX	2,202,000	88.08
BFBC	Benjamin Franklin Bancorp Inc	MA	907,090	107,065	70,644	0.39	0.39	3.25	3.26	04/05/05	NASDAQ	7,971,217	103.92
BHLB	Berkshire Hills Bancorp Inc.	MA	2,472,062	330,646	147,474	0.67	0.74	5.48	6.06	NA	NASDAQ	10,728,777	259.52
BRKL	Brookline Bancorp Inc.	MA	2,391,906	531,483	482,101	0.82	0.82	3.45	3.45	07/09/02	NASDAQ	59,333,370	608.17
CEBK	Central Bancorp Inc.	MA	552,710	38,550	36,318	0.22	0.15	3.21	2.13	10/24/86	NASDAQ	1,639,951	37.70
CBNK	Chicopee Bancorp Inc.	MA	463,639	105,813	105,813	0.41	0.31	1.71	1.29	07/20/06	NASDAQ	7,414,368	99.91
HBNK	Hampden Bancorp Inc.	MA	517,973	103,201	103,201	-0.22	-0.24	-1.55	-1.66	01/17/07	NASDAQ	7,949,879	81.96
HIFS	Hingham Instit. for Savings	MA	743,826	54,132	54,132	0.60	0.60	7.87	7.87	12/20/88	NASDAQ	2,118,550	65.68
LEGC	Legacy Bancorp	MA	858,420	137,286	134,201	0.14	0.20	0.79	1.12	10/26/05	NASDAQ	9,582,826	120.40
LSBX	LSB Corp.	MA	609,137	58,904	58,904	0.65	0.54	6.26	5.18	05/02/86	NASDAQ	4,550,961	73.21
MASB	MASSBANK Corp.	MA	817,047	107,423	106,333	0.89	0.85	6.89	6.59	05/28/86	NASDAQ	4,266,654	153.87
MFLR	Mayflower Bancorp Inc.	MA	242,770	19,370	19,323	0.41	0.41	5.12	5.07	NA	NASDAQ	2,095,856	25.67
WFD	Westfield Financial Inc.	MA	1,043,588	289,602	289,602	0.75	0.75	2.93	2.92	01/04/07	NASDAQ	31,926,587	308.48
ABKH	American Bank Holdings Inc.	MD	502,243	34,343	34,343	0.76	0.30	10.06	3.98	NA	OTCBB	1,580	31.44
PCGO	Prince George’s FSB	MD	98,614	12,502	12,502	1.10	1.03	8.92	8.31	NA	Pink	NA	22.54
SVBI	Severn Bancorp Inc.	MD	944,775	93,550	93,216	1.36	1.36	14.02	14.02	NA	NASDAQ	10,066,679	110.73
WSB	Washington Savings Bank FSB	MD	435,356	63,443	63,443	0.49	NA	3.41	NA	08/03/88	NASDAQ	7,589,000	44.17
CTZN	Citizens First Bancorp Inc.	Ml	1,823,999	174,621	162,409	0.29	0.29	2.87	2.89	03/07/01	NASDAQ	7,960,091	115.90
FFNM	First Fed of N Michigan Bncp	Ml	262,524	33,828	30,212	-0.04	-0.04	-0.31	-0.30	04/01/05	NASDAQ	2,884,249	21.31
FBC	Flagstar Bancorp Inc.	Ml	16,564,999	728,906	728,906	-0.01	0.03	-0.29	0.65	04/30/97	NYSE	60,270,624	379.70
STBI	Sturgis Bancorp	Ml	351,494	27,626	22,416	1.06	1.06	12.44	12.44	11/10/88	OTCBB	2,289,907	34.46

KELLER & COMPANY	Page 4
Dublin, Ohio
614-766-1426

KEY FINANCIAL DATA AND RATIOS

PUBLICLY-TRADED, FDIC-INSURED THRIFT INSTITUTIONS

(EXCLUDING MUTUAL HOLDING COMPANIES)

AS OF NOVEMBER 30, 2007

			ASSETS AND EQUITY			PROFITABILITY				CAPITAL ISSUES
		State	Total Assets ($000)	Total Equity ($000)	Total Tang. Equity ($000)	ROAA (%)	Core ROAA (%)	ROAE (%)	Core ROAE (%)	IPO Date	Exchange	Number of Shares Outstg.	Mkt. Value of Shares ($M)
HMNF	HMN Financial Inc.	MN	1,147,413	97,300	93,478	1.06	1.06	11.55	11.55	06/30/94	NASDAQ	4,255,617	101.28
REDW	Redwood Financial Inc.	MN	NA	NA	NA	0.21	0.21	2.62	2.62	07/10/95	Pink	NA	7.39
WEFP	Wells Financial Corp.	MN	254,691	22,119	22,119	0.70	0.70	7.87	7.87	04/11/95	OTCBB	850,355	21.34
CCFC	CCSB Financial Corp.	MO	97,411	13,108	13,108	-0.08	-0.08	-0.59	-0.63	01/09/03	OTCBB	834,000	11.68
FBSI	First Bancshares Inc.	MO	245,096	26,891	26,618	0.18	NA	1.60	NA	12/22/93	NASDAQ	1,550,815	25.95
LXMO	Lexington B&L Financial Corp.	MO	133,430	15,350	14,561	0.72	0.72	6.48	6.48	06/06/96	Pink	632,004	16.15
LBCP	Liberty Bancorp Inc.	MO	333,186	50,195	50,195	0.63	0.63	3.94	3.94	07/24/06	NASDAQ	NA	50.09
NASB	NASB Financial Inc.	MO	1,535,846	149,191	146,295	1.15	1.14	11.51	11.40	09/27/85	NASDAQ	7,932,229	236.02
PULB	Pulaski Financial Corp.	MO	1,131,457	80,804	76,365	0.85	0.84	11.07	10.85	12/03/98	NASDAQ	9,939,000	106.84
CSBC	Citizens South Banking Corp.	NC	760,987	84,378	53,195	0.78	0.76	6.84	6.60	10/01/02	NASDAQ	7,769,732	87.90
CDLX	Coddle Creek Financial Corp.	NC	156,648	19,374	19,374	0.35	0.35	2.87	2.87	12/31/97	Pink	613,587	16.11
KSBI	KS Bancorp Inc.	NC	315,874	17,970	17,970	0.63	0.75	8.04	9.60	12/30/93	OTCBB	1,309,501	35.36
MTUC	Mutual Community Savings Bank	NC	83,479	4,913	4,913	-1.98	-2.44	-28.81	-35.50	06/29/93	OTCBB	363,719	1.85
SSFC	South Street Financial Corp.	NC	292,862	24,201	24,201	0.35	0.35	4.23	4.23	10/03/96	OTCBB	2,761,200	20.41
TONE	TierOne Corp.	NE	3,542,677	363,077	313,842	0.49	0.48	4.66	4.52	10/02/02	NASDAQ	18,054,202	422.59
GUAA	Guaranty Bancorp Inc.	NH	309,957	25,330	25,330	NA	NA	NA	NA	NA	Pink	971,390	33.03
MNKB	Monadnock Bancorp, Inc.	NH	105,302	9,411	9,213	0.10	0.09	1.01	0.91	06/29/06	OTCBB	1,243,001	7.43
NHTB	New Hampshire Thrift Bncshrs	NH	760,738	61,676	39,554	0.64	0.61	8.40	8.07	05/22/86	NASDAQ	4,979,561	71.66
ABNJ	American Bancorp of New Jersey	NJ	573,738	100,593	100,593	0.10	0.13	0.51	0.66	10/06/05	NASDAQ	11,946,190	127.82
HCBK	Hudson City Bancorp Inc.	NJ	42,316,794	4,589,510	4,426,592	0.77	0.77	5.95	5.95	06/07/05	NASDAQ	522,375,189	7920.87
OCFC	OceanFirst Financial Corp.	NJ	1,936,830	123,571	123,548	-0.17	-0.18	-2.70	-2.78	07/03/96	NASDAQ	12,341,915	203.22
PBCI	Pamrapo Bancorp Inc.	NJ	624,098	58,770	58,770	0.78	0.78	8.32	8.32	11/14/89	NASDAQ	4,975,542	101.35
PFS	Provident Financial Services	NJ	6,249,864	1,026,375	NA	0.78	NA	4.47	NA	01/15/03	NYSE	61,806,837	912.74
RBLG	Roebling Financial Corp.	NJ	141,613	16,345	16,345	0.25	0.25	2.06	2.06	10/01/04	OTCBB	1,712,259	18.83
AF	Astoria Financial Corp.	NY	21,746,102	1,205,675	1,020,524	0.66	0.66	11.74	11.64	11/18/93	NYSE	96,203,234	2404.74
BFED	Beacon Federal Bancorp Inc.	NY	834,925	45,746	45,746	NA	NA	NA	NA	10/02/07	NASDAQ	NA	73.59
CARV	Carver Bancorp Inc.	NY	765,022	52,556	45,578	0.61	0.60	9.39	9.25	10/25/94	NASDAQ	2,480,722	36.17
CMSB	CMS Bancorp Inc.	NY	173,506	24,354	24,354	-0.33	-0.33	-3.94	-3.94	04/04/07	NASDAQ	2,055,165	20.55
DCOM	Dime Community Bancshares Inc.	NY	3,301,472	270,048	214,410	0.71	0.69	8.12	7.89	06/26/96	NASDAQ	34,218,754	462.82
ESBK	Elmira Savings Bank	NY	390,020	25,364	25,203	0.44	0.59	6.86	9.12	03/01/85	NASDAQ	1,451,145	32.89
FNFG	First Niagara Finl Group	NY	8,114,960	1,332,313	578,977	0.97	NA	5.67	NA	01/21/03	NASDAQ	105,370,953	1310.94
FFIC	Flushing Financial Corp.	NY	3,241,153	228,923	209,868	0.71	0.71	9.62	9.62	11/21/95	NASDAQ	21,263,640	341.62

KELLER & COMPANY Dublin, Ohio 614-766-1426	Page 5

KEY FINANCIAL DATA AND RATIOS

PUBLICLY-TRADED, FDIC-INSURED THRIFT INSTITUTIONS

(EXCLUDING MUTUAL HOLDING COMPANIES)

AS OF NOVEMBER 30, 2007

			ASSETS AND EQUITY			PROFITABILITY				CAPITAL ISSUES
		State	Total Assets ($000)	Total Equity ($000)	Total Tang. Equity ($000)	ROAA (%)	Core ROAA (%)	ROAE (%)	Core ROAE (%)	IPO Date	Exchange	Number of Shares Outstg.	Mkt. Value of Shares ($M)
GLK	Great Lakes Bancorp Inc.	NY	903,747	131,493	131,249	-0.37	-0.37	-2.45	-2.45	NA	NYSE	10,826,198	139.66
NYB	New York Community Bancorp	NY	30,039,905	4,031,474	1,569,033	0.91	0.91	7.00	6.99	11/23/93	NYSE	314,823,165	6022.27
PRTR	Partners Trust Financial	NY	3,619,177	498,187	248,976	0.51	0.44	3.82	3.26	07/15/04	NASDAQ	43,581,326	555.87
PFDB	Patriot Federal Bk	NY	30,176	6,058	5,810	-2.83	-2.83	-9.71	-9.71	12/31/05	OTCBB	863,428	12.74
PBNY	Provident New York Bancorp	NY	2,802,099	405,089	233,661	0.70	0.69	4.82	4.73	01/15/04	NASDAQ	41,230,618	503.01
ROME	Rome Bancorp Inc.	NY	313,851	70,478	70,478	1.07	1.07	4.23	4.22	03/30/05	NASDAQ	7,957,526	92.47
TRST	TrustCo Bank Corp NY	NY	3,341,187	234,816	234,263	1.25	1.25	17.16	17.19	NA	NASDAQ	75,140,566	800.71
AFNL	AmTrust Financial Corporation	OH	17,939,345	1,346,369	1,345,307	0.82	0.76	11.09	10.18	NA	Pink	NA	2045.31
ASBN	ASB Financial Corp.	OH	209,743	17,641	NA	0.73	0.73	8.80	8.80	05/11/95	Pink	NA	28.13
CFBK	Central Federal Corp.	OH	271,258	27,079	27,079	-0.09	0.08	-0.80	0.67	12/30/98	NASDAQ	4,434,787	18.63
CIBN	Community Investors Bancorp	OH	141,549	10,719	10,719	NA	NA	NA	NA	02/07/95	Pink	881,303	10.82
FFDF	FFD Financial Corp.	OH	173,330	18,282	18,282	0.94	0.94	8.83	8.83	04/03/96	NASDAQ	1,086,937	15.76
FDEF	First Defiance Financial	OH	1,579,946	164,706	124,474	0.94	0.94	8.81	8.84	10/02/95	NASDAQ	7,095,000	156.59
FFHS	First Franklin Corp.	OH	320,330	25,651	25,651	0.28	0.14	3.51	1.82	01/26/88	NASDAQ	1,680,684	18.96
FNFI	First Niles Financial Inc.	OH	99,624	15,624	15,624	0.63	NA	3.85	NA	10/27/98	OTCBB	1,385,000	12.81
FPFC	First Place Financial Corp.	OH	3,202,595	322,708	215,429	0.80	0.79	7.65	7.59	01/04/99	NASDAQ	16,769,616	239.83
HCFL	Home City Financial Corp.	OH	134,125	13,534	13,343	0.32	0.38	3.44	4.10	12/30/96	OTCBB	804,436	8.17
HLFN	Home Loan Financial Corp.	OH	157,495	18,639	18,639	0.60	0.60	5.54	5.54	03/26/98	OTCBB	1,496,341	19.15
IDVB	Indian Village Bancorp Inc.	OH	97,610	7,849	7,849	-0.52	NA	-6.70	NA	07/02/99	OTCBB	437,996	6.02
OCFL	OC Financial Inc	OH	67,647	6,420	6,420	-1.13	-1.13	-11.34	-11.34	04/01/05	OTCBB	560,198	5.99
PCBI	Peoples Community Bancorp Inc.	OH	902,221	84,467	55,925	-0.42	-0.42	-4.81	-4.81	03/30/00	NASDAQ	4,838,964	77.57
PSFC	Peoples-Sidney Financial Corp.	OH	136,338	15,400	15,400	0.68	0.68	6.12	6.10	04/28/97	OTCBB	1,361,048	13.88
PFOH	Perpetual Federal Savings Bank	OH	347,658	55,976	55,976	0.86	0.86	5.50	5.50	04/19/91	OTCBB	NA	56.19
PVFC	PVF Capital Corp.	OH	887,813	71,747	71,747	0.36	0.36	4.64	4.64	12/30/92	NASDAQ	7,763,524	101.04
UCFC	United Community Finl Corp.	OH	2,741,844	276,837	241,991	0.62	0.62	5.90	5.90	07/09/98	NASDAQ	30,051,773	170.39
WAYN	Wayne Savings Bancshares	OH	398,918	34,068	31,720	0.54	0.54	6.21	6.19	01/09/03	NASDAQ	3,143,322	36.12
OSBK	Osage Bancshares Inc.	OK	133,357	35,254	35,254	0.88	0.88	3.69	3.69	01/18/07	NASDAQ	3,603,590	30.85
ABBC	Abington Bancorp Inc	PA	1,080,970	247,035	247,035	0.67	0.67	4.19	4.19	06/28/07	NASDAQ	24,449,972	216.63
ESBF	ESB Financial Corp.	PA	1,917,888	125,899	81,750	0.42	0.40	6.31	5.95	06/13/90	NASDAQ	12,577,738	129.74
ESSA	ESSA Bancorp Inc.	PA	910,415	204,692	204,692	-0.61	-0.61	-3.90	-3.90	04/04/07	NASDAQ	16,980,900	189.34
FSBI	Fidelity Bancorp Inc.	PA	725,952	45,845	43,108	0.51	0.48	8.15	7.77	06/24/88	NASDAQ	2,987,643	44.37
FKFS	First Keystone Financial	PA	524,881	34,694	34,694	0.09	0.08	1.41	1.17	01/26/95	NASDAQ	2,432,998	29.20

KELLER & COMPANY Dublin, Ohio 614-766-1426	Page 6

KEY FINANCIAL DATA AND RATIOS

PUBLICLY-TRADED, FDIC-INSURED THRIFT INSTITUTIONS

(EXCLUDING MUTUAL HOLDING COMPANIES)

AS OF NOVEMBER 30, 2007

			ASSETS AND EQUITY			PROFITABILITY				CAPITAL ISSUES
		State	Total Assets ($000)	Total Equity ($000)	Total Tang. Equity ($000)	ROAA (%)	Core ROAA (%)	ROAE (%)	Core ROAE (%)	IPO Date	Exchange	Number of Shares Outstg.	Mkt. Value of Shares ($M)
FSSB	First Star Bancorp Inc.	PA	555,309	38,625	38,625	0.57	0.47	8.89	7.31	05/15/87	Pink	1,183,438	20.71
HARL	Harleysville Savings Financial	PA	773,544	47,041	47,041	0.42	0.41	6.67	6.46	08/04/87	NASDAQ	3,717,515	48.33
KNBT	KNBT Bancorp Inc.	PA	2,873,476	349,704	215,840	0.62	0.59	5.04	4.76	11/03/03	NASDAQ	26,526,407	420.72
NPBP	North Penn Bancorp Inc.	PA	118,780	13,249	13,249	0.24	0.21	2.16	1.95	10/02/07	OTCBB	1,576,362	13.84
PVSA	Parkvale Financial Corp.	PA	1,846,756	129,273	98,262	0.74	0.72	10.56	10.34	07/16/87	NASDAQ	5,526,829	159.83
QNTO	Quaint Oak Bancorp Inc.	PA	72,880	17,928	17,928	NA	NA	NA	NA	07/05/07	OTCBB	1,388,625	13.61
SEFL	SE Financial Corp.	PA	187,200	23,608	23,608	-0.08	NA	-0.62	NA	05/06/04	Pink	2,254,098	22.77
SOV	Sovereign Bancorp Inc.	PA	86,607,328	8,725,914	3,320,635	0.15	0.21	1.41	2.05	08/12/86	NYSE	480,435,749	5656.21
THRD	TF Financial Corp.	PA	672,793	67,880	63,338	0.77	0.77	7.71	7.71	07/13/94	NASDAQ	2,875,071	74.74
WFBC	Willow Financial Bncp Inc.	PA	1,575,278	206,396	97,384	0.50	NA	3.69	NA	04/04/02	NASDAQ	NA	147.05
WVFC	WVS Financial Corp.	PA	449,236	31,012	31,012	0.91	0.91	12.30	12.30	11/29/93	NASDAQ	2,260,205	37.25
NFSB	Newport Bancorp Inc.	Rl	321,001	59,377	59,377	0.42	0.42	2.11	2.11	07/06/06	NASDAQ	4,745,989	56.29
FCPB	First Capital Bancshares Inc.	SC	59,753	5,560	5,560	1.10	1.10	11.79	11.79	10/29/99	Pink	563,378	5.77
FFCH	First Financial Holdings Inc.	SC	2,711,370	185,715	163,088	0.93	0.93	13.39	13.30	11/10/83	NASDAQ	11,635,136	318.92
PEDE	Great Pee Dee Bancorp Inc.	SC	221,641	27,354	26,906	0.53	0.62	4.35	5.08	12/31/97	NASDAQ	1,795,508	39.40
SFDL	Security Federal Corp.	SC	799,542	44,502	42,816	0.58	0.58	10.16	10.16	10/30/87	OTCBB	2,595,594	59.55
HFFC	HF Financial Corp.	SD	1,015,776	63,144	58,193	0.57	0.39	9.21	6.27	04/08/92	NASDAQ	3,964,542	60.32
FABK	First Advantage Bancorp	TN	219,034	33,121	33,121	NA	NA	NA	NA	11/30/07	NASDAQ	NA	58.81
JFBI	Jefferson Bancshares Inc.	TN	335,457	73,965	73,965	0.55	0.56	2.48	2.50	07/02/03	NASDAQ	6,394,955	65.68
SCYT	Security Bancorp Inc.	TN	140,101	14,456	14,456	1.15	1.15	12.14	12.14	06/30/97	OTCBB	NA	15.26
SFBK	SFB Bancorp Inc.	TN	60,967	12,551	12,551	1.01	1.00	4.91	4.88	05/30/97	Pink	458,000	10.59
SFKT	State of Franklin Bcshs Inc.	TN	370,699	28,793	28,793	0.69	0.69	8.65	8.61	NA	Pink	NA	25.22
UNTN	United Tennessee Bankshares	TN	133,364	13,779	NA	0.41	NA	3.85	NA	01/05/98	OTCBB	NA	18.06
BAFI	BancAffiliated Inc.	TX	107,361	9,964	NA	1.27	0.84	14.08	9.31	06/01/01	Pink	276,501	7.33
ETFS	East Texas Financial Services	TX	218,645	21,943	19,760	0.14	0.14	1.41	1.47	01/10/95	OTCBB	1,307,826	20.21
FBTX	Franklin Bank Corp.	TX	5,746,641	478,164	209,374	0.44	NA	4.55	NA	12/17/03	NASDAQ	25,370,936	107.83
CFFC	Community Financial Corp.	VA	485,616	39,253	39,253	0.84	0.84	10.16	10.09	03/30/88	NASDAQ	4,297,958	41.48
GAFC	Greater Atlantic Financial	VA	300,891	6,636	5,680	-1.27	-1.28	-44.62	-44.75	06/28/99	Pink	3,024,220	15.42
VSBR	Virginia SB FSB	VA	170,869	13,891	13,891	NA	NA	NA	NA	NA	Pink	1,899,984	30.87
FFNW	First Financial Northwest Inc	WA	1,118,964	110,927	96,721	NA	NA	NA	NA	10/10/07	NASDAQ	NA	227.84
FMSB	First Mutual Bancshares Inc.	WA	1,017,321	75,320	75,320	0.85	0.84	12.47	12.31	12/17/85	NASDAQ	6,697,628	180.64
RPFG	Rainier Pacific Finl Group Inc	WA	882,261	89,638	86,537	0.42	0.42	4.30	4.30	10/21/03	NASDAQ	6,516,870	98.08

KELLER & COMPANY	Page 7
Dublin, Ohio
614-766-1426

KEY FINANCIAL DATA AND RATIOS

PUBLICLY-TRADED, FDIC-INSURED THRIFT INSTITUTIONS

(EXCLUDING MUTUAL HOLDING COMPANIES)

AS OF NOVEMBER 30, 2007

			ASSETS AND EQUITY			PROFITABILITY				CAPITAL ISSUES
		State	Total Assets ($000)	Total Equity ($000)	Total Tang. Equity ($000)	ROAA (%)	Core ROAA (%)	ROAE (%)	Core ROAE (%)	IPO Date	Exchange	Number of Shares Outstg.	Mkt. Value of Shares ($M)
RVSB	Riverview Bancorp Inc.	WA	820,714	92,586	66,384	1.37	1.37	11.37	11.37	10/01/97	NASDAQ	10,996,650	143.06
TSBK	Timberland Bancorp Inc.	WA	644,848	74,547	67,676	1.34	1.34	10.67	10.62	01/13/98	NASDAQ	6,953,360	105.76
WFSL	Washington Federal Inc.	WA	10,285,417	1,318,127	1,210,882	1.40	1.40	10.46	10.46	11/17/82	NASDAQ	87,441,750	2052.13
WM	Washington Mutual Inc.	WA	330,110,000	23,941,000	14,456,000	0.87	0.75	11.49	9.92	03/11/83	NYSE	868,802,015	16940.09
ABCW	Anchor BanCorp Wisconsin	Wl	4,611,526	338,907	318,951	0.84	0.84	11.28	11.27	07/16/92	NASDAQ	21,342,399	541.18
BKMU	Bank Mutual Corp.	Wl	3,532,957	460,714	405,551	0.51	0.51	3.54	3.54	10/30/03	NASDAQ	53,405,054	532.27
CZWI	Citizens Community Bncp	Wl	386,113	78,149	71,155	0.24	NA	1.04	NA	10/31/06	NASDAQ	NA	65.42
SVBC	Sistersville Bancorp Inc.	WV	51,876	8,231	8,231	0.46	0.46	2.98	2.98	06/26/97	Pink	NA	11.07
CRZY	Crazy Woman Creek Bancorp	WY	120,315	10,848	10,669	0.59	0.55	6.94	6.47	03/29/96	Pink	641,932	12.84

KELLER & COMPANY	Page 8
Dublin, Ohio
614-766-1426

KEY FINANCIAL DATA AND RATIOS

PUBLICLY-TRADED, FDIC-INSURED THRIFT INSTITUTIONS

(EXCLUDING MUTUAL HOLDING COMPANIES)

AS OF NOVEMBER 30, 2007

		ASSETS AND EQUITY			PROFITABILITY				CAPITAL ISSUES
	State	Total Assets ($000)	Total Equity ($000)	Total Tang. Equity ($000)	ROAA (%)	Core ROAA (%)	ROAE (%)	Core ROAE (%)	IPO Date	Exchange	Number of Shares Outstg.	Mkt. Value of Shares ($M)
ALL THRIFTS
AVERAGE		5,196,010	454,171	344,639	0.53	0.49	6.11	5.66			27,642,220	385.23
MEDIAN		486,231	47,041	45,662	0.52	0.54	4.65	4.82			3,602,195.50	49.23
HIGH		330,110,000	23,941,000	14,873,297	1.48	1.48	17.16	17.19			868,802,015	16,940.09
LOW		29,998	3,409	3,409	-4.66	-3.98	-61.45	-61.60			1,580	0.29
AVERAGE FOR STATE
OH		1,568,915	133,353	127,865	0.72	7.91	8.39	7.91			5,236,933	160.07
AVERAGE BY REGION
MIDWEST		1,098,900	92,335	87,281	0.51	0.49	5.83	5.62			5,675,985	99.15
NEW ENGLAND		1,860,356	424,346	371,378	0.74	0.79	3.87	4.11			30,550,387	455.98
MID ATLANTIC		5,524,800	586,149	342,340	0.52	0.48	4.73	4.38			49,630,567	695.08
SOUTHEAST		1,469,505	93,613	80,635	-0.25	-0.01	-3.80	-0.17			11,496,386	58.16
SOUTHWEST		891,904	79,783	59,286	0.51	0.12	5.78	1.31			4,465,274	48.49
WEST		29,538,647	2,284,236	1,776,368	0.58	0.52	7.84	7.01			87,128,248	1,324.92
AVERAGE BY EXCHANGE
NYSE		52,236,780	4,094,806	2,972,139	0.51	0.46	6.39	5.86			188,384,553	2,869.10
AMEX		723,112	55,646	53,741	-0.14	-0.11	-1.72	-1.33			5,819,153	59.14
NASDAQ		1,901,405	229,212	198,673	0.72	0.66	6.11	5.53			19,883,814	280.96
OTC		200,408	18,249	17,892	0.50	0.41	5.61	4.58			1,348,752	20.10
Pink Sheets		986,122	73,925	76,989	-0.17	0.12	-2.27	1.52			3,513,100	89.84

EXHIBIT 32

KELLER & COMPANY

Dublin, Ohio

614-766-1426

RECENT STANDARD THRIFT CONVERSIONS

PRICE CHANGES FROM IPO DATE

				PRICE CHANGES FROM IPO DATE							CURRENT DATA
			IPO Date	IPO Price ($)	1 Day After IPO ($)	1 Day % Change	1 Week After IPO ($)	1 Week % Change	1 Mo. After IPO ($)	1 Month % Change	Closing Price on 11/30/07 ($)	11/30/07 % Change From IPO Price
NFSB	Newport Bancorp Inc.	RI	07/06/06	10.00	12.80	28.00	12.71	27.05	13.17	31.70	11.90	19.00
CBNK	Chicopee Bancorp Inc.	MA	07/20/06	10.00	14.46	44.60	14.47	44.70	14.52	45.20	13.43	34.30
HBNK	Hampden Bancorp Inc.	MA	01/17/07	10.00	12.82	28.20	12.45	24.50	12.34	23.40	10.31	3.10
CMSB	CMS Bancorp Inc.	NY	04/04/07	10.00	10.57	5.70	10.52	5.20	10.32	3.20	10.00	0.00
ESSA	ESSA Bancorp Inc.	PA	04/04/07	10.00	11.78	17.80	12.15	21.50	11.46	14.60	11.15	11.50
QNTO	Quaint Oak Bancorp Inc.	PA	07/05/07	10.00	9.80	(2.00)	9.05	(9.50)	8.90	(11.00)	9.80	(2.00)
LABC	Louisiana Bancorp Inc.	LA	07/10/07	10.00	10.95	9.50	10.30	3.00	10.94	9.40	10.37	3.70
FABK	First Advantage Bancorp	TN	11/30/07	10.00	11.17	11.70	NA	NA	NA	NA	11.17	11.70
			AVERAGE			17.94		16.64		16.64		10.16
			MEDIAN			14.75		21.50		14.60		7.60
			HIGH			44.60		44.70		45.20		34.30
			LOW			(2.00)		(9.50)		(11.00)		(2.00)

EXHIBIT 33

KELLER & COMPANY

Dublin, Ohio

614-766-1426

ACQUISITIONS AND PENDING ACQUISITIONS

COUNTY, CITY OR MARKET AREA OF CENTURY BANK OR LIBERTY BANK, NA

Announcement date:	7/24/07
Buyer:	United Community Financial Corp., Youngstown, Ohio
Target:	PVF Capital Corp., Solon, Ohio
Status:	Pending
Announced deal value:	$ 135.6 million

See following pages for additional transaction details.

Deal Profile

Buyer:	United Community Financial Corp.	Buyer State:	OH
Target:	PVF Capital Corp.	Target State:	OH
Deal Type:	Bank & Thrift Whole

Announcement Date:	07/24/2007	Announced Deal Value ($M):	135.6
Status:	Pending	Announced Deal Value per Share ($)	16.853
Completion Date:	NA

Deal Summary

Youngstown, Ohio-based United Community Financial Corp. unit Home S&L Co. has agreed to acquire Solon, Ohio-based PVF Capital Corp. United Community Financial Corp. will expand in Ohio with 17 branches to be ranked No. 12 with a 1.2% share of $209.0 billion in total market deposits.

Deal Pricing Ratios

	Announcement	Completion
Per Share
Price/ Book (%)	182.65	NA
Price/ Tangible Book (%)	182.65	NA
Price/ LTM EPS (x)	25.53	NA
Price/ LTM Core Earnings (x)	25.53	NA
Price/ Estimated EPS (x)	NA	NA
Aggregate
Deal Value/ Equity (%)	190.16	NA
Deal Value/ Tangible Equity (%)	190.16	NA
Deal Value/ Net Income (x)	26.73	NA
Deal Value/ Deposits (%)	20.33	NA
Deal Value/ Assets (%)	14.94	NA
Tang Book Prem/ Core Deposits (%)	NA	NA

Deal Terms

Description of Consideration

United Community Financial Corp. will pay $18.50 in cash or issue 1.852 shares of its common stock for each share of PVF Capital Corp., subject to 50% of PVF shares being paid in cash. Options will be exchanged for cash.

Consideration Type:	Mixed		Exchange Ratio (Common for Common):		1.8520
Consideration Breakout
Cash ($M):		76.8
Common Stock ($M):		58.8	Shares Issued:	9,300,000
Preferred Stock ($M):		0.0	Shares Issued:	0
Debt ($M):		0.0
Other ($M):		0.0
Agreement Revised?	No		Merger of Equals?	No
Revised Date:	NA		Accounting Method:	Purchase
In-State Transaction?	Yes		Geographic Expansion:	Market Expansion
Goodwill Generated ($000):		56,413	Core Deposit Intangibles ($000):		5,716
Estimated Cost Savings (%):		25.00	Est. Restructuring Charges ($000):		8,346

Source: SNL Financial, Charlottesville, VA

Deal Profile

Buyer:	United Community Financial Corp.	Buyer State:	OH
Target:	PVF Capital Corp.	Target State:	OH

Lockup Agreement?	No	Termination Fee ($000):		5,750
Shares Under Option:	NA
% of Shares Outstanding:	NA
Strike Price ($):	NA
Deal Valuation
Options Outstanding	583,921
Avg Strike Price of Options	9.38
Preferred Equity ($000)	0		Announcement		Completion
Converted Shares	NA	Total Deal Value Shares	8,315,732		NA
Convertible Sub Debt ($000)	0	Deal Value per Share ($)	16.853		NA
Converted Shares	NA	Deal Value ($M)	135.6		NA

Financial Advisers

Party Advised	Adviser Hired?	Firm Name	Fees Paid ($000)

Buyer	Yes	Stifel Nicolaus & Company Inc.	NA
		NA	NA
		NA	NA

Seller	Yes	Keefe Bruyette & Woods Inc.	1,356
		NA	NA
		NA	NA

Legal Counsel
Party Advised	Adviser Hired?	Firm Name
Buyer	Yes	Vorys Sater Seymour & Pease
NA
NA

Seller	Yes	Muldoon Murphy & Aguggia LLP
NA
NA

Stock Price History
	Percentage Change Prior to Announcement		Premium/Seller
	Buyer	Seller	Stock price (%)
1 Day Before:	-3.41	-4.98	33.96
2 Days Before:	-9.28	-4.98	27.28
3 Days Before:	-10.07	-5.12	27.28
4 Days Before:	-12.19	-4.40	27.09
1 Week Before:	-13.76	-4.55	28.06
6 Days Before:	-12.56	-0.23	27.86
2 Weeks Before:	-15.79	-0.94	34.28
1 Month Before:	-20.75	-3.48	29.29
3 Months Before:	-23.98	7.70	41.98
1 Year Before:	-28.73	23.33	65.22
Price/Book At Announcement (%):	90.12	136.34
Price/LTM EPS At Announcement (x):	11.90	19.06

Source: SNL Financial, Charlottesville, VA

EXHIBIT 34

KELLER & COMPANY	Page 1
Dublin, Ohio
614-766-1426

THRIFT STOCK PRICES AND PRICING RATIOS

PUBLICLY-TRADED, FDIC-INSURED MUTUAL HOLDING COMPANIES

AS OF NOVEMBER 30, 2007

				PER SHARE								PRICING RATIOS
		State	Exchange	Latest Price ($)	All Time High ($)	All Time Low ($)	Monthly Change (%)	Quarterly Change (%)	Book Value ($)	Assets ($)	12 Month Div. ($)	Price/ Earnings (X)	Price/ Bk. Value (%)	Price/ Assets (%)	Price/ Core Earnings (X)
KFED	K-Fed Bancorp (MHC)	CA	NASDAQ	12.160	20.080	10.770	-5.15	-11.05	6.69	57.78	0.40	39.23	181.83	21.04	39.23
NVSL	Naugatuck Valley Finl (MHC)	CT	NASDAQ	10.120	12.950	9.967	-3.62	-8.00	6.86	60.80	0.20	67.47	147.45	16.64	69.20
PSBH	PSB Holdings Inc. (MHC)	CT	NASDAQ	8.760	11.480	8.420	-10.70	-8.75	7.64	73.45	0.25	31.29	114.66	11.92	30.57
RCKB	Rockville Financial Inc. (MHC)	CT	NASDAQ	13.670	18.199	12.870	-8.81	-4.14	8.13	69.39	0.16	36.95	168.06	19.70	39.17
SIFI	SI Financial Group Inc. (MHC)	CT	NASDAQ	10.120	13.940	9.150	-6.30	-6.90	6.73	62.56	0.16	NM	150.31	16.18	76.48
ACFC	Atlantic Coast Fed Corp (MHC)	GA	NASDAQ	12.400	20.060	11.800	-8.35	-10.66	6.64	66.96	0.54	51.67	186.78	18.52	51.20
CHFN	Charter Financial Corp. (MHC)	GA	OTCBB	38.250	54.000	30.750	-24.26	-16.87	11.73	53.80	4.50	14.43	326.09	71.82	126.86
HBOS	Heritage Financial Group (MHC)	GA	NASDAQ	13.500	16.920	11.560	-5.53	2.27	5.94	42.04	0.24	43.55	227.44	32.11	42.73
WCFB	Webster City Fed Bncp (MHC)	IA	Pink	11.400	13.000	8.300	12.87	20.63	5.73	26.13	0.60	NA	199.01	43.63	NA
HOME	Home Federal Bancorp (MHC)	ID	NASDAQ	11.190	17.900	11.010	-20.81	-20.97	7.39	46.61	0.22	31.08	151.42	24.02	31.08
AJSB	AJS Bancorp Inc. (MHC)	IL	OTCBB	23.100	27.950	23.100	-9.41	-7.56	13.82	122.28	0.44	59.23	167.15	18.87	59.23
BFFI	Ben Franklin Finl Inc. (MHC)	IL	OTCBB	9.250	11.050	9.250	-6.57	-3.65	7.97	58.53	0.00	NA	116.08	15.80	NA
JXSB	Jacksonville Bancorp (MHC)	IL	NASDAQ	10.210	13.800	10.200	-14.92	-23.75	11.05	141.96	0.30	36.46	92.39	7.19	36.39
MFDB	Mutual Federal Bncp Inc. (MHC)	IL	OTCBB	11.500	14.500	10.050	-2.95	-4.09	7.68	20.56	0.00	NM	149.73	55.92	100.00
OTTW	Ottawa Savings Bancorp (MHC)	IL	OTCBB	10.000	13.850	9.500	-11.11	-11.11	9.66	93.26	0.20	14.29	103.53	10.72	NA
SUGR	Sugar Creek Financial (MHC)	IL	OTCBB	9.500	10.800	9.100	-7.32	4.40	10.08	96.97	0.00	NA	94.24	9.80	NA
LPSB	LaPorte Bancorp Inc (MHC)	IN	NASDAQ	7.690	10.060	7.510	-6.45	NA	NA	NA	0.00	NA	NA	NA	NA
MSVB	Mid-Southern Savings Bank (MHC)	IN	OTCBB	15.840	20.990	15.840	-5.94	-14.98	11.88	111.33	0.53	29.33	133.38	14.23	29.33
UCBA	United Community Bancorp (MHC)	IN	NASDAQ	12.160	13.700	11.130	-3.34	-2.01	7.33	45.25	0.31	60.80	165.97	26.87	121.26
CFFN	Capitol Federal Finl (MHC)	KS	NASDAQ	33.890	40.420	29.250	2.70	-3.78	11.68	103.37	2.00	NM	290.06	32.79	76.95
KFFB	Kentucky First Federal (MHC)	KY	NASDAQ	9.980	10.590	9.500	1.32	0.89	7.80	33.16	0.40	NM	127.95	28.61	99.80
HFBL	Home Fedl Bncp Inc., LA (MHC)	LA	OTCBB	10.100	10.600	9.600	0.00	0.90	8.64	37.01	0.24	59.41	116.90	27.29	74.63
MDNB	Minden Bancorp Inc (MHC)	LA	OTCBB	22.100	25.500	21.500	2.79	-5.96	15.56	91.56	0.39	26.31	142.03	23.41	26.31
GTWN	Georgetown Bancorp Inc. (MHC)	MA	OTCBB	7.100	9.300	6.560	-5.33	4.11	6.52	62.67	0.00	NM	108.82	11.33	NM
SERC	Service Bancorp Inc. (MHC)	MA	OTCBB	20.000	33.750	18.250	-16.67	-20.79	17.83	250.38	0.00	43.48	112.17	7.96	69.11
UBNK	United Financial Bancorp (MHC)	MA	NASDAQ	10.800	16.000	10.400	-10.67	-14.22	8.28	62.34	0.24	45.00	130.43	17.32	43.71
BCSB	BCSB Bankcorp Inc. (MHC)	MD	NASDAQ	7.010	17.300	6.400	-13.24	-22.11	5.83	108.33	0.00	NM	120.17	6.47	NA
BVFL	BV Financial Inc. (MHC)	MD	OTCBB	7.000	9.450	7.000	-16.17	-14.11	7.01	68.50	0.20	NM	99.86	10.22	233.33
SFBI	SFSB Inc. (MHC)	MD	OTCBB	8.250	9.900	7.500	1.23	-5.71	7.68	59.51	0.00	NM	107.40	13.86	NM
MSFN	MainStreet Financial Corp(MHC)	MI	OTCBB	8.000	11.000	8.000	-13.51	-13.51	10.69	152.86	0.00	NA	74.80	5.23	NA
EBMT	Eagle Bancorp (MHC)	MT	OTCBB	30.800	34.500	30.300	-5.95	0.16	22.98	229.02	0.92	20.53	134.00	13.45	20.51
ASFE	AF Financial Group (MHC)	NC	OTCBB	13.160	20.000	13.160	-12.27	-17.75	14.66	244.31	0.20	7.56	89.79	5.39	7.56
WAKE	Wake Forest Bancshares (MHC)	NC	OTCBB	19.100	25.000	18.060	-5.77	-4.02	NA	92.59	0.76	13.17	NA	NA	13.17
EQFC	Equitable Financial Corp (MHC)	NE	OTCBB	8.100	11.950	8.100	-7.43	-14.74	7.05	56.63	0.00	NM	114.87	14.30	NM

KELLER & COMPANY	Page 2
Dublin, Ohio
614-766-1426

THRIFT STOCK PRICES AND PRICING RATIOS

PUBLICLY-TRADED, FDIC-INSURED MUTUAL HOLDING COMPANIES

AS OF NOVEMBER 30, 2007

				PER SHARE								PRICING RATIOS
		State	Exchange	Latest Price ($)	All Time High ($)	All Time Low ($)	Monthly Change (%)	Quarterly Change (%)	Book Value ($)	Assets ($)	12 Month Div. ($)	Price/ Earnings (X)	Price/ Bk. Value (%)	Price/ Assets (%)	Price/ Core Earnings (X)
CSBK	Clifton Svngs Bncp Inc. (MHC)	NJ	NASDAQ	10.600	12.350	8.846	-0.56	-5.86	6.30	28.39	0.20	NM	168.34	37.33	132.50
COBK	Colonial Bkshrs Inc. (MHC)	NJ	NASDAQ	10.890	16.050	9.995	-3.88	-7.05	8.34	99.00	0.00	33.00	130.57	11.21	33.00
DLNO	Delanco Bancorp Inc. (MHC)	NJ	OTCBB	7.000	10.250	6.400	-16.86	-25.29	8.47	78.64	0.00	NA	82.60	8.90	NA
ISBC	Investors Bancorp Inc. (MHC)	NJ	NASDAQ	14.670	16.000	11.460	-0.88	3.82	7.84	52.95	0.00	NM	187.12	26.72	66.14
KRNY	Kearny Financial Corp. (MHC)	NJ	NASDAQ	12.660	16.660	11.340	-3.06	-5.87	6.60	27.43	0.20	NM	191.82	46.14	NM
LPBC	Lincoln Park Bancorp (MHC)	NJ	OTCBB	7.450	10.000	7.050	-1.72	2.05	7.22	55.19	0.00	NM	103.26	13.50	101.46
MGYR	Magyar Bancorp Inc. (MHC)	NJ	NASDAQ	10.760	15.200	10.150	-0.74	-3.06	8.31	81.60	0.00	NM	129.48	13.19	89.67
MSBF	MSB Financial Corp. (MHC)	NJ	NASDAQ	9.400	12.500	9.270	-6.00	-10.48	7.74	51.03	0.00	34.81	121.41	18.42	34.81
NFBK	Northfield Bancorp Inc. (MHC)	NJ	NASDAQ	10.680	12.000	10.000	NA	NA	NA	NA	0.00	NA	NA	NA	NA
OSHC	Ocean Shore Holding Co. (MHC)	NJ	NASDAQ	10.210	13.830	9.500	-6.76	-8.06	7.43	71.76	0.00	32.94	137.36	14.23	32.94
ORIT	Oritani Financial Corp. (MHC)	NJ	NASDAQ	12.900	17.230	12.550	-22.29	-16.40	6.83	30.48	0.00	NA	188.77	42.32	NA
ROMA	Roma Financial Corp. (MHC)	NJ	NASDAQ	16.050	18.000	13.536	-8.60	-5.81	7.01	27.62	0.18	64.20	228.96	58.11	64.20
WAWL	Wawel Savings Bank (MHC)	NJ	OTCBB	11.000	15.000	10.050	0.00	-1.79	7.49	43.96	0.30	23.40	146.86	25.01	23.40
ALMG	Alamogordo Finl Corp. (MHC)	NM	OTCBB	34.000	40.000	28.250	0.00	-13.92	22.07	107.08	0.76	NM	154.06	31.75	74.99
BFSB	Brooklyn Federal Bancorp (MHC)	NY	NASDAQ	13.270	15.500	12.150	0.15	-7.20	NA	NA	0.15	45.76	NA	NA	45.76
FLTB	Flatbush Fed Bncp Inc. (MHC)	NY	OTCBB	5.100	8.100	5.000	-15.00	-15.00	5.75	54.90	0.00	30.00	88.73	9.29	49.11
FSBC	FSB Cmty Bankshares Inc. (MHC)	NY	OTCBB	8.760	11.250	8.100	-12.40	NA	11.38	92.67	0.00	NA	77.01	9.45	NA
GOV	Gouverneur Bancorp (MHC)	NY	AMEX	10.800	20.000	9.220	-1.37	-1.37	8.88	57.65	0.32	26.34	121.62	18.71	28.20
GCBC	Greene County Bncp Inc. (MHC)	NY	NASDAQ	11.000	15.700	10.500	-22.81	-15.77	8.67	81.70	0.64	22.00	126.87	13.39	23.90
HTWC	Hometown Bancorp Inc (MHC)	NY	OTCBB	7.640	10.050	7.400	-6.49	-10.12	7.67	54.56	0.00	NA	99.65	14.00	NA
LSBK	Lake Shore Bancorp Inc. (MHC)	NY	NASDAQ	9.100	14.500	9.000	-7.99	-13.91	8.24	55.13	0.13	36.40	110.38	16.51	36.40
NECB	Northeast Community Bncp (MHC)	NY	NASDAQ	11.930	12.888	9.250	-6.43	14.71	8.19	24.02	0.03	12.83	145.60	49.67	NM
ONFC	Oneida Financial Corp. (MHC)	NY	NASDAQ	10.800	13.440	10.250	-4.42	-9.24	7.63	65.94	0.48	22.04	141.55	16.16	25.48
PBHC	Pathfinder Bancorp Inc. (MHC)	NY	NASDAQ	10.500	14.000	9.350	4.48	-4.37	8.48	126.37	0.41	26.92	123.82	8.31	37.49
SCAY	Seneca-Cayuga Bncp Inc. (MHC)	NY	OTCBB	7.100	10.000	7.000	-8.39	-21.11	7.72	62.32	0.00	NA	91.93	11.39	NA
CHEV	Cheviot Financial (MHC)	OH	NASDAQ	10.590	13.750	10.590	-11.75	-12.33	7.56	35.03	0.32	NM	140.06	30.23	85.96
GVFF	Greenville Federal Finl (MHC)	OH	OTCBB	9.500	10.650	8.450	3.26	1.60	9.93	56.14	0.28	31.67	95.69	16.92	31.67
TFSL	TFS Financial Corp (MHC)	OH	NASDAQ	12.350	13.200	10.450	-2.76	6.74	5.90	30.14	0.00	NA	209.37	40.97	NA
ALLB	Alliance Bancorp of Penn (MHC)	PA	NASDAQ	8.000	11.646	6.890	-8.05	-6.21	6.96	58.45	0.19	40.00	115.02	13.69	NA
BNCL	Beneficial Mutual Bncp (MHC)	PA	NASDAQ	9.750	10.010	8.310	1.25	3.17	7.46	42.92	0.00	NA	130.74	22.72	NA
EKFC	Eureka Financial Corp (MHC)	PA	OTCBB	26.550	29.850	25.750	0.00	-1.67	16.32	81.46	1.40	44.25	162.68	32.59	44.25
FFCO	Fed First Financial Corp. (MHC)	PA	NASDAQ	8.650	10.000	8.500	-6.99	-4.00	6.80	44.21	0.00	NM	127.30	19.56	NM
FXCB	Fox Chase Bancorp Inc. (MHC)	PA	NASDAQ	11.420	14.319	10.360	-8.64	-6.39	8.66	50.77	0.00	45.68	131.87	22.48	54.59
NWSB	Northwest Bancorp Inc. (MHC)	PA	NASDAQ	27.740	30.030	25.260	-5.58	-2.91	12.18	139.71	0.84	31.52	227.75	19.85	28.66

KELLER & COMPANY	Page 3
Dublin, Ohio
614-766-1426

THRIFT STOCK PRICES AND PRICING RATIOS

PUBLICLY-TRADED, FDIC-INSURED MUTUAL HOLDING COMPANIES

AS OF NOVEMBER 30, 2007

				PER SHARE								PRICING RATIOS
		State	Exchange	Latest Price ($)	All Time High ($)	All Time Low ($)	Monthly Change (%)	Quarterly Change (%)	Book Value ($)	Assets ($)	12 Month Div. ($)	Price/ Earnings (X)	Price/ Bk. Value (%)	Price/ Assets (%)	Price/ Core Earnings (X)
PBCP	Polonia Bancorp (MHC)	PA	OTCBB	8.950	10.250	8.520	-4.79	-6.77	7.13	60.43	0.00	NA	125.54	14.81	NA
PBIP	Prudential Bncp Inc. PA (MHC)	PA	NASDAQ	12.530	13.890	12.300	-6.84	-5.86	NA	NA	0.19	41.77	NA	NA	41.77
FSGB	First Federal of SC FSB (MHC)	SC	Pink	25.500	25.500	25.000	0.00	-27.14	10.34	121.87	0.13	55.43	246.61	20.92	58.16
VPFG	ViewPoint Financial Grp (MHC)	TX	NASDAQ	17.830	19.000	14.280	-0.83	3.54	8.20	63.14	0.20	NM	217.31	28.24	74.29
GFCJ	Guaranty Financial Corp. (MHC)	WI	Pink	92.000	141.900	92.000	-21.37	-25.20	94.51	1,002.15	1.50	NM	97.34	9.18	NA
ALL MUTUAL HOLDING COMPANIES
	AVERAGE			14.124	18.421	13.100	-6.76	-7.62	10.26	88.17	0.31	35.81	144.59	21.50	59.38
	MEDIAN			10.800	13.940	10.050	-6.15	-6.58	7.82	62.32	0.19	33.91	130.66	17.12	44.25
	HIGH			92.000	141.900	92.000	12.87	20.63	94.51	1,002.15	4.50	67.47	326.09	71.82	233.33
	LOW			5.100	8.100	5.000	-24.26	-27.14	5.73	20.56	0.00	7.56	74.80	5.23	7.56

EXHIBIT 35

KELLER & COMPANY Dublin, Ohio 614-766-1426	Page 1

KEY FINANCIAL DATA AND RATIOS

PUBLICLY-TRADED, FDIC-INSURED MUTUAL HOLDING COMPANIES

AS OF NOVEMBER 30, 2007

			ASSETS AND EQUITY			PROFITABILITY				CAPITAL ISSUES
		State	Total Assets ($000)	Total Equity ($000)	Total Tang. Equity ($000)	ROAA (%)	Core ROAA (%)	ROAE (%)	Core ROAE (%)	IPO Date	Exchange	Number of Shares Outstg.	Mkt. Value of Shares ($M)
KFED	K-Fed Bancorp (MHC)	CA	805,779	93,257	89,012	0.56	0.56	4.75	4.75	03/31/04	NASDAQ	13,944,625	169.57
NVSL	Naugatuck Valley Finl (MHC)	CT	444,701	50,197	50,033	0.26	0.25	2.15	2.09	10/01/04	NASDAQ	7,313,734	73.91
PSBH	PSB Holdings Inc. (MHC)	CT	489,710	50,925	42,981	0.41	0.42	3.79	3.87	10/05/04	NASDAQ	6,667,177	58.40
RCKB	Rockville Financial Inc. (MHC)	CT	1,335,691	156,573	155,503	0.56	0.53	4.50	4.24	05/23/05	NASDAQ	19,248,810	263.13
SIFI	SI Financial Group Inc. (MHC)	CT	765,468	82,381	81,713	0.21	0.21	1.96	1.88	10/01/04	NASDAQ	12,236,100	123.37
ACFC	Atlantic Coast Fed Corp (MHC)	GA	915,748	90,793	87,940	0.36	0.36	3.42	3.45	10/05/04	NASDAQ	13,675,825	169.58
CHFN	Charter Financial Corp. (MHC)	GA	1,021,856	225,072	NA	4.84	0.55	20.41	2.32	10/17/01	OTCBB	18,994,009	726.52
HBOS	Heritage Financial Group (MHC)	GA	454,818	64,216	63,216	0.77	0.79	5.12	5.22	06/29/05	NASDAQ	10,818,559	146.25
WCFB	Webster City Fed Bncp (MHC)	IA	95,472	20,932	NA	NA	NA	NA	NA	08/15/94	Pink	3,654,034	41.66
HOME	Home Federal Bancorp (MHC)	ID	709,954	112,637	112,637	0.71	0.71	4.77	4.77	12/07/04	NASDAQ	15,232,243	170.45
AJSB	AJS Bancorp Inc. (MHC)	IL	255,972	28,892	28,892	0.31	0.31	2.85	2.85	12/27/01	OTCBB	2,093,309	48.30
BFFI	Ben Franklin Finl Inc. (MHC)	IL	116,104	15,808	15,808	0.11	0.11	0.86	0.86	10/19/06	OTCBB	1,983,750	18.35
JXSB	Jacksonville Bancorp (MHC)	IL	282,056	21,955	19,168	0.21	0.21	2.61	2.61	04/21/95	NASDAQ	1,986,804	20.29
MFDB	Mutual Federal Bncp Inc. (MHC)	IL	74,156	27,698	27,698	0.60	0.58	1.59	1.53	04/06/06	OTCBB	3,606,179	41.47
OTTW	Ottawa Savings Bancorp (MHC)	IL	207,491	21,490	21,490	0.71	NA	7.16	NA	07/15/05	OTCBB	2,224,911	22.25
SUGR	Sugar Creek Financial (MHC)	IL	87,943	9,142	9,142	0.10	NA	1.18	NA	04/04/07	OTCBB	906,879	8.62
LPSB	LaPorte Bancorp Inc (MHC)	IN	250,167	26,891	26,891	NA	NA	NA	NA	10/15/07	NASDAQ	NA	36.78
MSVB	Mid-Southern Savings Bank(MHC)	IN	163,583	17,449	17,449	0.49	0.49	4.62	4.62	04/09/98	OTCBB	1,469,315	23.27
UCBA	United Community Bancorp (MHC)	IN	377,720	61,160	61,160	0.42	0.21	2.53	1.27	03/31/06	NASDAQ	8,347,408	101.38
CFFN	Capitol Federal Finl (MHC)	KS	7,675,886	867,631	867,631	0.41	0.41	3.72	3.72	04/01/99	NASDAQ	74,258,977	2,515.74
KFFB	Kentucky First Federal (MHC)	KY	272,510	60,932	45,846	0.30	0.30	1.29	1.29	03/03/05	NASDAQ	8,218,534	81.38
HFBL	Home Fedl Bncp Inc., LA (MHC)	LA	125,219	29,230	29,230	0.48	0.38	1.98	1.57	01/21/05	OTCBB	3,383,287	34.17
MDNB	Minden Bancorp Inc (MHC)	LA	125,863	20,743	20,743	0.98	0.98	5.79	5.79	07/02/02	OTCBB	1,374,593	30.38
GTWN	Georgetown Bancorp Inc. (MHC)	MA	167,211	17,409	17,409	-0.31	-0.31	-2.88	-2.88	01/06/05	OTCBB	2,668,187	18.94
SERC	Service Bancorp Inc. (MHC)	MA	413,178	29,330	29,330	0.19	0.12	2.64	1.68	10/08/98	OTCBB	1,650,193	33.02
UBNK	United Financial Bancorp (MHC)	MA	1,063,946	141,248	140,996	0.38	0.39	2.79	2.87	07/13/05	NASDAQ	17,068,160	184.34
BCSB	BCSB Bankcorp Inc. (MHC)	MD	642,384	34,592	32,116	-0.41	NA	-8.59	NA	07/08/98	NASDAQ	5,929,743	41.57
BVFL	BV Financial Inc. (MHC)	MD	172,072	17,610	NA	0.06	0.06	0.45	0.45	01/13/05	OTCBB	2,512,137	17.58
SFBI	SFSB Inc. (MHC)	MD	171,092	22,084	22,084	0.03	0.03	0.21	0.21	12/31/04	OTCBB	2,874,874	23.72
MSFN	MainStreet Financial Corp(MHC)	Ml	115,572	8,086	7,190	-0.45	-0.45	-6.53	-6.53	12/27/06	OTCBB	756,068	6.05
EBMT	Eagle Bancorp (MHC)	MT	248,056	24,895	24,895	0.72	0.73	7.52	7.53	04/05/00	OTCBB	1,083,107	33.26
ASFE	AF Financial Group (MHC)	NC	257,664	15,457	13,861	0.74	0.74	12.56	12.56	10/07/96	OTCBB	1,054,644	13.83
WAKE	Wake Forest Bancshares (MHC)	NC	107,400	NA	NA	1.57	1.57	NA	NA	04/03/96	OTCBB	1,159,993	22.16

KELLER & COMPANY Dublin, Ohio 614-766-1426	Page 2

KEY FINANCIAL DATA AND RATIOS

PUBLICLY-TRADED, FDIC-INSURED MUTUAL HOLDING COMPANIES

AS OF NOVEMBER 30, 2007

			ASSETS AND EQUITY			PROFITABILITY				CAPITAL ISSUES
		State	Total Assets ($000)	Total Equity ($000)	Total Tang. Equity ($000)	ROAA (%)	Core ROAA (%)	ROAE (%)	Core ROAE (%)	IPO Date	Exchange	Number of Shares Outstg.	Mkt. Value of Shares ($M)
EQFC	Equitable Financial Corp (MHC)	NE	183,093	22,796	22,796	-0.76	-0.76	-5.82	-5.82	11/08/05	OTCBB	3,232,878	26.71
CSBK	Clifton Svngs Bncp Inc. (MHC)	NJ	791,864	175,622	175,622	0.26	0.26	1.12	1.12	03/04/04	NASDAQ	27,889,958	294.53
COBK	Colonial Bkshrs Inc. (MHC)	NJ	438,876	37,692	37,692	0.36	0.36	4.02	4.02	06/30/05	NASDAQ	4,433,071	48.47
DLNO	Delanco Bancorp Inc. (MHC)	NJ	128,557	13,853	NA	-0.14	-0.30	-1.30	-2.73	04/02/07	OTCBB	1,634,725	11.44
ISBC	Investors Bancorp Inc. (MHC)	NJ	5,828,129	832,383	832,383	0.37	0.42	2.40	2.68	10/11/05	NASDAQ	110,073,752	1,614.48
KRNY	Kearny Financial Corp. (MHC)	NJ	1,950,471	469,178	386,782	0.10	0.10	0.43	0.44	02/24/05	NASDAQ	71,113,937	900.30
LPBC	Lincoln Park Bancorp (MHC)	NJ	101,846	13,314	13,262	0.15	0.14	1.08	1.01	12/20/04	OTCBB	1,845,290	13.75
MGYR	Magyar Bancorp Inc. (MHC)	NJ	473,177	48,193	48,193	0.16	0.16	1.48	1.48	01/24/06	NASDAQ	5,798,942	62.40
MSBF	MSB Financial Corp. (MHC)	NJ	286,845	43,517	43,517	0.45	0.45	3.81	3.81	01/05/07	NASDAQ	5,620,625	52.83
NFBK	Northfield Bancorp Inc. (MHC)	NJ	1,576,787	179,606	NA	NA	NA	7.81	5.99	11/08/07	NASDAQ	NA	478.50
OSHC	Ocean Shore Holding Co. (MHC)	NJ	603,405	62,497	62,497	0.44	0.44	3.98	3.98	12/22/04	NASDAQ	8,408,305	85.85
ORlT	Oritani Financial Corp. (MHC)	NJ	1,236,063	277,120	277,120	0.98	0.95	5.16	5.02	01/24/07	NASDAQ	40,552,162	523.12
ROMA	Roma Financial Corp. (MHC)	NJ	876,885	222,570	221,998	0.89	0.89	3.34	3.34	07/12/06	NASDAQ	31,749,919	509.59
WAWL	Wawel Savings Bank (MHC)	NJ	94,289	16,059	16,059	1.02	1.02	6.23	6.23	04/01/04	OTCBB	2,144,701	23.59
ALMG	Alamogordo Finl Corp. (MHC)	NM	140,260	28,907	28,907	0.33	0.41	1.69	2.13	05/16/00	OTCBB	1,309,805	44.51
BFSB	Brooklyn Federal Bancorp (MHC)	NY	390,434	85,259	85,259	0.96	0.96	4.61	4.61	04/06/05	NASDAQ	NA	177.60
FLTB	Flatbush Fed Bncp Inc. (MHC)	NY	150,898	15,798	15,798	0.31	0.19	3.03	1.87	10/21/03	OTCBB	2,748,397	14.02
FSBC	FSB Cmty Bankshares Inc. (MHC)	NY	165,417	20,305	20,305	NA	NA	-1.35	-1.69	08/15/07	OTCBB	1,785,000	15.64
GOV	Gouverneur Bancorp (MHC)	NY	132,600	20,400	20,400	0.71	0.67	4.64	4.34	03/23/99	AMEX	2,300,059	24.84
GCBC	Greene County Bncp Inc. (MHC)	NY	339,141	35,800	35,800	0.65	0.59	5.88	5.41	l2/30/98	NASDAQ	4,151,286	45.63
HTWC	Hometown Bancorp Inc (MHC)	NY	129,869	18,250	18,250	NA	NA	9.74	10.20	06/29/07	OTCBB	2,380,500	18.19
LSBK	Lake Shore Bancorp Inc. (MHC)	NY	356,371	53,287	53,287	0.44	0.44	2.83	2.83	04/04/06	NASDAQ	6,463,719	58.82
NECB	Northeast Community Bncp (MHC)	NY	317,673	108,365	108,365	4.04	-0.12	11.97	-0.37	07/06/06	NASDAQ	13,225,000	157.77
ONFC	Oneida Financial Corp. (MHC)	NY	513,562	58,633	33,104	0.81	0.70	6.65	5.70	12/30/98	NASDAQ	7,788,056	82.99
PBHC	Pathfinder Bancorp Inc. (MHC)	NY	313,841	21,056	17,201	0.31	0.22	4.52	3.24	11/16/95	NASDAQ	2,483,532	26.08
SCAY	Seneca-Cayuga Bncp Inc. (MHC)	NY	148,362	18,386	17,991	0.04	0.04	0.36	0.36	07/11/06	OTCBB	2,380,500	16.90
CHEV	Cheviot Financial (MHC)	OH	315,938	68,188	68,188	0.36	0.38	1.61	1.66	01/06/04	NASDAQ	9,018,380	95.40
GVFF	Greenville Federal Finl (MHC)	OH	129,028	22,819	22,819	0.51	0.51	2.90	2.90	01/05/06	OTCBB	2,298,411	21.83
TFSL	TFS Financial Corp (MHC)	OH	10,016,373	1,960,203	1,950,471	NA	NA	0.48	0.08	04/23/07	NASDAQ	332,318,750	4104.14
ALLB	Alliance Bancorp of Penn (MHC)	PA	422,329	50,253	50,253	0.36	NA	3.40	NA	03/03/95	NASDAQ	7,225,000	57.80
BNCL	Beneficial Mutual Bncp (MHC)	PA	3,530,884	613,486	477,806	NA	NA	NA	NA	07/16/07	NASDAQ	82,264,600	802.08
EKFC	Eureka Financial Corp (MHC)	PA	100,674	20,165	20,165	0.78	0.78	3.69	3.69	01/07/99	OTCBB	1,235,858	32.81
FFCO	FedFirst Financial Cop. (MHC)	PA	291,317	44,772	43,692	-0.52	-0.52	-3.21	-3.21	04/07/05	NASDAQ	6,588,800	56.53
FXCB	Fox Chase Bancorp Inc. (MHC)	PA	745,361	127,075	127,075	0.48	0.40	2.88	2.42	10/02/06	NASDAQ	14,679,750	167.64

KELLER & COMPANY Dublin, Ohio 614-766-1426	Page 3

KEY FINANCIAL DATA AND RATIOS

PUBLICLY-TRADED, FDIC-INSURED MUTUAL HOLDING COMPANIES

AS OF NOVEMBER 30, 2007

			ASSETS AND EQUITY			PROFITABILITY				CAPITAL ISSUES
		State	Total Assets ($000)	Total Equity ($000)	Total Tang. Equity ($000)	ROAA (%)	Core ROAA (%)	ROAE (%)	Core ROAE (%)	IPO Date	Exchange	Number of Shares Outstg.	Mkt. Value of Shares ($M)
NWSB	Northwest Bancorp Inc. (MHC)	PA	6,802,493	592,969	407,626	0.64	0.71	7.14	7.84	11/07/94	NASDAQ	48,689,530	1350.73
PBCP	Polonia Bancorp (MHC)	PA	199,781	23,571	23,571	-0.24	-0.24	-2.34	-2.34	01/16/07	OTCBB	3,306,250	29.59
PBIP	Prudential Bncp Inc. PA (MHC)	PA	474,192	80,961	80,961	0.72	0.72	3.98	3.98	03/30/05	NASDAQ	NA	144.35
FSGB	First Federal of SC FSB (MHC)	SC	123,425	10,472	10,424	0.39	0.37	4.58	4.38	11/14/94	Pink	1,012,755	25.83
VPFG	ViewPoint Financial Grp (MHC)	TX	1,628,223	211,592	210,592	0.38	0.38	2.79	2.79	10/03/06	NASDAQ	25,788,750	451.04
GFCJ	Guaranty Financial Corp. (MHC)	Wl	1,863,012	175,697	NA	-1.17	NA	-13.68	NA	06/21/93	Pink	1,859,014	171.03
ALL MUTUAL HOLDING COMPANIES
AVERAGE			897,349	131,097	126,128	0.52	0.44	3.22	2.72			17,108,786	251.06
MEDIAN			315,938	40,605	36,746	0.39	0.39	2.88	2.81			4,151,286.00	48.47
HIGH			10,016,373	1,960,203	1,950,471	4.84	1.57	20.41	12.56			332,318,750	4,104.14
LOW			74,156	8,086	7,190	-1.17	-0.76	-13.68	-6.53			756,068	6.05

EXHIBIT 36

KELLER & COMPANY	Page 1
Dublin, Ohio
614-766-1426

COMPARABLE GROUP SELECTION

BALANCE SHEET PARAMETERS

General Parameters:

Regions: Midwest, New England, Mid-Atlantic

IPO Date: <= 9/30/06

Asset size: <=2,000,000,000

			IPO Date	Total Assets ($000)	Cash & Invest./ Assets (%)	Total Net Loans/ Assets (%)	Borrowed Funds/ Assets (%)	Equity/ Assets (%)
	CENTURY BANK		—	146,077	20.26	75.43	0.00	10.63
	LIBERTY BANK NA		—	227,965	28.76	68.11	0.00	8.84
	DEFINED PARAMETERS FOR INCLUSION IN COMPARABLE GROUP		Prior to 9/30/06	< 2,000,000	< 40.00	60.00 - 85.00	< 20.00	6.00 - 15.00
IFSB	Independence Federal Svgs Bank	DC	06/06/85	148,700	25.07	63.09	0.00	7.37
FFDF	FFD Financial Corp.	OH	04/03/96	173,330	7.70	89.65	9.18	10.55
PFED	Park Bancorp Inc.	IL	08/12/96	219,469	18.45	65.00	22.40	13.92
FBSI	First Bancshares Inc.	MO	12/22/93	245,096	18.15	64.17	9.66	10.97
FFNM	First Fed of N Michigan Bncp	MI	04/01/05	262,524	13.94	79.06	22.88	12.89
CFBK	Central Federal Corp.	OH	12/30/98	271,258	4.53	81.98	20.40	9.98
FBTC	First BancTrust Corp.	IL	04/19/01	302,858	9.42	69.31	18.97	8.73
ROME	Rome Bancorp Inc.	NY	03/30/05	313,851	4.48	88.15	11.21	22.46
FFHS	First Franklin Corp.	OH	01/26/88	320,330	8.58	85.83	19.85	8.01
NFSB	Newport Bancorp Inc.	RI	07/06/06	321,001	NA	87.96	19.85	18.50
LBCP	Liberty Bancorp Inc.	MO	07/24/06	333,186	NA	NA	NA	15.07
LSBI	LSB Financial Corp.	IN	02/03/95	344,881	5.93	86.40	20.62	10.10
RIVR	River Valley Bancorp	IN	12/20/96	348,027	21.25	72.70	27.93	7.16
FBEI	First Bancorp of Indiana Inc.	IN	04/07/99	363,949	17.82	64.61	23.26	9.36
FCLF	First Clover Leaf Fin Corp.	IL	07/11/06	378,382	20.86	72.10	7.92	23.58
ESBK	Elmira Savings Bank	NY	03/01/85	390,020	18.25	65.91	19.87	6.50
WAYN	Wayne Savings Bancshares	OH	01/09/03	398,918	14.83	61.53	9.78	8.54
ASBI	Ameriana Bancorp	IN	03/02/87	422,113	14.84	67.03	14.29	7.94

KELLER & COMPANY	Page 2
Dublin, Ohio
614-766-1426

COMPARABLE GROUP SELECTION

BALANCE SHEET PARAMETERS

General Parameters:

Regions: Midwest, New England, Mid-Atlantic

IPO Date: <= 9/30/06

Asset size: <=2,000,000,000

			IPO Date	Total Assets ($000)	Cash & Invest./ Assets (%)	Total Net Loans/ Assets (%)	Borrowed Funds/ Assets (%)	Equity/ Assets (%)
	CENTURY BANK		—	146,077	20.26	75.43	0.00	10.63
	LIBERTY BANK NA		—	227,965	28.76	68.11	0.00	8.84
	DEFINED PARAMETERS FOR INCLUSION IN COMPARABLE GROUP		Prior to 9/30/06	< 2,000,000	< 40.00	60.00 - 85.00	< 20.00	6.00 - 15.00
WSB	Washington Savings Bank FSB	MD	08/03/88	435,356	NA	48.31	19.29	14.57
FCAP	First Capital Inc.	IN	01/04/99	446,789	14.77	74.48	16.58	10.10
WVFC	WVS Financial Corp.	PA	11/29/93	449,236	58.47	13.26	55.70	6.90
CBNK	Chicopee Bancorp Inc.	MA	07/20/06	463,639	12.70	80.91	6.78	22.82
PFDC	Peoples Bancorp	IN	07/07/87	469,193	NA	74.27	11.61	13.22
NEBS	New England Bancshares	CT	12/29/05	486,846	18.60	71.89	11.10	14.54
MFBC	MFB Corp.	IN	03/25/94	505,089	9.55	77.91	23.81	8.12
FFFD	North Central Bancshares Inc.	IA	03/21/96	520,083	5.83	88.73	20.07	8.04
FKFS	First Keystone Financial	PA	01/26/95	524,881	NA	55.71	24.89	6.61
CEBK	Central Bancorp Inc.	MA	10/24/86	552,710	10.75	82.29	27.53	6.97
ABNJ	American Bancorp of New Jersey	NJ	10/06/05	573,738	10.90	76.54	6.56	17.53
LSBX	LSB Corp.	MA	05/02/86	609,137	14.39	56.56	36.06	9.67
PBCI	Pamrapo Bancorp Inc.	NJ	11/14/89	624,098	5.96	70.63	13.94	9.42
FFSX	First Federal Bankshares Inc.	IA	04/14/99	630,561	16.55	68.80	14.33	10.75
CASH	Meta Financial Group Inc.	IA	09/20/93	666,724	17.35	54.49	13.77	7.16
THRD	TF Financial Corp.	PA	07/13/94	672,793	5.89	75.98	18.47	10.09
FSBI	Fidelity Bancorp Inc.	PA	06/24/88	725,952	21.20	63.24	33.19	6.32
HIFS	Hingham Instit. for Savings	MA	12/20/88	743,826	16.76	78.85	33.10	7.28

KELLER & COMPANY Dublin, Ohio 614-766-1426	Page 3

COMPARABLE GROUP SELECTION

BALANCE SHEET PARAMETERS

General Parameters:

Regions: Midwest, New England, Mid-Atlantic

IPO Date: <= 9/30/06

Asset size: <=2,000,000,000

			IPO Date	Total Assets ($000)	Cash & Invest./ Assets (%)	Total Net Loans/ Assets (%)	Borrowed Funds/ Assets (%)	Equity/ Assets (%)
	CENTURY BANK		—	146,077	20.26	75.43	0.00	10.63
	LIBERTY BANK NA		—	227,965	28.76	68.11	0.00	8.84
	DEFINED PARAMETERS FOR INCLUSION IN COMPARABLE GROUP		Prior to 9/30/06	< 2,000,000	< 40.00	60.00 - 85.00	< 20.00	6.00 - 15.00
NHTB	New Hampshire Thrift Bncshrs	NH	05/22/86	760,738	10.01	75.15	14.17	8.11
CARV	Carver Bancorp Inc.	NY	10/25/94	765,022	5.94	82.58	10.67	6.87
HARL	Harleysville Savings Financial	PA	08/04/87	773,544	16.07	54.17	38.60	6.08
HFBC	HopFed Bancorp Inc.	KY	02/09/98	796,507	17.74	70.07	19.37	6.84
MASB	MASSBANK Corp.	MA	05/28/86	817,047	57.57	23.50	1.22	13.15
LEGC	Legacy Bancorp	MA	10/26/05	858,420	15.51	73.44	20.02	15.99
BFBC	Benjamin Franklin Bancorp Inc	MA	04/05/05	907,090	21.22	65.27	17.64	11.80
MFSF	MutualFirst Financial Inc.	IN	12/30/99	966,789	6.79	84.09	16.57	9.08
HFFC	HF Financial Corp.	SD	04/08/92	1,015,776	8.35	76.28	14.67	6.22
PULB	Pulaski Financial Corp.	MO	12/03/98	1,131,457	NA	89.12	NA	7.14
HMNF	HMN Financial Inc.	MN	06/30/94	1,147,413	22.07	73.94	8.50	8.48
CITZ	CFS Bancorp Inc.	IN	07/24/98	1,169,300	22.72	69.23	13.79	11.08
BFIN	BankFinancial Corp	IL	06/24/05	1,504,622	7.05	84.95	5.39	20.18
NASB	NASB Financial Inc.	MO	09/27/85	1,535,846	3.51	86.86	33.84	9.71
WFBC	Willow Financial Bncp Inc.	PA	04/04/02	1,575,278	9.30	69.28	19.49	13.10
FDEF	First Defiance Financial	OH	10/02/95	1,579,946	9.27	79.68	11.97	10.42
CTZN	Citizens First Bancorp Inc.	Ml	03/07/01	1,823,999	6.42	84.81	24.14	9.57
PVSA	Parkvale Financial Corp.	PA	07/16/87	1,846,756	27.49	66.17	12.65	7.00

KELLER & COMPANY Dublin, Ohio 614-766-1426	Page 4

COMPARABLE GROUP SELECTION

BALANCE SHEET PARAMETERS

General Parameters:

Regions: Midwest, New England, Mid-Atlantic

IPO Date: <= 9/30/06

Asset size: <=2,000,000,000

			IPO Date	Total Assets ($000)	Cash & Invest./ Assets (%)	Total Net Loans/ Assets (%)	Borrowed Funds/ Assets (%)	Equity/ Assets (%)
	CENTURY BANK		—	146,077	20.26	75.43	0.00	10.63
	LIBERTY BANK NA		—	227,965	28.76	68.11	0.00	8.84
	DEFINED PARAMETERS FOR INCLUSION IN COMPARABLE GROUP		Prior to 9/30/06	< 2,000,000	< 40.00	60.00 -85.00	< 20.00	6.00 -15.00
ESBF	ESB Financial Corp.	PA	06/13/90	1,917,888	14.59	32.21	47.85	6.56
OCFC	OceanFirst Financial Corp.	NJ	07/03/96	1,936,830	5.50	86.85	24.87	6.38

EXHIBIT 37

KELLER & COMPANY	Page 1
Dublin, Ohio
614-766-1426

COMPARABLE GROUP SELECTION

OPERATING PERFORMANCE AND ASSET QUALITY PARAMETERS

Most Recent Four Quarters

General Parameters:

Regions: Midwest, New England, Mid-Atlantic

IPO Date: <= 9/30/06

Asset size: <=2,000,000,000

					OPERATING PERFORMANCE					ASSET QUALITY(1)
			IPO Date	Total Assets ($000)	Core ROAA (%)	Core ROAE (%)	Net Interest Margin (%)	Operating Expenses/ Assets (%)	Noninterest Income/ Assets (%)	NPA/ Assets (%)	Repo. Assets/ Assets (%)	Reserves/ Assets (%)
	CENTURY BANK		—	146,076	0.27	2.57	3.04	2.62	0.11	1.17	0.00	0.48
	LIBERTY BANK NA		—	227,965	0.69	7.42	3.85	2.74	0.74	0.77	0.18	0.96
	DEFINED PARAMETERS FOR INCLUSION IN COMPARABLE GROUP		Prior to 9/30/06	< 2,000,000	< 1.00	< 12.00	2.00 - 4.50	2.00- 3.50	< 1.50	< 1.50	< 0.50	> 0.40
IFSB	Independence Federal Svgs Bank	DC	06/06/85	148,700	-1.76	-22.61	3.19	5.66	1.00	0.69	0.00	0.32
FFDF	FFD Financial Corp.	OH	04/03/96	173,330	0.94	8.83	3.90	2.61	0.37	0.41	0.00	0.58
PFED	Park Bancorp Inc.	IL	08/12/96	219,469	0.10	0.72	2.71	2.64	0.29	2.03	1.28	0.26
FBSI	First Bancshares Inc.	MO	12/22/93	245,096	NA	NA	2.90	3.45	NA	1.47	0.12	1.02
FFNM	First Fed of N Michigan Bncp	MI	04/01/05	262,524	-0.04	-0.30	3.11	4.21	1.52	1.59	0.18	0.84
CFBK	Central Federal Corp.	OH	12/30/98	271,258	0.08	0.67	3.17	2.97	0.29	0.13	0.10	0.95
FBTC	First BancTrust Corp.	IL	04/19/01	302,858	0.38	4.40	2.86	3.20	1.21	0.71	0.15	0.72
ROME	Rome Bancorp Inc.	NY	03/30/05	313,851	1.07	4.22	4.81	3.48	0.68	0.38	0.01	0.61
FFHS	First Franklin Corp.	OH	01/26/88	320,330	0.14	1.82	1.99	2.14	0.51	1.35	0.36	0.41
NFSB	Newport Bancorp Inc.	RI	07/06/06	321,001	0.42	2.11	3.61	3.34	0.71	0.00	NA	0.70
LBCP	Liberty Bancorp Inc.	MO	07/24/06	333,186	0.63	3.94	3.44	2.61	0.44	NA	NA	NA
LSBI	LSB Financial Corp.	IN	02/03/95	344,881	0.75	7.75	3.45	2.56	0.90	3.17	1.32	0.90
RIVR	River Valley Bancorp	IN	12/20/96	348,027	0.65	9.09	2.50	2.21	0.81	0.94	0.02	0.58
FBEI	First Bancorp of Indiana Inc.	IN	04/07/99	363,949	0.18	1.94	2.28	2.28	0.45	0.11	0.00	0.30
FCLF	First Clover Leaf Fin Corp.	IL	07/11/06	378,382	0.67	2.73	2.93	1.73	0.13	0.34	0.00	0.52
ESBK	Elmira Savings Bank	NY	03/01/85	390,020	0.59	9.12	2.81	2.37	0.35	0.11	0.00	0.46
WAYN	Wayne Savings Bancshares	OH	01/09/03	398,918	0.54	6.19	2.88	2.43	0.42	0.23	0.03	0.40
ASBI	Ameriana Bancorp	IN	03/02/87	422,113	0.26	3.38	2.57	3.25	0.63	0.92	0.19	0.65

KELLER & COMPANY	Page 2
Dublin, Ohio
614-766-1426

COMPARABLE GROUP SELECTION

OPERATING PERFORMANCE AND ASSET QUALITY PARAMETERS

Most Recent Four Quarters

General Parameters:

Regions: Midwest, New England, Mid-Atlantic

IPO Date: <= 9/30/06

Asset size: <=2,000,000,000

					OPERATING PERFORMANCE					ASSET QUALITY(1)
			IPO Date	Total Assets ($000)	Core ROAA (%)	Core ROAE (%)	Net Interest Margin (%)	Operating Expenses/ Assets (%)	Noninterest Income/ Assets (%)	NPA/ Assets (%)	Repo. Assets/ Assets (%)	Reserves/ Assets (%)
	CENTURY BANK		—	146,076	0.27	2.57	3.04	2.62	0.11	1.17	0.00	0.48
	LIBERTY BANK NA		—	227,965	0.69	7.42	3.85	2.74	0.74	0.77	0.18	0.96
	DEFINED PARAMETERS FOR INCLUSION IN COMPARABLE GROUP		Prior to 9/30/06	< 2,000,000	< 1.00	< 12.00	2.00 - 4.50	2.00 - 3.50	< 1.50	< 1.50	< 0.50	> 0.40
WSB	Washington Savings Bank FSB	MD	08/03/88	435,356	NA	NA	NA	2.88	NA	NA	0.15	NA
FCAP	First Capital Inc.	IN	01/04/99	446,789	0.78	7.90	3.21	2.48	0.81	1.16	0.10	0.51
WVFC	WVS Financial Corp.	PA	11/29/93	449,236	0.91	12.30	2.09	0.86	0.14	0.30	0.00	0.22
CBNK	Chicopee Bancorp Inc.	MA	07/20/06	463,639	0.31	1.29	3.36	3.01	0.52	0.38	0.00	0.66
PFDC	Peoples Bancorp	IN	07/07/87	469,193	0.57	4.44	3.03	2.48	0.45	NA	NA	NA
NEBS	New England Bancshares	CT	12/29/05	486,846	0.29	1.52	3.60	3.27	0.20	0.29	0.00	0.82
MFBC	MFB Corp.	IN	03/25/94	505,089	0.69	8.70	2.77	3.27	1.16	1.66	0.05	0.98
FFFD	North Central Bancshares Inc.	IA	03/21/96	520,083	NA	NA	2.69	2.66	NA	0.20	0.10	0.71
FKFS	First Keystone Financial	PA	01/26/95	524,881	0.08	1.17	2.15	2.43	0.57	0.90	0.00	0.63
CEBK	Central Bancorp Inc.	MA	10/24/86	552,710	0.15	2.13	2.49	2.53	0.38	0.06	0.00	0.61
ABNJ	American Bancorp of New Jersey	NJ	10/06/05	573,738	0.13	0.66	2.39	2.31	0.25	NA	0.00	0.45
LSBX	LSB Corp.	MA	05/02/86	609,137	0.54	5.18	2.78	2.08	0.29	0.19	0.00	0.78
PBCI	Pamrapo Bancorp Inc.	NJ	11/14/89	624,098	0.78	8.32	3.10	2.13	0.40	0.36	0.00	0.52
FFSX	First Federal Bankshares Inc.	IA	04/14/99	630,561	0.35	3.08	2.81	2.98	0.94	0.96	0.33	0.28
CASH	Meta Financial Group Inc.	IA	09/20/93	666,724	-0.09	-1.41	3.06	4.81	2.54	0.56	0.00	0.73
THRD	TF Financial Corp.	PA	07/13/94	672,793	0.77	7.71	3.35	2.59	0.54	0.32	0.00	0.42
FSBI	Fidelity Bancorp Inc.	PA	06/24/88	725,952	0.48	7.77	2.14	1.73	0.48	NA	0.03	0.42
HIFS	Hingham Instit. for Savings	MA	12/20/88	743,826	0.60	7.87	2.28	1.51	0.23	0.02	0.00	0.51

KELLER & COMPANY	Page 3
Dublin, Ohio
614-766-1426

COMPARABLE GROUP SELECTION

OPERATING PERFORMANCE AND ASSET QUALITY PARAMETERS

Most Recent Four Quarters

General Parameters:

Regions: Midwest, New England, Mid-Atlantic

IPO Date: <= 9/30/06

Asset size: <=2,000,000,000

					OPERATING PERFORMANCE					ASSET QUALITY (1)
			IPO Date	Total Assets ($000)	Core ROAA (%)	Core ROAE (%)	Net Interest Margin (%)	Operating Expenses/ Assets (%)	Noninterest Income/ Assets (%)	NPA/ Assets (%)	Repo. Assets/ Assets (%)	Reserves/ Assets (%)
	CENTURY BANK		—	146,076	0.27	2.57	3.04	2.62	0.11	1.17	0.00	0.48
	LIBERTY BANK NA		—	227,965	0.69	7.42	3.85	2.74	0.74	0.77	0.18	0.96
	DEFINED PARAMETERS FOR INCLUSION IN COMPARABLE GROUP		Prior to 9/30/06	< 2,000,000	< 1.00	< 12.00	2.00 - 4.50	2.00 - 3.50	< 1.50	< 1.50	< 0.50	>0 0.40
NHTB	New Hampshire Thrift Bncshrs	NH	05/22/86	760,738	0.61	8.07	2.83	2.61	0.86	0.11	0.00	0.59
CARV	Carver Bancorp Inc.	NY	10/25/94	765,022	0.60	9.25	3.63	3.48	0.65	0.61	0.00	0.70
HARL	Harleysville Savings Financial	PA	08/04/87	773,544	0.41	6.46	1.56	1.20	0.24	NA	0.00	0.25
HFBC	HopFed Bancorp Inc.	KY	02/09/98	796,507	0.52	7.62	2.81	2.63	0.90	0.16	0.04	0.61
MASB	MASSBANK Corp.	MA	05/28/86	817,047	0.85	6.59	2.41	1.58	0.63	0.02	0.00	0.17
LEGC	Legacy Bancorp	MA	10/26/05	858,420	0.20	1.12	3.03	3.02	0.46	0.23	0.00	0.60
BFBC	Benjamin Franklin Bancorp Inc	MA	04/05/05	907,090	0.39	3.26	2.94	2.83	0.51	0.17	0.00	0.64
MFSF	MutualFirst Financial Inc.	IN	12/30/99	966,789	0.42	4.62	2.77	2.61	0.75	0.86	0.16	0.85
HFFC	HF Financial Corp.	SD	04/08/92	1,015,776	0.39	6.27	2.82	3.00	1.07	0.40	0.02	0.54
PULB	Pulaski Financial Corp.	MO	12/03/98	1,131,457	0.84	10.85	2.97	2.32	1.13	1.32	0.25	0.92
HMNF	HMN Financial Inc.	MN	06/30/94	1,147,413	1.06	11.55	3.85	2.22	0.56	1.07	0.36	1.01
CITZ	CFS Bancorp Inc.	IN	07/24/98	1,169,300	0.57	5.46	2.89	2.75	0.93	2.22	0.05	0.96
BFIN	BankFinancial Corp	IL	06/24/05	1,504,622	0.46	2.27	3.77	3.42	0.64	0.57	0.00	0.74
NASB	NASB Financial Inc.	MO	09/27/85	1,535,846	1.14	11.40	2.86	2.30	1.51	0.99	0.50	0.50
WFBC	Willow Financial Bncp Inc.	PA	04/04/02	1,575,278	NA	NA	3.26	3.05	NA	0.25	0.00	0.78
FDEF	First Defiance Financial	OH	10/02/95	1,579,946	0.94	8.84	3.57	3.08	1.38	0.65	0.22	0.85
CTZN	Citizens First Bancorp Inc.	Ml	03/07/01	1,823,999	0.29	2.89	3.23	2.51	0.41	1.63	0.12	1.14
PVSA	Parkvale Financial Corp.	PA	07/16/87	1,846,756	0.72	10.34	2.22	2.54	0.57	0.34	0.10	0.80

KELLER & COMPANY	Page 4
Dublin, Ohio
614-766-1426

COMPARABLE GROUP SELECTION

OPERATING PERFORMANCE AND ASSET QUALITY PARAMETERS

Most Recent Four Quarters

General Parameters:

Regions: Midwest, New England, Mid-Atlantic

IPO Date: <= 9/30/06

Asset size: <=2,000,000,000

					OPERATING PERFORMANCE					ASSET QUALITY (1)
			IPO Date	Total Assets ($000)	Core ROAA (%)	Core ROAE (%)	Net Interest Margin (%)	Operating Expenses/ Assets (%)	Noninterest Income/ Assets (%)	NPA/ Assets (%)	Repo. Assets/ Assets (%)	Reserves/ Assets (%)
	CENTURY BANK		—	146,076	0.27	2.57	3.04	2.62	0.11	1.17	0.00	0.48
	LIBERTY BANK NA		—	227,965	0.69	7.42	3.85	2.74	0.74	0.77	0.18	0.96
	DEFINED PARAMETERS FOR INCLUSION IN COMPARABLE GROUP		Prior to 9/30/06	< 2,000,000	< 1.00	< 12.00	2.00 - 4.50	2.00 - 3.50	< 1.50	< 1.50	< 0.50	> 0.40
ESBF	ESB Financial Corp.	PA	06/13/90	1,917,888	0.40	5.95	1.55	1.20	0.40	0.22	0.09	0.27
OCFC	OceanFirst Financial Corp.	NJ	07/03/96	1,936,830	-0.18	-2.78	2.78	2.64	-0.29	0.23	0.02	0.55

(1)	Asset quality ratios reflect balance sheet totals at the end of the most recent quarter.

EXHIBIT 38

KELLER & COMPANY

Dublin, Ohio

614-766-1426

FINAL COMPARABLE GROUP

BALANCE SHEET RATIOS

			IPO Date	Total Assets ($000)	Cash & Invest./ Assets (%)	Total Net Loans/ Assets (%)	Borrowed Funds/ Assets (%)	Equity/ Assets (%)
	CENTURY BANK		—	146,077	20.26	75.43	0.00	10.63
	LIBERTY BANK NA		—	227,965	28.76	68.11	0.00	8.84
	DEFINED PARAMETERS FOR INCLUSION IN COMPARABLE GROUP		Prior to 9/30/06	< 2,000,000	< 40.00	60.00 - 85.00	< 20.00	6.00 - 15.00
ESBK	Elmira Savings Bank	NY	03/01/85	390,020	18.25	65.91	19.87	6.50
WAYN	Wayne Savings Bancshares	OH	01/09/03	398,918	14.83	61.53	9.78	8.54
FCAP	First Capital Inc.	IN	01/04/99	446,789	14.77	74.48	16.58	10.10
NEBS	New England Bancshares	CT	12/29/05	486,846	18.60	71.89	11.10	14.54
PBCI	Pamrapo Bancorp Inc.	NJ	11/14/89	624,098	5.96	70.63	13.94	9.42
NHTB	New Hampshire Thrift Bncshrs	NH	05/22/86	760,738	10.01	75.15	14.17	8.11
HFBC	HopFed Bancorp Inc.	KY	02/09/98	796,507	17.74	70.07	19.37	6.84
BFBC	Benjamin Franklin Bancorp Inc	MA	04/05/05	907,090	21.22	65.27	17.64	11.80
FDEF	First Defiance Financial	OH	10/02/95	1,579,946	9.27	79.68	11.97	10.42
PVSA	Parkvale Financial Corp.	PA	07/16/87	1,846,756	27.49	66.17	12.65	7.00
		AVERAGE		823,771	15.81	70.08	14.71	9.33
		MEDIAN		692,418	16.28	70.35	14.06	8.98
		HIGH		1,846,756	27.49	79.68	19.87	14.54
		LOW		390,020	5.96	61.53	9.78	6.50

EXHIBIT 39

KELLER & COMPANY

Dublin, Ohio

614-766-1426

FINAL COMPARABLE GROUP

OPERATING PERFORMANCE AND ASSET QUALITY RATIOS

Most Recent Four Quarters

					OPERATING PERFORMANCE					ASSET QUALITY (1)
			IPO Date	Total Assets ($000)	Core ROAA (%)	Core ROAE (%)	Net Interest Margin (%)	Operating Expenses/ Assets (%)	Noninterest Income/ Assets (%)	NPA/ Assets (%)	Repo. Assets/ Assets (%)	Reserves/ Assets (%)
	CENTURY BANK		—	146,076	0.27	2.57	3.04	2.62	0.11	1.17	0.00	0.48
	LIBERTY BANK NA		—	227,965	0.69	7.42	3.85	2.74	0.74	0.77	0.18	0.96
	DEFINED PARAMETERS FOR INCLUSION IN COMPARABLE GROUP		Prior to 9/30/06	< 2,000,000	< 1.00	< 12.00	2.00- 4.50	2.00- 3.50	< 1.50	< 1.50	< 0.50	> 0.40
ESBK	Elmira Savings Bank	NY	03/01/85	390,020	0.59	9.12	2.81	2.37	0.35	0.11	0.00	0.46
WAYN	Wayne Savings Bancshares	OH	01/09/03	398,918	0.54	6.19	2.88	2.43	0.42	0.23	0.03	0.40
FCAP	First Capital Inc.	IN	01/04/99	446,789	0.78	7.90	3.21	2.48	0.81	1.16	0.10	0.51
NEBS	New England Bancshares	CT	12/29/05	486,846	0.29	1.52	3.60	3.27	0.20	0.29	0.00	0.82
PBCI	Pamrapo Bancorp Inc.	NJ	11/14/89	624,098	0.78	8.32	3.10	2.13	0.40	0.36	0.00	0.52
NHTB	New Hampshire Thrift Bncshrs	NH	05/22/86	760,738	0.61	8.07	2.83	2.61	0.86	0.11	0.00	0.59
HFBC	HopFed Bancorp Inc.	KY	02/09/98	796,507	0.52	7.62	2.81	2.63	0.90	0.16	0.04	0.61
BFBC	Benjamin Franklin Bancorp Inc	MA	04/05/05	907,090	0.39	3.26	2.94	2.83	0.51	0.17	0.00	0.64
FDEF	First Defiance Financial	OH	10/02/95	1,579,946	0.94	8.84	3.57	3.08	1.38	0.65	0.22	0.85
PVSA	Parkvale Financial Corp.	PA	07/16/87	1,846,756	0.72	10.34	2.22	2.54	0.57	0.34	0.10	0.80

		AVERAGE		823,771	0.62	7.12	3.00	2.64	0.64	0.36	0.05	0.62
		MEDIAN		692,418	0.60	7.99	2.91	2.58	0.54	0.26	0.02	0.60
		HIGH		1,846,756	0.94	10.34	3.60	3.27	1.38	1.16	0.22	0.85
		LOW		390.020	0.29	1.52	2.22	2.13	0.20	0.11	0.00	0.40

(1)	Asset quality ratios reflect balance sheet totals at the end of the most recent quarter.

EXHIBIT 40

KELLER & COMPANY

Dublin, Ohio

614-766-1426

COMPARABLE GROUP CHARACTERISTICS AND BALANCE SHEET TOTALS

							Most Recent Quarter
				Number of Offices	Exchange	Conversion (IPO) Date	Total Assets ($000)	Int. Earning Assets ($000)	Total Net Loans ($000)	Goodwill and Intang. ($000)	Total Deposits ($000)	Total Equity ($000)
SUBJECT
	CENTURY BANK	Parma	OH	5	—	—	146,076	142,586	110,179	0	129,495	15,534
	LIBERTY BANK, NA	Twinsburg	OH	3	—	NA	227,965	218,765	155,283	0	205,460	20,141

COMPARABLE GROUP
BFBC	Benjamin Franklin Bancorp, Inc.	Franklin	MA	11	NASDAQ	04/05/05	907,090	765,374	592,091	36,421	627,755	107,065
ESBK	Elmira Savings Bank, FSB	Elmira	NY	7	NASDAQ	03/01/85	390,020	372,309	257,067	161	285,248	25,364
FCAP	First Capital, Inc.	Corydon	IN	11	NASDAQ	01/04/99	446,789	410,555	332,777	5,721	324,457	45,118
FDEF	First Defiance Financial Corp.	Defiance	OH	27	NASDAQ	10/02/95	1,579,946	1,376,543	1,258,871	40,232	1,208,164	164,706
HFBC	HopFed Bancorp, Inc.	Hopkinsville	KY	19	NASDAQ	02/09/98	796,507	701,866	558,077	7,912	582,262	54,448
NEBS	New England Bancshares, Inc.	Enfield	CT	12	NASDAQ	12/29/05	486,846	274,559	350,007	17,555	358,226	70,764
NHTB	New Hampshire Thrift Bancshares, Inc.	Newport	NH	28	NASDAQ	05/22/86	760,738	665,972	571,681	22,122	579,527	61,676
PBCI	Pamrapo Bancorp, Inc.	Bayonne	NJ	11	NASDAQ	11/14/89	624,098	614,136	440,821	0	470,122	58,770
PVSA	Parkvale Financial Corporation	Monroeville	PA	47	NASDAQ	07/16/87	1,846,756	1,728,277	1,221,914	31,011	1,474,628	129,273
WAYN	Wayne Savings Bancshares, Inc.	Wooster	OH	11	NASDAQ	01/09/03	398,918	372,504	245,443	2,348	322,631	34,068

	Average			18.4			823,771	728,210	582,875	16,348	623,302	75,125
	Median			11.5			692,418	640,054	499,449	12,734	524,825	60,223
	High			47.0			1,846,756	1,728,277	1,258,871	40,232	1,474,628	164,706
	Low			7.0			390,020	274,559	245,443	0	285,248	25,364

EXHIBIT 41

KELLER & COMPANY

Columbus, Ohio

614-766-1426

BALANCE SHEET COMPARISON

ASSET COMPOSITION - MOST RECENT QUARTER

			As a Percent of Total Assets
		Total Assets ($000)	Cash & Invest. (%)	Net Loans (%)	Loan Loss Reserves (%)	Real Estate Owned (%)	Goodwill & Intang. (%)	Other Assets (%)	High Risk R.E. Loans (%)	Non-Perf. Assets (%)	Interest Earning Assets (%)	Interest Bearing Liabilities (%)	Capitalized Loan Servicing (%)
SUBJECT
	CENTURY BANK	146,077	20.26	75.43	0.48	0.00	0.00	4.31	26.29	1.18	97.61	88.65	0.00
	LIBERTY BANK, NA	227,965	28.76	68.11	0.86	0.16	0.00	2.96	16.16	0.77	97.41	90.13	0.00
COMPARABLE GROUP
BFBC	Benjamin Franklin Bancorp Inc	907,090	27.65	65.27	0.64	0.00	4.02	3.03	34.33	0.17	85.81	71.48	0.00
ESBK	Elmira Savings Bank	390,020	30.47	65.91	0.46	0.00	0.04	3.48	11.25	0.11	84.00	74.90	0.09
FCAP	First Capital Inc.	446,789	19.94	74.48	0.51	0.10	1.28	4.11	20.04	1.16	93.54	81.88	0.00
FDEF	First Defiance Financial	1,579,946	12.09	79.68	0.85	0.22	2.55	5.31	38.25	0.65	85.30	77.81	0.37
HFBC	HopFed Bancorp Inc.	796,507	23.53	70.07	0.61	0.04	0.99	5.37	29.36	0.16	82.00	76.04	0.00
NEBS	New England Bancshares	486,846	21.04	71.89	0.82	0.00	3.61	3.46	12.85	0.29	52.23	39.95	0.00
NHTB	New Hampshire Thrift Bncshrs	760,738	17.00	75.15	0.59	0.00	2.91	4.48	19.46	0.11	80.11	75.51	0.00
PBCI	Pamrapo Bancorp Inc.	624,098	27.52	70.63	0.52	0.00	0.00	1.85	25.64	0.36	100.66	85.93	0.00
PVSA	Parkvale Financial Corp.	1,846,756	28.97	66.17	0.80	0.10	1.68	3.09	8.60	0.34	94.83	88.27	0.00
WAYN	Wayne Savings Bancshares	398,918	33.54	61.53	0.40	0.03	0.59	4.34	18.25	0.23	95.44	87.92	0.00

	Average	823,771	24.17	70.08	0.62	0.05	1.77	3.85	21.80	0.36	85.39	75.97	0.05
	Median	692,418	25.52	70.35	0.60	0.02	1.48	3.80	19.75	0.26	85.55	76.92	0.00
	High	1,846,756	33.54	79.68	0.85	0.22	4.02	5.37	38.25	1.16	100.66	88.27	0.37
	Low	390,020	12.09	61.53	0.40	0.00	0.00	1.85	8.60	0.11	52.23	39.95	0.00

ALL THRIFTS (201)
Average		5,196,010	22.26	72.17	0.67	0.15	0.84	4.33	25.78	1.02	92.42	79.63	0.23

MIDWEST THRIFTS (78)
Average		1,098,900	17.90	76.28	0.68	0.21	0.57	4.82	25.48	1.45	93.46	81.71	0.18

OHIO THRIFTS (19)
Average		1,568,915	14.56	78.74	0.73	0.16	0.61	4.08	25.80	1.77	95.19	82.81	0.16

EXHIBIT 42

KELLER & COMPANY

Dublin, Ohio

614-766-1426

BALANCE SHEET COMPARISON

LIABILITIES AND EQUITY - MOST RECENT QUARTER

				As a Percent of Assets
		Total Liabilities ($000)	Total Equity ($000)	Total Deposits (%)	Total Borrowings (%)	Other Liabilities (%)	Preferred Equity (%)	Common Equity (%)	FASB115 Unrealized Gain (Loss) (%)	Retained Earnings (%)	Total Equity (%)	Tangible Equity (%)	Tier 1 Capital (%)	Reg. Risk- Based Capital (%)
SUBJECT
	CENTURY BANK	130,543	15,534	88.65	0.00	0.72	0.00	10.63	< 0.01	10.63	10.63	10.63	10.63	15.48
	LIBERTY BANK, NA	207,824	20,141	90.12	0.00	1.03	0.00	8.84	(0.01)	1.04	8.84	8.84	8.84	18.97
COMPARABLE GROUP
BFBC	Benjamin Franklin Bancorp Inc	800,025	107,065	69.21	17.64	1.35	0.00	11.80	(0.23)	4.10	11.80	8.11	9.13	14.07
ESBK	Elmira Savings Bank	364,656	25,364	73.14	19.87	0.49	0.00	6.50	(0.21)	(0.15)	6.50	6.46	6.56	10.75
FCAP	First Capital Inc.	401,671	45,118	72.62	16.58	0.71	0.00	10.10	(0.09)	5.06	10.10	8.93	8.44	13.60
FDEF	First Defiance Financial	1,415,240	164,706	76.47	11.97	1.13	0.00	10.42	(0.01)	1.23	10.42	8.08	9.41	12.37
HFBC	HopFed Bancorp Inc.	742,059	54,448	73.10	19.37	0.69	0.00	6.84	(0.16)	3.80	6.84	5.90	7.02	11.24
NEBS	New England Bancshares	416,082	70,764	73.58	11.10	0.78	0.00	14.54	(0.06)	3.94	14.54	11.34	8.52	24.93
NHTB	New Hampshire Thrift Bncshrs	699,061	61,676	76.18	14.17	1.54	0.00	8.11	(0.09)	3.50	8.11	5.36	7.57	11.09
PBCI	Pamrapo Bancorp Inc.	565,327	58,770	75.33	13.94	1.31	0.00	9.42	NA	6.19	9.42	9.42	9.15	16.55
PVSA	Parkvale Financial Corp.	1,717,483	129,273	79.85	12.65	0.50	0.00	7.00	(0.01)	3.52	7.00	5.41	5.61	11.21
WAYN	Wayne Savings Bancshares	364,850	34,068	80.88	9.78	0.81	0.00	8.54	(0.07)	2.55	8.54	8.00	7.98	14.23

	Average	748,645	75,125	75.03	14.71	0.93	0.00	9.33	(0.10)	3.37	9.33	7.70	7.94	14.00
	Median	632,194	60,223	74.45	14.06	0.79	0.00	8.98	(0.09)	3.66	8.98	8.04	8.21	12.99
	High	1,717,483	164,706	80.88	19.87	1.54	0.00	14.54	(0.01)	6.19	14.54	11.34	9.41	24.93
	Low	364,656	25,364	69.21	9.78	0.49	0.00	6.50	(0.23)	(0.15)	6.50	5.36	5.61	10.75

ALL THRIFTS (201)
Average		3,586,268	377,761	61.05	26.54	2.17	0.10	9.37	(0.11)	4.98	10.98	10.30	9.86	15.70

MIDWEST THRIFTS (78)
Average		1,060,654	102,052	66.27	22.97	1.36	0.00	8.78	(0.06)	5.01	10.32	9.86	9.10	12.58

OHIO THRIFTS (19)
Average		178,392	28,494	75.00	8.82	0.50	0.00	13.77	0.14	7.52	14.07	13.99	12.44	14.20

EXHIBIT 43

KELLER & COMPANY

Dublin, Ohio

614-766-1426

INCOME AND EXPENSE COMPARISON

TRAILING FOUR QUARTERS

($000)

	Interest Income	Interest Expense	Net Interest Income	Provision for Loss	Total Non-lnt. Income	Goodwill & Intang. Amtz.	Net Real Est. Expense	Total Non- lnt. Expense	Non- Recurring Expense	Net Income Before Taxes	Income Taxes	Net Inc. Before Extraord. Items	Extraord. Items	Net Income	Core Income
SUBJECT(1)
CENTURY BANK	9,205	4,969	4,236	256	157	0	0	3,864	0	273	92	181	0	181	396
LIBERTY BANK, NA	14,309	6,599	7,710	736	1,501	0	0	5,588	0	2,888	1,130	1,757	0	1,757	1,433
COMPARABLE GROUP
BFBC Benjamin Franklin Bancorp Inc	47,574	24,344	23,230	70	4,669	851	0	25,631	0	2,171	(1,364)	3,535	0	3,535	3,553
ESBK Elmira Savings Bank	22,014	11,889	10,125	240	2,213	107	0	9,083	0	2,160	474	1,686	0	1,686	2,242
FCAP First Capital Inc.	27,091	13,803	13,288	603	3,638	74	0	11,115	0	5,208	1,711	3,497	0	3,497	3,497
FDEF First Defiance Financial	97,865	49,487	48,378	2,020	21,764	660	0	47,073	87	20,981	6,662	14,319	0	14,319	14,363
HFBC HopFed Bancorp Inc.	47,986	28,222	19,764	996	7,129	945	0	20,212	0	5,694	1,693	4,001	0	4,001	3,995
NEBS New England Bancshares	18,988	8,243	10,745	290	1,178	162	0	10,056	0	1,366	610	756	0	756	893
NHTB New Hampshire Thrift Bncshrs	37,031	18,439	18,592	175	6,276	135	0	18,307	0	6,656	2,195	4,462	0	4,462	4,287
PBCI Pamrapo Bancorp Inc.	37,294	17,917	19,377	520	2,514	0	0	13,522	0	7,849	2,906	4,943	0	4,943	4,943
PVSA Parkvale Financial Corp.	98,145	59,438	38,707	1,327	10,024	916	0	28,402	0	19,455	5,862	13,593	0	13,593	13,299
WAYN Wayne Savings Bancshares	22,888	11,813	11,075	95	1,681	107	0	9,735	0	2,940	786	2,154	0	2,154	2,145
Average	45,688	24,360	21,328	634	6,109	396	0	19,314	9	7,448	2,154	5,295	0	5,295	5,322
Median	37,163	18,178	18,985	405	4,154	149	0	15,915	0	5,451	1,702	3,768	0	3,768	3,774
High	98,145	59,438	48,378	2,020	21,764	945	0	47,073	87	20,981	6,662	14,319	0	14,319	14,363
Low	18,988	8,243	10,125	70	1,178	0	0	9,083	0	1,366	(1,364)	756	0	756	893
ALL THRIFTS (201)
Average	252,473	151,295	97;942	10,578	50,953	1,303	217	91,351	620	46,077	15,262	29,605	1,831	31,445	32,539
MIDWEST THRIFTS (78)
Average	56,810	33,405	28,767	2,417	9,251	274	105	24,705	157	10,945	3,868	7,086	8	7,094	7,423
OHIO THRIFTS (19)
Average	12,666	6,231	6,438	60	1,236	16	(39)	5,498	0	2,160	681	1,478	0	1,478	1,451

(1)	Nine months ended September 30, 2007, annualized.

EXHIBIT 44

KELLER & COMPANY
Dublin, Ohio
614-766-1426

INCOME AND EXPENSE COMPARISON

AS A PERCENTAGE OF AVERAGE ASSETS

TRAILING FOUR QUARTERS

	Interest Income (%)	Interest Expense (%)	Net Interest Income (%)	Provision for Loss (%)	Total Non-lnt. Income (%)	Goodwill & Intang. Amtz. (%)	Net Real Est. Expense (%)	Total Non-lnt. Expense (%)	Non- Recurring Expense (%)	Net Income Before Taxes (%)	Income Taxes (%)	Net Inc. Before Extraord. Items (%)	Extraord. Items (%)	Net Income (%)	Core Income (%)
SUBJECT (1)
CENTURY BANK	6.35	3.43	2.92	0.18	0.11	0.00	0.00	2.67	0.00	0.19	0.06	0.13	0.00	0.13	0.27
LIBERTY BANK, NA	7.07	3.26	3.81	0.36	0.74	0.00	0.00	2.76	0.00	1.43	0.56	0.87	0.00	0.87	0.71
COMPARABLE GROUP
BFBC Benjamin Franklin Bancorp Inc	5.26	2.69	2.57	0.01	0.51	0.09	0.00	2.83	0.00	0.24	(0.15)	0.39	0.00	0.39	0.39
ESBK Elmira Savings Bank	5.75	3.11	2.65	0.06	0.57	0.03	0.00	2.37	0.00	0.56	0.12	0.44	0.00	0.44	0.59
FCAP First Capital Inc.	6.03	3.07	2.96	0.13	0.81	0.02	0.00	2.48	0.00	1.16	0.38	0.78	0.00	0.78	0.78
FDEF First Defiance Financial	6.41	3.24	3.17	0.13	1.38	0.04	0.00	3.08	0.01	1.37	0.44	0.94	0.00	0.94	0.94
HFBC HopFed Bancorp Inc.	6.23	3.67	2.57	0.13	0.90	0.12	0.00	2.63	0.00	0.74	0.22	0.52	0.00	0.52	0.52
NEBS New England Bancshares	6.18	2.68	3.50	0.09	0.24	0.05	0.00	3.27	0.00	0.44	0.20	0.25	0.00	0.25	0.29
NHTB New Hampshire Thrift Bncshrs	5.29	2.63	2.66	0.02	0.82	0.02	0.00	2.61	0.00	0.95	0.31	0.64	0.00	0.64	0.61
PBCI Pamrapo Bancorp Inc.	5.87	2.82	3.05	0.08	0.40	0.00	0.00	2.13	0.00	1.24	0.46	0.78	0.00	0.78	0.78
PVSA Parkvale Financial Corp.	5.32	3.22	2.10	0.07	0.54	0.05	0.00	2.54	0.00	1.05	0.32	0.74	0.00	0.74	0.72
WAYN Wayne Savings Bancshares	5.71	2.95	2.76	0.02	0.42	0.03	0.00	2.43	0.00	0.73	0.20	0.54	0.00	0.54	0.54
Average	5.81	3.01	2.80	0.08	0.66	0.05	0.00	2.64	0.00	0.85	0.25	0.60	0.00	0.60	0.62
Median	5.81	3.01	2.71	0.08	0.56	0.04	0.00	2.58	0.00	0.85	0.27	0.59	0.00	0.59	0.60
High	6.41	3.67	3.50	0.13	1.38	0.12	0.00	3.27	0.01	1.37	0.46	0.94	0.00	0.94	0.94
Low	5.26	2.63	2.10	0.01	0.24	0.00	0.00	2.13	0.00	0.24	(0.15)	0.25	0.00	0.25	0.29
ALL THRIFTS (201)
Average	6.05	3.22	2.83	0.25	1.21	0.03	0.00	2.17	0.02	1.10	0.36	0.72	0.04	0.76	0.72
MIDWEST THRIFTS (78)
Average	6.07	3.25	2.82	0.21	0.81	0.02	0.00	2.16	0.01	0.96	0.34	0.62	0.00	0.62	0.61
OHIO THRIFTS (19)
Average	6.34	3.01	3.33	0.03	0.62	0.01	(0.00)	2.75	0.00	1.08	0.34	0.74	0.00	0.74	0.72

(1)	Nine months ended September 30, 2007, annualized.

EXHIBIT 45

KELLER & COMPANY
Dublin, Ohio
614-766-1426

YIELDS, COSTS AND EARNINGS RATIOS

TRAILING FOUR QUARTERS

	Yield on Int. Earning Assets (%)	Cost of Int. Bearing Liabilities (%)	Net Interest Spread (%)	Net Interest Margin * (%)	ROAA (%)	Core ROAA (%)	ROAE (%)	Core ROAE (%)
SUBJECT
CENTURY BANK	6.49	3.86	2.63	2.99	0.13	0.27	1.19	2.58
LIBERTY BANK, NA	7.26	3.58	3.68	3.91	0.87	0.71	10.80	8.81
COMPARABLE GROUP
BFBC Benjamin Franklin Bancorp Inc	6.07	3.40	2.67	2.94	0.39	0.39	3.25	3.26
ESBK Elmira Savings Bank	6.09	3.55	2.55	2.81	0.44	0.59	6.86	9.12
FCAP First Capital Inc.	6.33	3.70	2.63	3.21	0.78	0.78	7.90	7.90
FDEF First Defiance Financial	7.07	3.84	3.23	3.57	0.94	0.94	8.81	8.84
HFBC HopFed Bancorp Inc.	6.68	4.07	2.61	2.81	0.52	0.52	7.63	7.62
NEBS New England Bancshares	6.08	3.19	2.89	3.60	0.25	0.29	1.28	1.52
NHTB New Hampshire Thrift Bncshrs	5.74	2.96	2.78	2.83	0.64	0.61	8.40	8.07
PBCI Pamrapo Bancorp Inc.	6.03	3.26	2.76	3.10	0.78	0.78	8.32	8.32
PVSA Parkvale Financial Corp.	5.59	3.52	2.07	2.22	0.74	0.72	10.56	10.34
WAYN Wayne Savings Bancshares	5.90	3.27	2.63	2.88	0.54	0.54	6.21	6.19
Average	6.16	3.48	2.68	3.00	0.60	0.62	6.92	7.12
Median	6.07	3.46	2.65	2.91	0.59	0.60	7.77	7.99
High	7.07	4.07	3.23	3.60	0.94	0.94	10.56	10.34
Low	5.59	2.96	2.07	2.22	0.25	0.29	1.28	1.52
ALL THRIFTS (201)
Average	6.44	3.72	2.72	3.01	0.76	0.72	8.63	8.07
MIDWEST THRIFTS (78)
Average	6.49	3.75	2.74	3.02	0.62	0.61	6.99	6.84
OHIO THRIFTS (19)
Average	6.75	3.71	3.04	3.36	0.82	0.81	6.97	6.84

*	Based on average interest-earning assets.

EXHIBIT 46

KELLER & COMPANY
Dublin, Ohio
614-766-1426

DIVIDENDS, RESERVES AND SUPPLEMENTAL DATA

	DIVIDENDS				RESERVES AND SUPPLEMENTAL DATA - MOST RECENT PERIOD
	12 Month Preferred Dividends ($000)	12 Month Common Div./ Share ($)	Current Dividend Yield (%)	12 Month Dividend Payout Ratio (%)	Reserves/ Gross Loans (%)	Reserves/ Non-Perf. Assets (%)	Net Chargeoffs/ Average Loans (%)	Provisions/ Net Chargeoffs (%)	Effective Tax Rate (%)
SUBJECT
CENTURY BANK	0.00	0.00	0.00	0.00	0.63	40.55	0.09	275.27	32.66
LIBERTY BANK, NA	0.00	0.00	0.00	0.00	1.24	110.97	0.04	1,388.68	32.66
COMPARABLE GROUP
BFBC Benjamin Franklin Bancorp Inc	0	0.22	1.82	47.83	0.97	373.45	0.03	32.86	-62.83
ESBK Elmira Savings Bank	0	0.80	4.39	69.72	0.69	423.66	0.06	163.27	21.94
FCAP First Capital Inc.	0	0.51	4.25	41.46	0.68	43.68	0.18	102.20	32.85
FDEF First Defiance Financial	0	1.00	4.52	50.25	1.06	137.13	0.23	69.85	31.75
HFBC HopFed Bancorp Inc.	0	0.48	3.31	43.64	0.86	370.95	0.10	197.23	29.73
NEBS New England Bancshares	0	0.12	1.00	85.71	1.13	227.55	NA	NA	44.66
NHTB New Hampshire Thrift Bncshrs	0	0.52	4.16	53.06	0.78	527.19	0.05	62.06	32.98
PBCI Pamrapo Bancorp Inc.	0	0.92	4.52	92.93	0.73	117.46	-0.01	NM	37.02
PVSA Parkvale Financial Corp.	0	0.84	3.04	35.29	1.20	229.00	0.12	90.58	30.13
WAYN Wayne Savings Bancshares	0	0.48	4.18	68.57	0.65	160.32	-0.01	NM	26.73
Average	0	0.59	3.52	58.85	0.88	261.04	0.08	102.58	22.50
Median	0	0.52	4.17	51.66	0.82	228.28	0.06	90.58	30.94
High	0	1.00	4.52	92.93	1.20	527.19	0.23	197.23	44.66
Low	0	0.12	1.00	35.29	0.65	43.68	-0.01	32.86	-62.83
ALL THRIFTS (201)
Average	0.95	0.42	2.42	60.02	0.90	177.22	0.14	159.13	28.82
MIDWEST THRIFTS (78)
Average	1.03	0.47	2.69	77.44	0.93	92.22	0.24	157.86	28.61
OHIO THRIFTS (19)
Average	0.00	0.38	1.58	46.04	0.93	372.35	0.07	137.63	30.80

EXHIBIT 47

KELLER & COMPANY
Dublin, Ohio
614-766-1426

COMPARABLE GROUP MARKET, PRICING AND FINANCIAL RATIOS

Stock Prices as of November 30, 2007

	Market Data				Pricing Ratios					Dividends			Financial Ratios
	Market Value ($M)	Price/ Share ($)	12 Mo. EPS ($)	Book Value/ Share ($)	Price/ Earnings (X)	Price/ Book Value (%)	Price/ Assets (%)	Price/ Tang. Bk. Val. (%)	Price/ Core Earnings (%)	Div./ Share ($)	Dividend Yield (%)	Payout Ratio (%)	Equity/ Assets (%)	Core ROAA (%)	Core ROAE (%)
CENTURY COMMERCIAL BANCORP, INC.
Appraised value - midpoint	42.47	10.00	0.40	12.35	22.73	80.94	10.84	113.76	24.80	0.00	0.00	0.00	13.39	0.41	3.05
Minimum	36.10	10.00	0.43	12.66	21.35	78.99	10.04	113.89	23.35	0.00	0.00	0.00	12.71	0.40	3.16
Maximum	48.84	10.00	0.38	12.10	24.05	82.67	11.63	113.64	26.19	0.00	0.00	0.00	14.07	0.41	2.95
Maximum, as adjusted	56.16	10.00	0.36	11.84	25.49	84.44	12.52	113.53	27.71	0.00	0.00	0.00	14.83	0.42	2.85
ALL THRIFTS (201)
Average	385.23	175.54	0.73	136.66	21.40	104.03	11.20	117.38	27.84	0.42	2.65	61.20	8.70	0.49	5.66
Median	49.23	14.10	0.68	13.87	17.81	96.50	9.94	104.11	19.83	0.38	2.71	51.53	9.71	0.54	4.82
OHIO THRIFTS (19)
Average	160.07	654.33	0.47	13.85	16.86	87.61	8.64	95.90	24.08	0.50	3.99	68.17	10.06	0.43	4.28
Median	19.15	12.80	0.57	12.31	18.35	88.18	8.73	91.76	18.35	0.50	4.40	68.57	9.98	0.61	5.72
COMPARABLE GROUP (10)
Average	83.62	17.11	1.11	15.47	21.64	111.59	10.36	136.80	21.29	0.59	3.52	58.85	9.33	0.62	7.12
Median	74.19	15.26	1.05	14.28	14.80	103.45	9.50	135.13	13.24	0.52	4.17	51.66	8.98	0.60	7.99
COMPARABLE GROUP
BFBC Benjamin Franklin Bancorp Inc	103.92	13.18	0.46	13.43	28.65	98.14	11.58	148.76	28.69	0.22	1.82	47.83	11.80	0.39	3.26
ESBK Elmira Savings Bank	32.89	20.05	1.15	17.48	17.43	114.70	7.46	115.44	13.09	0.80	4.39	69.72	6.50	0.59	9.12
FCAP First Capital Inc.	44.98	16.01	1.23	15.98	13.02	100.19	10.12	114.74	13.02	0.51	4.25	41.46	10.10	0.78	7.90
FDEF First Defiance Financial	156.59	22.12	1.99	23.21	11.12	95.30	9.94	126.11	11.08	1.00	4.52	50.25	10.42	0.94	8.84
HFBC HopFed Bancorp Inc.	52.13	14.50	1.10	15.12	13.18	95.90	6.56	112.20	13.20	0.48	3.31	43.64	6.84	0.52	7.62
NEBS New England Bancshares	76.72	11.95	0.14	11.02	71.03	108.44	15.76	144.15	71.03	0.12	1.00	85.71	14.54	0.29	1.52
NHTB New Hampshire Thrift Bncshrs	71.66	12.50	0.98	12.39	12.76	100.89	8.18	157.31	13.28	0.52	4.16	53.06	8.11	0.61	8.07
PBCI Pamrapo Bancorp Inc.	101.35	20.37	0.99	11.81	20.58	172.48	16.24	172.48	20.58	0.92	4.52	92.93	9.42	0.78	8.32
PVSA Parkvale Financial Corp.	159.83	28.97	2.38	23.39	12.17	123.86	8.67	162.94	12.44	0.84	3.04	35.29	7.00	0.72	10.34
WAYN Wayne Savings Bancshares	36.12	11.49	0.70	10.84	16.41	106.00	9.05	113.84	16.48	0.48	4.18	68.57	8.54	0.54	6.19

EXHIBIT 48

KELLER & COMPANY

Columbus, Ohio

614-766-1426

VALUATION ANALYSIS AND CALCULATION

Century Bank/Century Commercial Bancorp, Inc.

Stock Prices as of November 30, 2007

Pricing ratios and parameters:

			Comparable Group			All Thrifts
Pro Forma	Symbol	Midpoint Ratios	Average	Median		Average	Median
Price to earnings	P/E	22.73	21.64	14.80		21.40	17.81
Price to core earnings	P/CE	24.80	21.29	13.24		27.84	19.83
Price to book value	P/B	80.94%	111.59%	103.45%		104.03%	96.50%
Price to tangible book value	P/TB	113.76%	136.80%	135.13%		117.38%	104.11%
Price to assets	P/A	10.84%	10.36%	9.50%		11.20%	9.94%
Pre conversion earnings	(Y)	$1,823,000	For the nine months ended September 30,2007, annualized.
Pre conversion core earnings	(CY)	$1,677,000	For the nine months ended September 30,2007, annualized.
Pre conversion book value	(B)	$34,999,000	At September 30, 2007
Pre conversion tang, book value	(TB)	$19,864,000	At September 30, 2007
Pre conversion assets	(A)	$374,277,000	At September 30, 2007
Conversion expense	(X)	3.03%	Percent sold	(PCT	)	54.16%
ESOP stock purchase	(E)	7.00%	Option % granted	(OP	)	10.00%
ESOP cost of borrowings, net	(S)	0.00%	Est. option value	(OV	)	36.70%
ESOP term (yrs.)	(T)	20	Option maturity	(OM	)	5
RRP amount	(M)	3.00%	Option % taxable	(OT	)	25.00%
RRP term (yrs.)	(N)	5	Price per share	(P	)	$10.00
Tax rate	(TAX)	34.00%
Investment rate of return, pretax		4.10%
Investment rate of return, net	(RR)	2.71%

Formulae to indicate value after conversion:

1. P/E method:	Value =	P/E*Y	=	$42,465,630
((1-PE*(PCT)*((1-X-E-M)*(RR*(1-TAX))-((1-TAX)*E/T)-((1-TAX)*M/N)-((1-TAX)*OT)*(OP*OV)/OM)))

2. P/B method:	Value =	P/B*(B)	=	$42,465,630
		(1-PB*(PCT)*(1-X-E-M))

3. P/A method:	Value =	P/A*(A)	=	$42,465,630
		(1-PA*(PCT)*(1-X-E-M))

VALUATION CORRELATION AND CONCLUSIONS:

	Price Per Share	Public Shares Issued	Gross Proceeds of Public Offering	Merger Shares Issued	Total Shares Issued	TOTAL VALUE
Midpoint	10.00	2,300,000	$23,000,000	1,946,563	4,246,563	$42,465,630
Minimum	10.00	1,955,000	$19,550,000	1,946,563	3,901,563	$39,015,630
Maximum	10.00	2,645,000	$26,450,000	1,946,563	4,591,563	$45,915,630
Maximum, as adjusted	10.00	3,041,750	$30,417,500	1,946,563	4,988,313	$49,883,130

EXHIBIT 49

KELLER & COMPANY

Dublin, Ohio

614-766-1426

CENTURY COMMERCIAL BANCORP, INC.

CONVERSION/MERGER SHARE DATA

STOCK OFFERING AND RATIOS

	Share Price ($)	Public Offering Shares	Liberty Merger Shares	Total Shares Issued	Liberty Exchange Ratio (1)	LIB % Ownership
Minimum	10.00	1,955,000	1,946,563	3,901,563	2.2500	49.89%
Midpoint	10.00	2,300,000	1,946,563	4,246,563	2.2500	45.84%
Maximum	10.00	2,645,000	1,946,563	4,591,563	2.2500	42.39%
Maximum, as adjusted	10.00	3,041,750	1,946,563	4,988,313	2.2500	39.02%

SHARE ALLOCATION

	Public Offering Shares	Liberty Merger Shares	Total Shares Issued
Minimum	50.11%	49.89%	100.00%
Midpoint	54.16%	45.84%	100.00%
Maximum	57.61%	42.39%	100.00%
Maximum, as adjusted	60.98%	39.02%	100.00%

SHARE VALUE

	Share Price ($)	Public Offering Shares ($)	Liberty Merger Shares ($)	Total Shares Issued ($)
Minimum	10.00	19,550,000	19,465,630	39,015,630
Midpoint	10.00	23,000,000	19,465,630	42,465,630
Maximum	10.00	26,450,000	19,465,630	45,915,630
Maximum, as adjusted	10.00	30,417,500	19,465,630	49,883,130

(1)	Liberty exchange ratio is based on merger shares equal to 50% of Liberty outstanding shares.

EXHIBIT 50

KELLER & COMPANY

Columbus, Ohio

614-766-1426

SUMMARY OF VALUATION PREMIUM OR DISCOUNT

			Premium or (discount) from comparable group.
	Century		Average	Median
Midpoint:
Price/earnings	22.73	x	5.05%	53.62%
Price/book value	80.94%		(27.47)%	(21.76)%
Price/assets	10.84%		4.68%	14.17%
Price/tangible book value	113.76	%*	(16.84)%	(15.82)%
Price/core earnings	24.80	x	14.65%	67.65%
Minimum of range:
Price/earnings	21.35	x	(1.31)%	44.31%
Price/book value	78.99%		(29.21)%	(23.64)%
Price/assets	10.04%		(3.07)%	5.72%
Price/tangible book value	113.89	%*	(16.75)%	(15.72)%
Price/core earnings	23.35	x	7.92%	57.82%
Maximum of range:
Price/earnings	24.05	x	11.14%	62.53%
Price/book value	82.67%		(25.91)%	(20.08)%
Price/assets	11.63%		12.30%	22.48%
Price/tangible book value	113.64	%*	(16.93)%	(15.90)%
Price/core earnings	26.19	x	21.06%	77.03%
Super maximum of range:
Price/earnings	25.49	x	17.83%	72.31%
Price/book value	84.44%		(24.33)%	(18.37)%
Price/assets	12.52%		20.92%	31.88%
Price/tangible book value	113.53	%*	(17.01)%	(15.98)%
Price/core earnings	27.71	x	28.07%	87.28%

*	Represents pricing ratio associated with primary valuation method.

EXHIBIT 51

KELLER & COMPANY

Columbus, Ohio

614-766-1426

PROJECTED EFFECT OF CONVERSION PROCEEDS

Century Bank/Century Commercial Bancorp, Inc.

At the MINIMUM

1. Gross Offering Proceeds
Offering proceeds (1)	$19,550,000
Less: Estimated offering expenses	1,255,000

Net offering proceeds	$18,295,000
2. Generation of Additional Income
Net offering proceeds	$18,295,000
Less: Stock-based benefit plans (2)	3,901,563

Net offering proceeds invested	$14,393,437
Investment rate, after taxes	2.71%
Earnings increase - return on proceeds invested	$389,486
Less: Estimated cost of ESOP borrowings	0
Less: Amortization of ESOP borrowings, net of taxes	90,126
Less: Stock-based incentive plan expense, net of taxes	154,502
Less: Option expense, net of applicable taxes	262,033

Net earnings increase (decrease)	$(117,174)

3. Comparative Pro Forma Earnings

	Net	Core
Before conversion - 12 months ended 09/30/07	$1,823,000	$1,677,000
Net earnings increase	(117,174)	(117,174)

After conversion	$1,705,826	$1,559,826

4. Comparative Pro Forma Net Worth (3)

	Total	Tangible
Before conversion - 09/30/07	$34,999,000	$19,864,000
Net cash conversion proceeds	14,393,437	14,393,437

After conversion	$49,392,437	$34,257,437

5. Comparative Pro Forma Assets
Before conversion - 09/30/07	$374,277,000
Net cash conversion proceeds	14,393,437

After conversion	$388,670,437

(1)	Represents gross proceeds of public offering.

(2)	Represents ESOP and stock-based incentive plans.

(3)	ESOP and RRP are omitted from net worth.

EXHIBIT 52

KELLER & COMPANY

Columbus, Ohio

614-766-1426

PROJECTED EFFECT OF CONVERSION PROCEEDS

Century Bank/Century Commercial Bancorp, Inc.

At the MIDPOINT

1. Gross Offering Proceeds
Offering proceeds (1)	$23,000,000
Less: Estimated offering expenses	1,287,000

Net offering proceeds	$21,713,000

2. Generation of Additional Income
Net offering proceeds	$21,713,000
Less: Stock-based benefit plans (2)	4,246,563

Net offering proceeds invested	$17,466,437
Investment rate, after taxes	2.71%
Earnings increase - return on proceeds invested	$472,642
Less: Estimated cost of ESOP borrowings	0
Less: Amortization of ESOP borrowings, net of taxes	98,096
Less: Stock-based incentive plan expense, net of taxes	168,164
Less: Option expense, net of applicable taxes	285,203

Net earnings increase (decrease)	$(78,821)

3. Comparative Pro Forma Earnings

	Regular	Core
Before conversion -12 months ended 09/30/07	$1,823,000	$1,677,000
Net earnings increase	(78,821)	(78,821)

After conversion	$1,744,179	$1,598,179

4. Comparative Pro Forma Net Worth (3)

	Total	Tangible
Before conversion	$34,999,000	$19,864,000
Net cash conversion proceeds	17,466,437	17,466,437

After conversion	$52,465,437	$37,330,437

5. Comparative Pro Forma Assets

Before conversion	$374,277,000
Net cash conversion proceeds	17,466,437

After conversion	$391,743,437

(1)	Represents gross proceeds of public offering.

(2)	Represents ESOP and stock-based incentive plans.

(3)	ESOP and RRP are omitted from net worth.

EXHIBIT 53

KELLER & COMPANY

Columbus, Ohio

614-766-1426

PROJECTED EFFECT OF CONVERSION PROCEEDS

Century Bank/Century Commercial Bancorp, Inc.

At the MAXIMUM

1.	Gross Offering Proceeds

	Offering proceeds (1)	$26,450,000
	Less: Estimated offering expenses	1,319,000

	Net offering proceeds	$25,131,000
2.	Generation of Additional Income

	Net offering proceeds	$25,131,000
	Less: Stock-based benefit plans (2)	4,591,563

	Net offering proceeds invested	$20,539,437
	Investment rate, after taxes	2.71%
	Earnings increase - return on proceeds invested	$555,797
	Less: Estimated cost of ESOP borrowings	0
	Less: Amortization of ESOP borrowings, net of taxes	106,065
	Less: Stock-based incentive plan expense, net of taxes	181,826
	Less: Option expense, net of applicable taxes	308,374

	Net earnings increase (decrease)	$(40,468)

3.	Comparative Pro Forma Earnings

		Regular	Core
	Before conversion -12 months ended 09/30/07	$1,823,000	$1,677,000
	Net earnings increase	(40,468)	(40,468)

	After conversion	$1,782,532	$1,636,532

4.	Comparative Pro Forma Net Worth (3)

		Total	Tangible
	Before conversion - 09/30/07	$34,999,000	$19,864,000
	Net cash conversion proceeds	20,539,437	20,539,437

	After conversion	$55,538,437	$40,403,437

5.	Comparative Pro Forma Assets

	Before conversion - 09/30/07	$374,277,000
	Net cash conversion proceeds	20,539,437

	After conversion	$394,816,437

(1)	Represents gross proceeds of public offering.

(2)	Represents ESOP and stock-based incentive plans.

(3)	ESOP and RRP are omitted from net worth.

EXHIBIT 54

KELLER & COMPANY

Columbus, Ohio

614-766-1426

PROJECTED EFFECT OF CONVERSION PROCEEDS

Century Bank/Century Commercial Bancorp, Inc.

At the Maximum, as adjusted

1.	Gross Offering Proceeds

	Offering proceeds (1)	$30,417,500
	Less: Estimated offering expenses	1,356,000

	Net offering proceeds	$29,061,500

2.	Generation of Additional Income

	Net offering proceeds	$29,061,500
	Less: Stock-based benefit plans (2)	4,988,313

	Net offering proceeds invested	$24,073,187
	Investment rate, after taxes	2.71%
	Earnings increase - return on proceeds invested	$651,420
	Less: Estimated cost of ESOP borrowings	0
	Less: Amortization of ESOP borrowings, net of taxes	115,230
	Less: Stock-based incentive plan expense, net of taxes	197,537
	Less: Option expense, net of applicable taxes	335,020

	Net earnings increase (decrease)	$3,633

3.	Comparative Pro Forma Earnings

		Regular	Core
	Before conversion -12 months ended 09/30/07	$1,823,000	$1,677,000
	Net earnings increase	3,633	3,633
	After conversion	$1,826,633	$1,680,633

4.	Comparative Pro Forma Net Worth (3)

		Total	Tangible
	Before conversion - 09/30/07	$34,999,000	$19,864,000
	Net cash conversion proceeds	24,073,187	24,073,187

	After conversion	$59,072,187	$43,937,187

5.	Comparative Pro Forma Assets
	Before conversion - 09/30/07	$374,277,000
	Net cash conversion proceeds	24,073,187

	After conversion	$398,350,187

(1)	Represents gross proceeds of public offering.

(2)	Represents ESOP and stock-based incentive plans.

(3)	ESOP and RRP are omitted from net worth.

ALPHABETICAL

EXHIBITS

EXHIBIT A

KELLER & COMPANY, INC.

Financial Institution Consultants

555 Metro Place North	614-766-1426
Dublin, Ohio 43017	(fax) 614-766-1459

PROFILE OF THE FIRM

KELLER & COMPANY, INC. is a national consulting firm to financial institutions, serving clients throughout the United States from its office in Dublin, Ohio. Since its inception in 1985, Keller & Company has provided a wide range of consulting services to over 200 financial institutions including banks, thrifts, mortgage companies, insurance companies and holding companies located in twenty-four states and Washington D.C., extending from Oregon to Massachusetts. Keller & Company, Inc. provides a full range of consulting services, including the preparation of business/ strategic plans, market studies, stock valuations, ESOP valuations, de novo charter applications, fairness opinions, incentive compensation plans, etc. Keller also serves as advisor in connection with branch purchase/sale transactions and merger/acquisition transactions. Keller & Company, Inc. is also active in the completion of loan reviews, director and management reviews, compliance policies and responses to regulatory comments.

Keller & Company, Inc. is one of the leading conversion appraisal firms in the U.S. and is online for daily bank and thrift pricing data and ratios for every publicly-traded financial institution in the U.S. Keller & Company, Inc. is on-line for financial data and ratios for every bank and thrift in the U.S. Our data base is SNL Financial. Keller & Company is an affiliate member of numerous trade organizations including American Bankers Association and America’s Community Bankers.

Each of the firm’s senior consultants has over thirty years front line experience and accomplishment in various areas of the financial institution and real estate industries. Each consultant provides to clients distinct and diverse areas of expertise. Specific services and projects have included financial institution charter and deposit insurance applications, market studies, institutional mergers and acquisitions, branch sales and acquisitions, operations and performance analyses, business plans, strategic planning, financial projections and modeling, stock valuations, fairness opinions, conversion appraisals, capital plans, policy development and revision, lending, underwriting and investment criteria, data processing and management information systems, and incentive compensation programs.

It is the goal of Keller & Company to provide specific and ongoing services that are pertinent and responsive to the needs of the individual client institution within the changing industry environment, and to offer those services at reasonable fees on a timely basis. In recent years, Keller & Company has become one of the leading bank consulting firms in the nation.

EXHIBIT A

CONSULTANTS IN THE FIRM

MICHAEL R. KELLER has over thirty years experience as a consultant to the financial institution industry. Immediately following his graduation from college, Mr. Keller took a position as an examiner of financial institutions in northeastern Ohio with a focus on Cleveland area institutions. After working two years as an examiner, Mr. Keller entered Ohio State University full time to obtain his M.B.A. in Finance.

Mr. Keller then worked as an associate for a management consulting firm specializing in services to financial institutions immediately after receiving his M.B.A. During his eight years with the firm, he specialized in mergers and acquisitions, branch acquisitions and sales, branch feasibility studies, stock valuations, charter applications, and site selection analyses. By the time of his departure, he had attained the position of vice president, with experience in almost all facets of banking operations.

Prior to forming Keller & Company, Mr. Keller also worked as a senior consultant in a larger consulting firm. In that position, he broadened his activities and experience, becoming more involved with institutional operations, business and strategic planning, regulatory policies and procedures, performance analysis, conversion appraisals, and fairness opinions. Mr. Keller established Keller & Company in November 1985 to better serve the needs of the financial institution industry.

Mr. Keller graduated from the College of Wooster with a B. A. in Economics in 1972, and later received an M.B.A. in Finance in 1976 from the Ohio State University where he took numerous courses in corporate stock valuations.

EXHIBIT A

Consultants in the Firm (cont.)

JOHN A. SHAFFER has over thirty years experience in banking, finance, real estate lending, and development.

Following his university studies, Mr. Shaffer served as a lending officer for a large real estate investment trust, specializing in construction and development loans. Having gained experience in loan underwriting, management and workout, he later joined Chemical Bank of New York and was appointed Vice President for Loan Administration of Chemical Mortgage Company in Columbus, Ohio. At Chemical, he managed all commercial and residential loan servicing, administering a portfolio in excess of $2 billion. His responsibilities also included the analysis, management and workout of problem commercial real estate loans and equity holdings, and the structuring, negotiation, acquisition and sale of loan servicing, mortgage and equity securities and real estate projects. Mr. Shaffer later formed and managed an independent real estate and financial consulting firm, serving corporate and institutional clients, and also investing in and developing real estate.

Mr. Shaffer’s primary activities and responsibilities have included financial analysis, projection and modeling, asset and liability management, real estate finance and development, loan management and workout, organizational and financial administration, budgeting, cash flow management and project design.

Mr. Shaffer graduated from Syracuse University with a B.S. in Business Administration, later receiving an M.B.A. in Finance and a Ph.D. in Economics from New York University.

EXHIBIT B

RB 20

CERTIFICATION

I hereby certify that I have not been the subject of any criminal, civil or administrative judgments, consents, undertakings or orders, or any past administrative proceedings (excluding routine or customary audits, inspections and investigation) issued by any federal or state court, any department, agency, or commission of the U.S. Government, any state or municipality, any self-regulatory trade or professional organization, or any foreign government or governmental entity, which involve:

(i)	commission of a felony, fraud, moral turpitude, dishonesty or breach of trust;

(ii)	violation of securities or commodities laws or regulations;

(iii)	violation of depository institution laws or regulations;

(iv)	violation of housing authority laws or regulations;

(v)	violation of the rules, regulations, codes or conduct or ethics of a self-regulatory trade or professional organization;

(vi)	adjudication of bankruptcy or insolvency or appointment of a receiver, conservator, trustee, referee, or guardian.

I hereby certify that the statements I have made herein are true, complete and correct to the best of my knowledge and belief.

Conversion Appraiser

12/21/2007
Date	John A. Shaffer

EXHIBIT C

AFFIDAVIT OF INDEPENDENCE

STATE OF OHIO,

COUNTY OF FRANKLIN, ss:

I, John A. Shaffer, being first duly sworn hereby depose and say that:

The fee which I received directly from the applicant, Century Commercial Bancorp, Inc., in the amount of $65,000 for the performance of my appraisal was not related to the value determined in the appraisal and that the undersigned appraiser is independent and has fully disclosed any relationships which may have a material bearing upon the question of my independence; and that any indemnity agreement with the applicant has been fully disclosed.

Further, affiant sayeth naught.

JOHN A. SHAFFER

Sworn to before me and subscribed in my presence this 21st day of December 2007.

JANET M. MOHR Notary Public, State of Ohio My Commission Expires 12/2/2012	NOTARY PUBLIC